Registration No. 333-88524
      As filed with the Securities and Exchange Commission on May 30, 2002

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            -------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                           TELEX COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                             3669                                 38-1853300
   (State or Other Jurisdiction       (Primary Standard Industrial                 (I.R.S. Employer
 of Incorporation or Organization)      Classification Code Number)               Identification No.)

                               ------------------
                           12000 Portland Avenue South
                           Burnsville, Minnesota 55337
                                 (952) 884-4051
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                               ------------------
                                Kristine L. Bruer
                     General Counsel and Assistant Secretary
                           Telex Communications, Inc.
                           12000 Portland Avenue South
                           Burnsville, Minnesota 55337
                                 (952) 884-4051
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------
                                 With a Copy to:
                             Ronald R. Jewell, Esq.
                                     Dechert
                              30 Rockefeller Plaza
                               New York, NY 10112
                                 (212) 698-3589
                               ------------------
         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



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                                   PROSPECTUS

                                OFFER TO EXCHANGE

                     13% Senior Subordinated Discount Notes
                           due 2006, Series A, for all
                       outstanding 13% Senior Subordinated
                             Discount Notes due 2006

                                       of

                           TELEX COMMUNICATIONS, INC.

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                         July 2, 2002, UNLESS EXTENDED.

                           --------------------------

         We are offering to exchange (the "Exchange Offer") 13% Senior Subordinated Discount Notes due 2006, Series A (the "New Notes"), in the aggregate principal amount at scheduled maturity of $105,100,502 for a like principal amount of our outstanding 13% Senior Subordinated Discount Notes due 2006 (the "Existing Notes"). The terms of the Exchange Offer are as follows:

         We will accept for exchange all Existing Notes that are validly tendered and not withdrawn prior to the expiration of the Exchange Offer.

         You may withdraw tenders of your Existing Notes at any time prior to the expiration of the Exchange Offer.

         We believe that the exchange of your Existing Notes will not be a taxable event for U.S. federal income tax purposes, but you should see "Certain U.S. Federal Income Tax Considerations" for more information.

         We will not receive any proceeds from the Exchange Offer.

         The terms of the New Notes are substantially identical to the Existing Notes, except that the New Notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights applicable to the Existing Notes do not apply to the New Notes.

                           --------------------------


See "Risk Factors" beginning on page 11 for a discussion of risks that you should consider prior to tendering your Existing Notes.


                           --------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is May 31, 2002.

                                                 Table of Contents


                                                      Page                                                     Page
                                                      ----                                                     ----
Industry and Market Data............................   ii     Certain Relationships and Related
Forward-Looking Statements..........................  iii      Transactions..................................   65
Summary.............................................    1     Description of Certain Other Indebtedness......   67
Risk Factors........................................   11     Description of the Notes.......................   69
Use of Proceeds.....................................   19     Global Notes; Book-Entry Settlement
Capitalization......................................   20        and Clearance...............................  112
Selected Financial Data.............................   21     Exchange and Registration Rights
Management's Discussion and Analysis                             Agreement...................................  114
   of Financial Condition and Results of                      Certain U.S. Federal Income Tax
   Operations.......................................   25        Consequences................................  115
The Exchange Offer..................................   38     Plan of Distribution...........................  117
Business............................................   47     Legal Matters..................................  118
Management..........................................   58     Experts........................................  118
Security Ownership of Certain                                 Where You Can Find More Information............  119
   Beneficial Owners and Management.................   63     Index to Consolidated Financial
                                                                 Statements..................................  F-1

         The information in this prospectus is not complete and may be changed. We may not exchange these securities as described in this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange securities and is not soliciting tenders of Existing Notes in any state where the offer or sale is not permitted.

                           --------------------------

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where the Existing Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                            INDUSTRY AND MARKET DATA

         In this prospectus we rely on and refer to information and statistics regarding the audio, wireless and multimedia communication devices and professional audio sound systems industries. We obtained this information and these statistics from various third-party sources, discussions with our customers and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

                           --------------------------

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, such as statements which relate to our business objectives, plans, strategies, and expectations or describe the potential markets for our products, that are based on management's current opinions, beliefs, or expectations as to future results or future events. The words "believe", "anticipate", "project", "plan", "expect", "intend", "will likely result", "will continue", and similar expressions identify forward-looking statements. While made in good faith and with a reasonable basis based on information currently available to management, we cannot assure you that such opinions, beliefs, or expectations will be achieved or accomplished. Various factors, including those described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus, could cause actual results and events to vary significantly from those expressed in any forward-looking statement. Such types of statements are intended to be "forward-looking statements" for purposes of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and should be read in conjunction with the cautionary statements set forth under the caption "Risk Factors". We are under no obligation to update any forward-looking statements to the extent we become aware that they will not be achieved for any reason.

         The following factors, in addition to those discussed elsewhere in this prospectus, are representative of those factors that could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements:

         the timely development and market acceptance of new products;

         the financial resources of competitors and the impact of competitive products and pricing;

         changes in general and industry specific economic conditions on a national, regional, or international basis;

         changes in laws and regulations, including changes in accounting standards;

         the timing of the implementation of changes in operations to effect cost savings;

         opportunities that may be presented to and pursued by us;

         our ability to access external sources of capital; and

         such risks and uncertainties as are detailed from time to time in our reports and filings with the Securities and Exchange Commission.

                           --------------------------

         You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

         We have not undertaken any action to permit a public offering of the securities offered by this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities offered by this prospectus and the distribution of this prospectus outside of the United States.

                                     SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the financial statements and related notes and the risks of investing discussed under "Risk Factors", before investing.

         In this prospectus, "Company", "we", "our", "us" and "Telex" refer to Telex Communications, Inc. With respect to the descriptions of our business contained in this prospectus, such terms refer to Telex Communications, Inc. and our subsidiaries.

                        Background of the Exchange Offer

         On November 21, 2001, in connection with our restructuring (the "Restructuring"), we issued $105,100,502 aggregate principal amount of our Existing Notes. We issued the Existing Notes in exchange (the "Restructuring Exchange Offer") for an aggregate principal amount of $224,450,000 of our 10-1/2% Senior Subordinated Notes Due 2007 and 11% Senior Subordinated Notes Due 2007 (together, the "2007 Notes"). In connection with that exchange, we entered into an Exchange and Registration Rights Agreement for the benefit of the holders of the 2007 Notes who tendered their 2007 Notes in the Restructuring Exchange Offer. We agreed, in the Exchange and Registration Rights Agreement, to complete a further exchange offer for the Existing Notes. As required by the Exchange and Registration Rights Agreement, we are offering to exchange New Notes registered under the Securities Act of 1933, as amended, for a like aggregate principal amount of the Existing Notes. You are entitled to exchange your Existing Notes for New Notes. We urge you to read the discussions under the headings "The Exchange Offer" and "The New Notes" in this summary for further information regarding the Exchange Offer and the New Notes.

                                Company Overview

         Telex Communications, Inc. is a leader in the design, manufacture and marketing of sophisticated audio, wireless and multimedia communications equipment to commercial, professional and industrial customers. Telex has two business segments: Professional Sound and Entertainment and Multimedia/Audio Communications. See "Business--Products and Services" and Note 13 of Notes to Consolidated Financial Statements". We provide high value-added communications products designed to meet the specific needs of customers in commercial, professional and industrial markets, and, to a lesser extent, in the retail consumer electronics market. We offer a comprehensive range of products worldwide for professional audio systems as well as for multimedia and other communications product markets, including wired and wireless microphones, wired and wireless intercom systems, mixing consoles, signal processors, amplifiers, loudspeaker systems, headphones and headsets, audio duplication products, Talking Book Players, antennas, land mobile communication systems, personal computer speech recognition and speech dictation microphone systems, and wireless assistive listening systems. Our products are used in airports, theaters, sports arenas, concert halls, cinemas, stadiums, convention centers, television and radio broadcast studios, houses of worship and other venues where music or speech is amplified or transmitted, and by professional entertainers, television and radio on-air talent, airline pilots and the hearing impaired in order to facilitate speech or communications.

         We are a Delaware corporation, with principal executive offices located at 12000 Portland Avenue South, Burnsville, Minnesota 55337. Our telephone number is 952.884.4051. Our World Wide Web site address is www.telex.com. The information in our web site is not part of this prospectus.

                               The Exchange Offer

New  Notes  Offered..................     13% Senior Subordinated Discount Notes
                                          due 2006,  Series A, in the  aggregate
                                          principal amount at scheduled maturity
                                          of $105,100,502.  The terms of the New
                                          Notes  and  the  Existing   Notes  are
                                          identical  in all  material  respects,
                                          except for transfer  restrictions  and
                                          registration  rights  relating  to the
                                          Existing Notes.

                                          The  deemed  issue  price  of the  New
                                          Notes  will be the same as the  deemed
                                          issue price of the Existing Notes, and
                                          the "Accreted  Value" of the New Notes
                                          (see      "Description      of     the
                                          Notes--Certain  Definitions")  will be
                                          calculated  commencing  as of November
                                          21,  2001,  which is the date on which
                                          the Existing Notes were deemed to have
                                          been issued.  Existing  Notes accepted
                                          for  exchange  will  cease to  accrete
                                          from   and    after    the   date   of
                                          consummation  of the  Exchange  Offer.
                                          The  aggregate  Accreted  Value of the
                                          Existing  Notes as of March  31,  2002
                                          was  $58,717,421.  Holders of Existing
                                          Notes   whose   Existing   Notes   are
                                          accepted for exchange will not receive
                                          any payment for any Accreted  Value of
                                          the Existing  Notes and will be deemed
                                          to have waived their rights to receive
                                          any  Accreted  Value  of the  Existing
                                          Notes.

The Exchange Offer...................     We are  offering  the New Notes to you
                                          in  exchange  for  a  like   principal
                                          amount of Existing Notes. We intend by
                                          the  issuance  of  the  New  Notes  to
                                          satisfy our  obligations  contained in
                                          the Exchange and  Registration  Rights
                                          Agreement.     See    "Exchange    and
                                          Registration Rights Agreement".


Expiration Date; Withdrawal of Tender.    The Exchange Offer will expire at 5:00
                                          p.m., New York City time, on  July  2,
                                          2002,  or such  later date and time to
                                          which it may be  extended  by us.  The
                                          tender of Existing  Notes  pursuant to
                                          the Exchange Offer may be withdrawn at
                                          any time prior to the expiration  date
                                          of the  Exchange  Offer.  Any Existing
                                          Notes not  accepted  for  exchange for
                                          any reason  will be  returned  without
                                          expense   to  the   tendering   holder
                                          thereof  as  promptly  as  practicable
                                          after the expiration or termination of
                                          the Exchange Offer.

Conditions to the Exchange Offer.....     Our obligation to accept for exchange,
                                          or to issue New Notes in exchange for,
                                          any  Existing   Notes  is  subject  to
                                          customary   conditions   relating   to
                                          compliance  with any applicable law or
                                          any applicable  interpretation  by the
                                          staff of the  Securities  and Exchange
                                          Commission,   the   receipt   of   any
                                          applicable  governmental approvals and
                                          the   absence   of  any   actions   or
                                          proceedings of any governmental agency
                                          or court which could materially impair
                                          our ability to consummate the Exchange
                                          Offer.  We currently  expect that each
                                          of the  conditions  will be  satisfied
                                          and that no waivers will be necessary.
                                          See "The Exchange  Offer--  Conditions
                                          to the Exchange Offer".

Procedures for Tendering
Existing Notes.......................     If  you  wish  to  participate  in the
                                          Exchange   Offer   and   tender   your
                                          Existing  Notes,  you  must  complete,
                                          sign   and   date   the    letter   of
                                          transmittal,  or a  facsimile  of  the
                                          letter of  transmittal,  in accordance
                                          with   its    instructions   and   the
                                          instructions in this  prospectus,  and
                                          mail or  otherwise  deliver the letter
                                          of  transmittal,   or  the  facsimile,
                                          together  with the Existing  Notes and
                                          any other required  documentation,  to
                                          the exchange  agent at the address set
                                          forth  in this  prospectus.  See  "The
                                          Exchange   Offer --   Procedures   for
                                          Tendering Existing Notes".

Use of Proceeds......................     We will not receive any proceeds  from
                                          the Exchange Offer.

Exchange Agent.......................     BNY Midwest  Trust  Company is serving
                                          as the  Exchange  Agent in  connection
                                          with the Exchange Offer.

Record Date..........................     We  mailed  this  prospectus  and  the
                                          related  Exchange  Offer  documents to
                                          registered  holders  of  the  Existing
                                          Notes on May 31, 2002.

Federal Income Tax Consequences......     We believe  that the  exchange  of New
                                          Notes  pursuant to the Exchange  Offer
                                          will not be a  taxable  event for U.S.
                                          federal   income  tax  purposes.   See
                                          "Certain  U.S.   Federal   Income  Tax
                                          Consequences".

Effect of Not Tendering..............     If a holder of Existing Notes does not
                                          exchange  the  Existing  Notes for New
                                          Notes  according  to the  terms of the
                                          Exchange  Offer,  the  Existing  Notes
                                          will  continue  to be  subject  to the
                                          restrictions on transfer  contained in
                                          the  legend  printed  on the  Existing
                                          Notes. In general,  the Existing Notes
                                          may not be  offered  or  sold,  unless
                                          registered  under the Securities  Act,
                                          except under an exemption  from, or in
                                          a  transaction  not  subject  to,  the
                                          Securities  Act and  applicable  state
                                          securities  laws.  Holders of Existing
                                          Notes  do not have  any  appraisal  or
                                          dissenters'  rights under the Delaware
                                          General  Corporation Law in connection
                                          with  the  exchange  offer.  See  "The
                                          Exchange     Offer--Consequences    of
                                          Failure  to  Exchange;  Resales of New
                                          Notes".


                       Consequences of the Exchange Offer

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we believe that holders of Existing Notes (other than any holder who is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act) who exchange their Existing Notes for New Notes pursuant to the Exchange Offer generally may offer the New Notes for resale, resell the New Notes and otherwise transfer the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

         the New Notes are acquired in the ordinary course of the holders' business;

         the holders have no arrangement with any person to participate in a distribution of the New Notes; and

         neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes.

     Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution". In addition, to comply with the securities laws of applicable jurisdictions, the New Notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or in compliance with an available exemption from registration or qualification. We have agreed, pursuant to the Exchange and Registration Rights Agreement and subject to limitations specified in the Exchange and Registration Rights Agreement, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions as any holder of the New Notes reasonably requests in writing.

                                  The New Notes

     The terms of the New Notes and the Existing Notes are identical in all material respects, except for transfer restrictions and registration rights relating to the Existing Notes.

Issuer...............................     Telex Communications, Inc.

Maturity Date........................     November 15, 2006.

Interest Payment Dates...............     May 15 and November 15,  subsequent to
                                          November  15,  2006  if the  principal
                                          amount  is not  paid on  November  15,
                                          2006.  No  interest  is payable on the
                                          New Notes on or prior to November  15,
                                          2006.

Optional Redemption..................     Except as set forth below,  we may not
                                          at our  option  redeem  the New  Notes
                                          before  September  15,  2003.  On  and
                                          after that date, we may redeem the New
                                          Notes  in whole at any time or in part
                                          from  time to  time  at the  following
                                          redemption    prices    expressed   in
                                          percentages of "Accreted  Value" as of
                                          the  redemption   date,  plus  accrued
                                          interest,  if any,  to the  redemption
                                          date  (subject to the right of holders
                                          of record on the relevant  record date
                                          to receive interest due on the related
                                          interest  payment  date),  if redeemed
                                          during the 12-month  period  beginning
                                          on or after  September 15 of the years
                                          set forth below:

                                          Period                Redemption Price

                                          2003................. 106.5000%
                                          2004................. 104.3333%
                                          2005................. 102.1667%
                                          2006 and thereafter.. 100.0000%

                                          Notwithstanding the foregoing,  at any
                                          time  and from  time to time  prior to
                                          September  15, 2003, we may redeem New
                                          Notes which represent in the aggregate
                                          up  to   33-1/3%   of   the   original
                                          aggregate  principal amount of the New
                                          Notes  payable  as of  the  "Scheduled
                                          Maturity  Date" with the  proceeds  of
                                          one or more "Public Equity  Offerings"
                                          by our company  following  which there
                                          is a "Public Market",  at a redemption
                                          price equal to 113% of Accreted  Value
                                          as of the redemption  date;  provided,
                                          however,  that at least 66-2/3% of the
                                          original aggregate principal amount of
                                          the  Securities   payable  as  of  the
                                          Scheduled  Maturity  Date must  remain
                                          outstanding     after     each    such
                                          redemption.

                                          At any time on or  prior to  September
                                          15, 2006,  we may redeem the New Notes
                                          as a  whole  at our  option  upon  the
                                          occurrence of a "Change of Control" at
                                          a  redemption  price  equal to 100% of
                                          the  Accreted  Value  thereof plus the
                                          "Applicable   Premium"   as   of   the
                                          Redemption Date.

Change of Control....................     Upon a "Change of Control", any holder
                                          of New  Notes  will  have  the  right,
                                          subject    to    certain    conditions
                                          specified in the  Indenture,  to cause
                                          us to  repurchase  all or any  part of
                                          the  New  Notes  of such  holder  at a
                                          purchase  price in cash  equal to 101%
                                          of the Accreted Value of the New Notes
                                          to  be  repurchased  to  the  date  of
                                          repurchase as provided in, and subject
                                          to the terms of, the Indenture.

Ranking..............................     The  New  Notes  are  subordinated  to
                                          "Senior  Indebtedness"  as  defined in
                                          the Indenture. See "Description of the
                                          Notes--Certain  Definitions".  To  the
                                          extent   provided  in  the  Indenture,
                                          Senior   Indebtedness   must  be  paid
                                          before the New Notes may be paid.  The
                                          New Notes and the Existing  Notes rank
                                          pari passu and rank senior to the 2007
                                          Notes.

                                          As  of   March   31,   2002,   we  had
                                          outstanding  Senior  Indebtedness with
                                          an  aggregate   redemption   value  of
                                          approximately   $133.3  million.   The
                                          maximum amount of Senior  Indebtedness
                                          permitted    under    the    Indenture
                                          governing   the  New   Notes  is  $120
                                          million     principal     amount    of
                                          indebtedness  under our senior secured
                                          credit  facility (which is referred to
                                          in the Indenture as the "Senior Credit
                                          Facility"),   $20  million   principal
                                          amount (plus accrued interest added to
                                          principal) of our Amended and Restated
                                          18%   Adjusted   Interest  PIK  Senior
                                          Secured  Notes (the  "Tranche A Senior
                                          Secured   Notes"),   and  $10  million
                                          principal    amount   (plus    accrued
                                          interest  added to  principal)  of our
                                          Amended and  Restated  19.5%  Adjusted
                                          Interest PIK Senior Secured Notes (the
                                          "Tranche B Senior Secured Notes").  We
                                          refer to the Tranche A Senior  Secured
                                          Notes and the Tranche B Senior Secured
                                          Notes together as the "Senior  Secured
                                          Notes".

Certain Covenants....................     The  New  Notes  are  governed  by  an
                                          Indenture (the  "Indenture")  with BNY
                                          Midwest Trust Company, as trustee. The
                                          Indenture,    among   other    things,
                                          restricts our ability to:

                                            incur additional indebtedness;
                                            pay  dividends  and redeem  stock or
                                            redeem subordinated debt;
                                            enter into  agreements that restrict
                                            dividends      from       restricted
                                            subsidiaries;
                                            sell assets;
                                            enter   into    transactions    with
                                            affiliates;
                                            incur or  permit  to  exist  certain
                                            liens;
                                            sell  capital  stock  of  restricted
                                            subsidiaries; and
                                            merge or consolidate.

                                          The covenants listed above are subject
                                          to certain  exceptions and limitations
                                          described in the Indenture.

     For a more detailed discussion of the New Notes, see "Description of the Notes".

     You should refer to the section entitled "Risk Factors" for an explanation of certain risks in investing in the New Notes.

                      Summary of Historical Financial Data

     The following summary financial data as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 are derived from our consolidated financial statements included elsewhere in this prospectus, which have been audited by Arthur Andersen LLP, independent public accountants, and should be read in conjunction with such consolidated financial statements and the related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     The following summary financial data for the three months ended March 31, 2002 and 2001 are derived from the unaudited consolidated financial statements and include, in the opinion of management, all normal recurring adjustments necessary to present fairly the data for such periods. The pro forma financial data are derived from the Unaudited Pro Forma Consolidated Financial Information and the related notes. The pro forma information does not purport to represent what the results would have been if the debt restructuring had occurred at the beginning of the pro forma period nor does such information purport to project the results for any future period. The summary financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Selected Financial Data" and the consolidated financial statements and notes included elsewhere in this prospectus.

                                                                                            Three Months Ended
                                            Fiscal Year Ended December 31,                      March 31,
                                  ----------------------------------------------------    -----------------------
                                                                               Pro
                                                                              Forma
                                     1999           2000         2001        2001(e)        2001         2002
                                  -----------     ---------    ---------    ----------    ----------   ----------
                                                           (in millions, except ratios)
  Statement of Operations Data:
  Net sales....................   $  346.1        $ 328.9      $ 284.5      $  284.5       $   72.3     $   67.9
  Cost of sales................      219.4          204.1        185.1         185.1           45.2         40.7
                                  -----------     ---------    ---------    ----------     ----------   ----------
  Gross profit.................      126.7          124.8         99.4          99.4           27.1         27.2

  Engineering..................       14.9           14.1         12.7          12.7            3.5          2.9

  Selling, general and
    administrative.............       88.6           87.8         86.5          86.5           22.7         17.5

  Restructuring charges........       (2.1)           8.8(b)      11.5(b)       11.5           --           --

  Corporate charges............        1.7            1.7          1.7           1.7            0.4          0.4
  Amortization of goodwill and
    other intangibles..........       12.0            2.2          2.2           2.2            0.5          0.1
                                  -----------     ---------    ---------    ----------    ----------   ----------
  Operating profit (loss)......       11.6           10.2        (15.2)        (15.2)          --            6.3

  Interest expense.............       36.7           36.0         38.0          21.1(f)         9.4          6.1


  Other income ................       (6.7)         (10.0)        (1.0)         (1.0)          (0.2)        (1.1)

                                  -----------     ---------    ---------    ----------    ----------   ----------
  Loss before income taxes and
    extraordinary item.........      (18.4)         (15.8)       (52.2)        (35.3)          (9.2)         1.3

  Provision for income taxes...        4.0            2.2          2.7           2.7            0.5          0.8
                                  -----------     ---------    ---------    ----------    ----------   ----------

  Income (loss) before
     extraordinary item........      (22.4)         (18.0)       (54.9)     $  (38.0)          (9.7)         0.5
                                                                            ==========
  Extraordinary gain on
    early extinguishment of debt      --             --          115.9(c)                      --           --
                                  -----------     ---------    ---------                  ----------   ----------

  Net income (loss)............   $  (22.4)       $  (18.0)    $  61.0                    $    (9.7)   $     0.5
                                  ===========     =========    =========                  ==========   ==========

  Financial Data:
  EBITDA(a)....................   $   33.6        $  27.9(b)   $   3.4(b)   $    3.4(b)   $     4.0       $  8.1

  EBITDA margin (% of net sales)       9.7%           8.5%                       1.2%           5.5%        11.9%
  Ratio of Earnings to Fixed
     Charges(d)................        --             --           --            --             --           1.22x
  Capital expenditures.........   $    8.4        $  11.6      $   6.1      $    6.1       $    2.4     $    0.7

                                              December 31,
                                  --------------------------------------                         March 31,
                                     1999           2000         2001                              2002
                                  -----------     ---------    ---------                        ------------
                                                                  (in millions)
  Balance Sheet Data:
  Working capital..........       $   51.1        $   7.4         $   27.1                      $     31.8
  Total assets.............          262.0          223.7            187.6                           193.4
  Long term debt, less current
    maturities.............          312.2          279.2            147.4                           147.5
  Shareholders' deficit....         (154.5)        (175.4)           (40.0)                          (39.9)

Notes to Summary Historical Financial Data

(a)  EBITDA represents operating profit or loss before interest expense,  income taxes, and depreciation and amortization expense. EBITDA is included because such information is considered by certain investors to be an additional  basis on which to evaluate our ability to pay interest,  repay debt, and make capital expenditures.  Excluded from EBITDA are interest expense,  income taxes,  depreciation and amortization expense,  each of which can significantly  affect our results of operations and liquidity and should be considered  in evaluating  our  financial  performance.  EBITDA is not a measure of  performance  under generally accepted accounting  principles and is not intended to represent and should not be considered more  meaningful  than, or as an  alternative  to,  measures of operating  performance as determined in accordance  with  generally  accepted  accounting  principles.  Moreover,  EBITDA is not a standardized measure and may be calculated in a number of ways.

                                                      9

(b) Included in the restructuring charges for the year ended December 31, 2000 is a $4.3 million charge attributed to impairment of goodwill and fixed assets and for the year ended December 31, 2001 is a $7.4 million charge attributed to impairment of fixed assets. The reported EBITDA for the respective periods excludes this impairment charge.

(c) As part of our debt restructuring in November 2001, we recorded $115.9 million of extraordinary gain in our statement of operations and, for the senior subordinated notes exchanged by related parties, recorded the related $52.7 million of gain as contributed capital in the statement of shareholders' deficit.

(d) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges for this purpose include interest expense, capitalized interest, amortization of deferred financing costs and one-third of operating lease payments which are deemed to be representative of the interest factor. Earnings for fiscal years ended December 31, 1999, 2000, 2001 and pro forma 2001, and for three months ended March 31, 2001 were inadequate to cover fixed charges by $18.4 million, $15.8 million, $52.2 million, $35.3 million and $9.2 million, respectively.

(e) The pro forma statement of operations for the fiscal year ended December 31, 2001 gives effect to the debt restructuring as though it had occurred as of January 1, 2001, the beginning of the fiscal year. The pro forma information does not purport to be indicative of the financial condition or the results that would have actually been obtained had such debt restructuring been consummated at the beginning of the fiscal year, nor is it indicative of the results of operations or financial condition for any future period or date.

(f) Amount shown is reduced by the net pro forma interest expense decrease due to the debt restructuring, assuming the debt restructuring occurred as of January 1, 2001 (in millions):


                                                                                   Fiscal Year
                                                                                   Ended
                                                                                   December 31,
                                                                                   2001*
                                                                                   ---------------

         Elimination of interest on exchanged 2007 Notes........................   $   (21.4)
         Elimination of amortization of deferred financing costs related to the
         exchanged 2007 Notes...................................................        (5.5)
         Incremental interest expense, inclusive of amortization of deferred
         financing costs, relating to the Existing Notes........................         7.7
         Incremental interest expense, inclusive of amortization of deferred
         financing costs, relating to the Tranche B Senior Secured Notes........         2.3
                                                                                   ---------------
              Net pro forma interest expense decrease...........................   $   (16.9)
                                                                                   ===============


         * Represents the incremental pro forma expense for the period January 1, 2001 to November 21, 2001, the period prior to the debt restructuring.

                                  RISK FACTORS

     Our business involves a number of risks, some of which are beyond our control. You should carefully consider each of the risks and uncertainties we describe below and all of the other information in this prospectus before making an investment decision. The risks and uncertainties we describe below are not the only ones we face. Additional risks and uncertainties that we do not currently know or that we currently believe to be immaterial may also adversely affect our business.

     The statements under this caption are intended to serve as cautionary statements within the meaning of the Section 27A of the Securities Act and
Section 21E of the Securities Exchange Act and should be read in conjunction with the forward-looking statements in this prospectus. Various factors, including those described in this section and elsewhere in this prospectus, could cause actual results and events to vary significantly from those expressed in any forward-looking statement. The following information is not intended to limit in any way the characterization of other statements or information in this prospectus as cautionary statements for such purpose. See "Forward-Looking Statements".

Risks Relating to Our Business

     We are highly leveraged and may have difficulty satisfying our obligations under our debt.

     We are highly leveraged. In 2001 we defaulted on certain covenants related to our Senior Credit Facility, the Tranche A Senior Secured Notes and the 2007 Notes, had to incur additional indebtedness to meet our liquidity needs, and subsequently completed a debt restructuring. See Note 7 to the Consolidated Financial Statements included elsewhere in this prospectus. We will need to improve our operating performance in 2002, including realizing the benefits from the 2001 restructurings, most of which will be fully implemented by the end of the second quarter of 2002, to improve our cash flow to meet our liquidity needs. Our high degree of leverage could have important consequences, including but not limited to the following:

         our ability to obtain additional financing for working capital, capital
         expenditures,   acquisitions,  general  corporate  purposes,  or  other
         purposes may be impaired in the future;

         a substantial portion of our cash flow from operations must be dedicated to debt service, thereby reducing the funds available to us for other purposes, including product development and marketing; and

         our flexibility to adjust to changing market conditions and the ability to withstand competitive pressures could be limited, and we may be more vulnerable to a downturn in general economic conditions or our business, or we may be unable to implement capital spending that is important to our growth strategy.

Our ability to repay or to refinance our obligations with respect to our indebtedness will depend on our financial and operating performance, which, in turn, is subject to prevailing economic and competitive conditions and to certain financial, business, and other factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, product prices, the response of competitors, regulatory developments, and delays in implementing strategic projects.

     We are subject to covenants in connection with various instruments regarding our debt. Our failure to comply with these covenants could put us in default.

     Our Senior Credit Facility, the Senior Secured Notes and the Indentures governing the Existing Notes and the New Notes contain a number of significant covenants that will restrict our operations and the operation of our subsidiaries. Our ability to comply with such covenants and other restrictions may be affected by events beyond our control, including prevailing economic, financial, and industry conditions. The breach of any such covenants or restrictions could result in a default under our Senior Credit Facility, the Senior Secured Notes and the Indentures governing the Existing Notes and the New Notes that would permit the lenders and holders to declare all amounts outstanding to be immediately due and payable, together with accrued and unpaid interest, and the lenders under our Revolving Credit Facility would be able to decline to make further extensions of credit to us. In the event the lenders or the holders of the Existing Notes or the New Notes were to declare us in default, we may not be able to raise sufficient cash to repay the lenders or the holders of the Existing Notes or the New Notes.

     Our ability to compete effectively will be dependent upon our being able to keep pace with our competition in technological innovation.

     Technological innovation and leadership are among the important factors in competing successfully in the professional sound and entertainment and multimedia/audio communications markets. Our future results will depend, in part, upon our ability to make timely and cost-effective enhancements and additions to our technology and to introduce new products that meet customer demands, including products utilizing digital technology, which are increasingly being introduced in the professional audio industry. The success of current and new product offerings is dependent on several factors, including proper identification of customer needs, technological development, cost, timely completion and introduction, differentiation from offerings of our competitors, and market acceptance. Maintaining flexibility to respond to technological and market dynamics may require substantial expenditures. We may not be able to successfully identify and develop new products in a timely manner. Products or technologies developed by others may render our products obsolete or noncompetitive, and constraints in our financial resources may adversely affect our ability to develop and implement technological advances.

     We face significant competition in selling and marketing our products. If we are unable to compete effectively, our results of operations would be adversely affected.

     The  markets  within  the   Professional   Sound  and   Entertainment   and
Multimedia/Audio Communications segments are both highly competitive and fragmented, and we face meaningful competition in both segments and in most of our product categories and markets. While many of our current competitors are generally smaller than we are, some of our competitors are substantially larger and have greater financial resources than we do. As we develop new products and enter new markets we may encounter new competitors, and other manufacturers and suppliers who currently do not offer competing products may enter the markets in which we currently operate. Such new competitors may be larger, offer broader product lines, and have substantially greater financial and other resources than we do. Such competition could negatively affect our pricing and gross margins. Although we have historically competed successfully in our various markets, we may not be able to continue to do so or compete successfully in new markets.

     We are subject to currency and other risks attendant to our international operations.

     Our efforts to increase international sales may be adversely affected by, among other things, changes in foreign import restrictions and regulations, taxes, currency exchange rates, currency and monetary transfer restrictions and regulations, and economic and political changes in the foreign nations in which our products are manufactured and/or sold. Although our international operations have generally been profitable in the past, one or more of these factors could have a material adverse effect on our financial position or results of operations in the future. In addition, we have not registered our significant trademarks in all foreign jurisdictions in which we do business, and attempts at registration in such foreign jurisdictions may not be successful.

     We have substantial assets located outside of the United States, and a substantial portion of our sales and earnings are attributable to operations conducted abroad and to export sales, predominantly in Western Europe and Asia Pacific. Our international operations subject us to certain risks, including increased exposure to currency exchange rate fluctuations. We hedge a portion of our foreign currency exposure by incurring liabilities, including bank debt, denominated in the local currencies of those countries where our subsidiaries are located and manage our currency risk exposure on foreign currency denominated intercompany balances through forward foreign exchange contracts. Our international operations also subject us to certain other risks, including adverse political or economic developments in the foreign countries in which we conduct business, foreign governmental regulation, dividend restrictions, tariffs and potential adverse tax consequences, including payment of taxes in jurisdictions that have higher tax rates than does the United States.

Risks Relating to the Offering

     Your right to receive payments on the New Notes, like the Existing Notes, is junior to our existing Senior Indebtedness and possibly all of our future indebtedness.

     The New Notes, like the Existing Notes, will be subordinated to the prior payment in full of our current and future Senior Indebtedness to the extent set forth in the Indenture. As of March 31, 2002, we had outstanding Senior Indebtedness with an aggregate redemption value of approximately $133.3 million to which the New Notes would have been subordinated. Because of the subordination provisions of the New Notes, in the event of the bankruptcy, liquidation or dissolution of our company or any guarantor, our assets or the assets of the guarantors would be available to pay obligations under the New Notes and our other senior subordinated obligations only after all payments had been made on our Senior Indebtedness. Sufficient assets may not remain after all these payments have been made to make any payments on the New Notes and our other senior subordinated obligations, including payments of interest when due. In addition, all payments on the New Notes will be prohibited in the event of a payment default on our Senior Indebtedness (including borrowings under out senior credit facility) and, for limited periods, upon the occurrence of other defaults under the our senior credit facility.

     The New Notes, like the Existing Notes, are not secured by our assets or the assets of our subsidiaries, and the lenders under our Senior Credit Facility and the holders of the Senior Secured Notes will be entitled to remedies available to a secured lender, which gives them priority over the holders of the New Notes to collect amounts due on our debt.

     In addition to being subordinated to all of our existing and future Senior Indebtedness, the New Notes, like the Existing Notes, will not be secured by any of our assets. Our obligations under the Senior Credit Facility and the Senior Secured Notes are secured by, among other things, mortgages upon substantially all of the real property owned by us in the United States, substantially all of our assets and the assets of each of our existing and subsequently acquired or organized material domestic (and, to the extent no adverse tax consequences will result, foreign) subsidiaries and up to 65% of the capital stock of each of our foreign subsidiaries. If we become insolvent or are liquidated, or if payment under the Senior Credit Facility or the Senior Secured Notes or in respect of any other secured senior indebtedness is accelerated, the lenders under the Senior Credit Facility or the Senior Secured Notes or the holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the senior secured credit facility or the other senior secured debt). Upon the occurrence of any default under the
Senior Credit Facility or the Senior Secured Notes (and even without accelerating the indebtedness under the Senior Credit Facility or the Senior Secured Notes), the lenders under the Senior Credit Facility and the holders of the Senior Secured Notes may be able to prohibit the payment of the New Notes either by limiting our ability to access our cash flow or under the subordination provisions contained in the Indenture governing the New Notes. In addition, we may incur additional secured Senior Indebtedness, the holders of which will also be entitled to the remedies available to a secured lender.

     Restrictions imposed by our Senior Credit Facility, the Senior Secured Notes and the Indenture governing the New Notes limit our ability to engage in or enter into business, operating and financing arrangements, which could prevent us from taking advantage of potentially profitable business opportunities.

     The operating and financial restrictions and covenants in our debt instruments, including the Senior Credit Facility, the Senior Secured Notes and the New Notes, may affect adversely our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. For example, our Senior Credit Facility and the Senior Secured Notes restrict our ability to, among other things:

         incur additional debt;

         pay dividends;

         make certain investments;

         incur or permit to exist certain liens;

         enter into transactions with affiliates;

         merge, consolidate or amalgamate with another company;

         transfer or otherwise dispose of assets;

         redeem subordinated debt;

         incur capital expenditures; and
         incur contingent obligations.

The Indenture governing the New Notes contains similar restrictions. See "Description of New Notes". Our Senior Credit Facility and the Senior Secured Notes also require us to maintain certain financial ratios which become more restrictive over time. Our ability to comply with these ratios may be affected by events beyond our control. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under the Senior Credit Facility and the Senior Secured Notes. In the event of any default under the Senior Credit Facility and the Senior Secured Notes, the lenders under the Senior Credit Facility and the holders of the Senior Secured Notes could elect to declare all borrowings outstanding together with accrued and unpaid interest and other fees, to be due and payable, to require us to apply all of our available cash to repay these borrowings or to prevent us from making debt service payments on the New Notes, any of which would be an event of default under the New Notes. See "Description of the Notes".

     We may not have the ability to raise the funds necessary to finance the Change of Control offer required by the Indenture, which would violate the terms of the New Notes.

     Upon the occurrence of a "Change of Control" as defined in the Indenture, we may be required to offer to repurchase all the New Notes (as well as the Existing Notes that remain outstanding). We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the New Notes upon a Change of Control. In addition, the Senior Credit Facility and the Senior Secured Notes prohibit us from purchasing any New Notes (as well as the Existing Notes and the 2007 Notes that remain outstanding) and provide that the occurrence of a Change of Control constitutes a default. If we do not repay all borrowings under the Senior Credit Facility and the Senior Secured Notes or obtain a consent of our lenders under the Senior Credit Facility and the holders of the Senior Secured Notes to repurchase the New Notes, we will be prohibited from purchasing the New Notes. Our failure to purchase tendered New Notes would constitute a default under the Indenture governing the New Notes, which, in turn, would constitute a default under the Senior Credit Facility. See "Description of the Notes--Change of Control".

     The guarantees may not be enforceable because of fraudulent conveyance laws.

     Under certain circumstances described in the Indenture, we are required to cause certain "Domestic Subsidiaries" to guarantee the Notes and become "Note Guarantors". See "Description of the Notes - Note Guarantees". There are currently no Note Guarantors.

     If a Note Guarantor incurs a Note Guarantee, the Note Guarantee may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case is commenced by or against a Note Guarantor or a lawsuit is commenced by a Note Guarantor's unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time such Note Guarantor incurred a Note Guarantee, such Note Guarantor:

         incurred the Note Guarantee with the intent of hindering, delaying or defrauding current or future creditors; or received less than reasonably equivalent value or fair consideration for incurring the Note Guarantee; and

         such Note Guarantor was insolvent or was rendered insolvent; or was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then such court could avoid the Note Guarantee of such Note Guarantor or subordinate the amounts owing under such Note Guarantee to such Note Guarantor's presently existing or future debt or take other actions detrimental to you.

     It may be asserted that a Note Guarantor incurred its Note Guarantee for our benefit and it incurred the obligations under the Note Guarantee for less than reasonably equivalent value or fair consideration.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

         the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation; or

         the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

     If a Note Guarantee is avoided as a fraudulent conveyance, or found to be unenforceable for any other reason, you will not have a claim against that Note Guarantor and will only be a creditor of us or any Note Guarantor whose obligation was not set aside or found to be unenforceable.

     We will issue the Notes with original issue discount. As a result, you will be required for United States federal income tax purposes to include in your gross income the accretion on the Notes before the receipt of a cash payment on account thereof.

     Original issue discount (the difference between the New Notes' stated redemption price at maturity and their issue price) will accrue from the issue date of the New Notes, and holders of the New Notes generally will be required to include such amounts in gross income for United States federal income tax purposes in advance of their receipt of the cash payments to which the income is attributable. See "Certain United States Federal Tax Considerations--Tax Consequences to U.S. Holders Who Participate in the Exchange Offer--Certain Tax Consequences of Holding the New Notes."

     In the event of our bankruptcy, the claims of holders of the New Notes would not include any unamortized original issue discount.

     If a bankruptcy case is commenced by or against us under the United States Bankruptcy Code after the issuance of the New Notes, the claims of holders of the New Notes may be limited to an amount equal to the sum of (i) the New Notes' issue price, (ii) accrued and unpaid interest thereon through the date of the bankruptcy filing, and (iii) that portion of the original issue discount deemed to have accrued from the issue date through the date of the bankruptcy filing. Any original issue discount deemed not to have accrued as of the date of any such bankruptcy filing would constitute "unmatured interest" and would not be allowed under the Bankruptcy Code. Accordingly, the holder's claim would likely be less than the New Notes' stated redemption price at maturity, and there would be no premium payment for early retirement of the New Notes.

     There is no public trading market for the New Notes and an active trading market may not develop for the New Notes.

     The New Notes are new securities for which there is no established trading market. We do not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

     Failure to tender your Existing Notes for New Notes could limit your ability to resell the Existing Notes.

     The Existing Notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Existing Notes for New Notes in the Exchange Offer, you will not be able to resell, offer to resell or otherwise transfer the Existing Notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the Existing Notes under the Securities Act except in the limited circumstances provided under the Exchange and Registration Rights Agreement. If you want to exchange your Existing Notes in the Exchange Offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Our ability to access capital markets and to timely report financial results and condition could be adversely affected by the indictment of Arthur Andersen LLP.

     Our current independent public accountant is Arthur Andersen LLP. Our access to capital markets and timely financial reporting may be impaired, and we may have to incur significant additional costs, if we are required to engage a new independent accounting firm.

     On March 14, 2002, our independent accounting firm, Arthur Andersen was indicted on federal obstruction of justice charges arising from the federal government's investigation of Enron Corporation. Arthur Andersen has indicated publicly that it intends to contest the indictment. We do not know the ultimate full impact of the indictment on Arthur Andersen. In addition, we do not know whether additional indictments will be brought by the Department of Justice or the consequences of any additional indictments.

     The Securities and Exchange Commission, in a recent release, has stated it will continue to accept audited financial statements and interim financial statements that are audited or reviewed by Arthur Andersen, but, under that release, we will be required to make additional representations to the Commission regarding the Arthur Andersen audit or review process. Those representations are to be based on the representations made to us by Arthur Andersen.

     Our access to the capital markets and our ability to make timely filings with the Commission could be impaired if the Commission ceases accepting financial statements audited by Arthur Andersen, if Arthur Andersen is unable to make the required representations to us, or if for any other reason Arthur Andersen is unable to perform required audit-related services for us. In such a case, we would promptly seek to engage a new independent public accounting firm or take such other actions as may be necessary to enable us to maintain access to the capital markets and to file our financial reports timely. However, we may not be able to implement the needed alternate plans in a timely fashion and to do so might require us to pay significant additional professional fees.

Risks Relating to Our Structure

     Because certain of our significant stockholders and our senior management control us, they will be able to determine the outcome of all matters submitted to our stockholders for approval, regardless of the preferences of the minority stockholders.

     GSCP Recovery, Inc., GSC Partners CDO Fund, Limited, Jefferies & Company, Inc. and certain of our directors and executive officers together own approximately 60% of our outstanding Common Stock. Accordingly, they are able to:

         elect our entire board of directors;

         control our management and policies; and

         determine, without the consent of our other stockholders, the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets.

     GSCP Recovery, Inc., GSC Partners CDO Fund, Limited, and Jefferies & Company, Inc., and our management are also able to prevent or cause a Change in Control of us and will be able to amend our certificate of incorporation and by-laws without the approval of any other of our stockholders.

     Four of our five current directors are affiliated with certain of our principal stockholders and significant holders of the Existing Notes. A sixth, to be nominated after discussions with certain significant holders of the Existing Notes and the New Notes, will fill a current vacancy on the Board of Directors.

     If provisions in our corporate documents and Delaware law delay or prevent a change in control of our company, we may be unable to consummate a transaction that our minority stockholders consider favorable.

     Our certificate of incorporation and by-laws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable by:

         authorizing the issuance of preferred stock, the terms of which may be determined at the sole discretion of the Board of Directors;

         establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at meetings; and

         providing for the establishment of a shareholder rights plan.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the Exchange Offer. In consideration for issuing the New Notes, we will receive in exchange Existing Notes of like principal amount and Accreted Value, the terms of which are identical in all material respects to the New Notes. The Existing Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

     The Existing Notes were issued in our Restructuring in November 2001 in exchange for 2007 Notes which were tendered. An aggregate of $224,450,000 principal amount of the 2007 Notes were tendered and exchanged in the Restructuring Exchange Offer for the Existing Notes. The 2007 Notes surrendered in exchange for the Existing Notes were retired and canceled and cannot be reissued.

                                 CAPITALIZATION

     Our capitalization will not change as a result of the issuance of the New Notes and regardless of the amount of Existing Notes that are tendered. The following table sets forth our capitalization as of March 31, 2002. This table should be read in conjunction with "Selected Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and the related Notes included elsewhere in this prospectus.


                                                                                    March 31, 2002
                                                                                  ------------------
                                                                                   (in thousands)

         Cash and cash equivalents..........................................      $         2,482
                                                                                  ==================

         Debt
            Revolving Lines of Credit(a)....................................      $        22,308
            Senior Term Loans (b)...........................................               74,545
            Tranche A Senior Secured Notes(c)...............................               23,198
            Tranche B Senior Secured Notes(d)...............................               10,218
            Interest-free loan secured by Morrilton, Arkansas
               building(e)..................................................                1,136
            2007 Notes......................................................                  550
            Existing Notes(f)...............................................               46,403
                                                                                  ------------------
               Total Debt                                                         $       178,358
                                                                                  ------------------

         Shareholders' Deficit..............................................      $       (39,904)
                                                                                  ------------------

         Total Capitalization...............................................      $       138,454
                                                                                  ==================

         (a) Represents borrowings of $15,573 under our Senior Credit Facility and $6,735 under our foreign working capital lines.
         (b) Represents borrowings under our Senior Credit Facility. Includes current portion of $8,344.
         (c)  Redemption value of $24,053.
         (d)  Redemption value of $10,740.
         (e)  Includes current portion of $212. Redemption value of $1,682.
         (f)  Accreted value of $58,717, exclusive of call premium.

                             SELECTED FINANCIAL DATA

     The following selected financial data as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 are derived from our consolidated financial statements included elsewhere in this prospectus, which have been audited by Arthur Andersen LLP, independent public accountants, and should be read in conjunction with such consolidated financial statements and the related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations". The selected financial data with respect to the nine-month period ended December 31, 1998 and to the fiscal year ended March 31, 1998, are derived from audited consolidated financial statements that are not included in this prospectus. A merger between EV International, Inc. and "Old Telex" (as defined in "Management's Discussion and Analysis of financial Condition and Results of Operations"), effective as of May 6, 1997, has been accounted for essentially as a pooling of interests from May 6, 1997, and the selected historical financial data for the fiscal year ended March 31, 1998 accordingly include the results of operations of Old Telex from May 6, 1997.

     The following selected financial data for the three months ended March 31, 2002 and 2001 are derived from the unaudited consolidated financial statements and include, in the opinion of management, all normal recurring adjustments necessary to present fairly data for such periods. The pro forma financial data are derived from the Unaudited Pro Forma Consolidated Financial Information and the related notes thereto. The pro forma information does not purport to represent what the results would have been if the debt restructuring had occurred at the beginning of the pro forma period nor does such information purport to project the results for any future period. The summary financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Selected Financial Data" and the consolidated financial statements and related notes included elsewhere in this prospectus.

                                                    Nine
                                                    Months              Fiscal Year Ended December 31,       Three Months Ended
                                  Fiscal Year       Ended               -----------------------------              March 31,
                                    Ended          December                                        Pro       ---------------------
                                   March 31,          31,                                         Forma
                                    1998(a)        1998(a)      1999        2000       2001       2001(f)      2001        2002
                                  -----------    -----------   -------------------------------------------   ----------  ---------
                                                                   (in millions, except ratios)
  Statement of Operations Data:

  Net sales....................   $   335.4      $   248.0     $  346.1    $ 328.9    $ 284.5    $  284.5    $   72.3    $   67.9
  Cost of sales................       205.7          157.3        219.4      204.1      185.1       185.1        45.2        40.7
                                  -----------    -----------   ----------  ---------  ---------  ----------  ----------  ----------
  Gross profit.................       129.7           90.7        126.7      124.8       99.4        99.4        27.1        27.2
  Engineering..................        17.3           11.2         14.9       14.1       12.7        12.7         3.5         2.9
  Selling, general and
    administrative.............        84.1           55.3         88.6       87.8       86.5        86.5        22.7        17.5
  Restructuring charges........         6.2           --           (2.1)       8.8(c)    11.5(c)     11.5        --          --
  Corporate charges............         2.2            1.3          1.7        1.7        1.7         1.7         0.4         0.4
  Amortization of goodwill and
    other intangibles..........         5.4            2.1         12.0        2.2        2.2         2.2         0.5         0.1
                                  -----------    -----------   ----------  ---------  ---------  ----------  ----------  ----------
  Operating profit (loss)......        14.5           20.8         11.6       10.2      (15.2)      (15.2)       --           6.3
  Interest expense.............        37.9           27.3         36.7       36.0       38.0        21.1(g)      9.4         6.1
  Recapitalization expense.....         6.7           --           --         --         --          --          --           --
  Other (income) expense.......         0.1           (2.7)        (6.7)     (10.0)      (1.0)       (1.0)       (0.2)       (1.1)
                                  -----------    -----------   ----------  ---------  ---------  ----------  ----------  ----------
  Income (loss) before income
     taxes and extraordinary
     item......................       (30.2)          (3.8)       (18.4)     (15.8)     (52.2)      (35.3)       (9.2)        1.3
  Provision for income taxes...         0.1            1.3          4.0        2.2        2.7         2.7         0.5         0.8
                                  -----------    -----------   ----------  ---------  ---------  ----------  ----------  ----------
  Income (loss) before
     extraordinary item........       (30.3)          (5.1)       (22.4)     (18.0)     (54.9)   $  (38.0)       (9.7)        0.5
                                                                                                 ==========
  Extraordinary gain (loss) on
    early extinguishment of debt      (20.6)          --           --         --        115.9(d)                  --          --
                                  -----------    -----------   ----------  ---------  ---------              ----------  ----------
  Net income (loss)............   $   (50.9)     $    (5.1)     $ (22.4)   $ (18.0)   $  61.0                $   (9.7)   $    0.5
                                  ===========    ===========   ==========  =========  =========              ==========  ==========

  Financial Data:
  EBITDA(b)....................   $    28.5      $    29.7      $  33.6    $  27.9(c) $   3.4(c) $    3.4(c) $    4.0    $    8.1
  EBITDA margin (% of net sales)        8.5%          12.0%         9.7%       8.5%       1.2%        1.2%        5.5%       11.9%
  Ratio of Earnings to Fixed
     Charges(e)................        --            --            --         --          --          --          --          1.22x
  Capital expenditures.........   $     8.5      $     5.2     $    8.4    $  11.6    $   6.1    $    6.1     $   2.4    $    0.7



                                                                 December 31,
                                   March 31,     ---------------------------------------------                            March 31,
                                     1998           1998         1999       2000       2001                                 2002
                                  -----------    -----------   ---------   --------   --------                          -----------
                                                                           (in millions)

  Balance Sheet Data:
  Working capital..........        $   69.9           63.5         51.1        7.4       27.1                            $   31.8
  Total assets.............           300.3          273.3        262.0      223.7      187.6                               193.4
  Long term debt, less current
    maturities.............           329.9          321.2        312.2      279.2      147.4                               147.5
  Shareholders' deficit....          (125.8)        (130.1)      (154.5)    (175.4)     (40.0)                              (39.9)


Notes to Selected Financial Data

(a) On February 10, 1997, a company wholly owned by Greenwich Street Capital Partners, L.P. and certain affiliated investors acquired all of the issued and outstanding capital stock of the former parent of EV International, Inc. and each of its subsidiaries. On May 6, 1997, Telex Communications, Inc. ("Old Telex") completed a recapitalization pursuant to an agreement between Old Telex, Greenwich II LLC, a Delaware limited liability company formed by Greenwich Street Capital Partners, L.P. and certain other investors, and GST Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Greenwich II LLC. On February 2, 1998, EV International, Inc. merged with Old Telex with EV International, Inc. surviving. In the merger, EV International, Inc. changed its corporate name to Telex Communications, Inc. The merger has been accounted for essentially as a pooling of interests from May 6, 1997, the date on which EV International, Inc. and Old Telex came under common control. In connection with the merger, Telex had changed its fiscal year end, effective as of March 31, 1998, from the last day of February to March 31, the year historically used by Old Telex. Effective December 31, 1998, Telex changed its fiscal year end from March 31 to December 31; accordingly the financial results for the period ended December 31, 1998 are for the nine-month period beginning on April 1, 1998. The financial data for Fiscal 1998 consist of results of operations for the twelve months ended March 31, 1998 for EV International, Inc. and the results of operations of Old Telex for the period from May 6, 1997, the date on which both entities came under common control, through March 31, 1998.

(b) EBITDA represents operating profit or loss before interest expense, income taxes, and depreciation and amortization expense. EBITDA is included because such information is considered by certain investors to be an additional basis on which to evaluate our ability to pay interest, repay debt, and make capital expenditures. Excluded from EBITDA are interest expense, income taxes, depreciation and amortization expense, each of which can significantly affect our results of operations and liquidity and should be considered in evaluating our financial performance. EBITDA is not a measure of performance under generally accepted accounting principles and is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles. Moreover, EBITDA is not a standardized measure and may be calculated in a number of ways.

(c) Included in the restructuring charges for the year ended December 31, 2000 is a $4.3 million charge attributed to impairment of goodwill and fixed assets and for the year ended December 31, 2001 is a $7.4 million charge attributed to impairment of fixed assets. The reported EBITDA for the respective periods excludes these impairment charges.

(d) As part of our debt restructuring in November 2001, we recorded $115.9 million of extraordinary gain in our statement of operations and, for the senior subordinated notes exchanged by related parties, recorded the related $52.7 million of gain as contributed capital in the statement of shareholders' deficit.

(e) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges for this purpose include interest expense, capitalized interest, amortization of deferred financing costs and one-third of operating lease payments which are deemed to be representative of the interest factor. Earnings for the fiscal year ended March 31, 1998, for the nine months ended December 31, 1988, for the fiscal years ended December 31, 1999, 2000, 2001 and pro forma 2001, and for the three months ended March 31, 2001 were inadequate to cover fixed charges by $30.2 million, $3.8 million, $18.4 million, $15.8 million, $52.2 million, $35.3 million and $9.2 million, respectively.

(f) The pro forma statement of operations for the fiscal year ended December 31, 2001 gives effect to the debt restructuring as though it had occurred as of January 1, 2001, the beginning of the fiscal year. The pro forma information does not purport to be indicative of the financial condition or the results of operations that would have actually been obtained had such debt restructuring been consummated at the beginning of the fiscal year, nor is it indicative of the results of operations or financial condition for any future period or date.

(g) Amount shown is reduced by the net pro forma interest expense decrease due to the debt restructuring, assuming the debt restructuring occurred as of January 1, 2001 (in millions):


                                                                          Fiscal Year Ended
                                                                          December 31, 2001*
                                                                         -------------------
Elimination of interest on exchanged 2007 Notes........................      $(21.4)
Elimination of amortization of deferred financing costs related to the
exchanged 2007 Notes...................................................        (5.5)
Incremental interest expense, inclusive of amortization of deferred
financing costs, relating to the Existing Notes........................         7.7
Incremental interest expense, inclusive of amortization of deferred financing costs, relating to the Tranche B Senior Secured Notes........
                                                                                2.3
                                                                         -------------------
      Net pro forma interest expense decrease..........................      $(16.9)
                                                                         ===================

      *  Represents the  incremental  pro forma expense for the period January 1, 2001 to November
         21, 2001, the period prior to the debt restructuring.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as other sections of this prospectus, contains forward-looking statements, including, without limitation, statements relating to our plans, strategies, objectives, and expectations, that are based on management's current opinions, beliefs, or expectations as to future results or future events and are made pursuant to the "safe harbor" provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Any such forward-looking statements involve known and unknown risks and uncertainties and our actual results may differ materially from those forward-looking statements. While made in good faith and with a reasonable basis based on information currently available to management, we cannot assure you that such opinions or expectations will be achieved or accomplished. We do not undertake to update, revise or correct any of the forward-looking information contained in this prospectus.

     On November 21, 2001, we completed a debt restructuring, pursuant to which substantially all of our then outstanding 2007 Notes were exchanged for the Existing Notes, Series B Preferred Stock, and warrants to purchase shares of Series B Preferred Stock or Common Stock. The holders of the Series B Preferred Stock were entitled to participate in all matters and distributions on an equal basis with the holders of our Common Stock. The Series B Preferred Stock issued pursuant to our debt restructuring represented approximately 99.9% of the voting interest in Telex. The Series B Preferred Stock was convertible into an equal number of shares of our Common Stock at our election. Effective as of April 16, 2002, all of the Series B Preferred Stock were converted into an equal number of shares of our Common Stock. Prior to the debt restructuring, Telex was a wholly owned subsidiary of Telex Communications Group, Inc., a holding company whose assets consisted primarily of its investment in Telex.

     The  following   discussion  should  be  read  in  conjunction  with  "Risk
Factors--Risks   Related  to  Our  Business"  and  our  Consolidated   Financial
Statements and related Notes contained elsewhere in this prospectus.

Overview

     Telex  is  a  leader  in  the  design,   manufacture,   and   marketing  of
sophisticated audio, wireless and multimedia communications equipment to commercial, professional, and industrial customers. Telex has two business segments: Professional Sound and Entertainment and Multimedia/Audio Communications. Telex provides high value-added communications products designed to meet the specific needs of customers in commercial, professional, and industrial markets and, to a lesser extent, in the retail consumer electronics market. Telex offers a comprehensive range of products worldwide for professional audio systems as well as for multimedia and other communications product markets, including wired and wireless microphones, wired and wireless intercom systems, mixing consoles, signal processors, amplifiers, loudspeaker systems, headphones and headsets, audio duplication products, Talking Book Players, antennas, land mobile communication systems, personal computer speech recognition and speech dictation microphone systems, and wireless assistive listening systems.

     Over 40% of our sales are made internationally, in over 80 countries. We conduct our foreign sales through our foreign subsidiaries in Germany, Japan, Hong Kong, the United Kingdom, Australia, Singapore, Mexico, and France, and export products from our manufacturing locations in the United States, Germany, the United Kingdom and Mexico for sales through our independent distributors and dealers in other countries.

     Overall, our business is not subject to significant seasonal fluctuations. We do not believe that inflation has had a material impact on our financial position or results of operations during the past three fiscal years. We have generally been able to effect price increases equal to any inflationary increase in costs.

     We maintain assets and/or operations in a number of foreign jurisdictions, the most significant of which are Germany, the United Kingdom, Japan, Singapore, and Hong Kong. In addition, we conduct business in local currency in many countries, the most significant of which are Germany, the United Kingdom, Japan, Singapore, Hong Kong, Canada, Australia, and France. Exposure to U.S. dollar/German mark and U.S. dollar/British pound exchange rate volatility is mitigated to some extent by our ability to source our production needs with existing manufacturing capacity in Germany and Great Britain, and the exposure to U.S. dollar/Japanese yen exchange rate volatility is to some extent mitigated by sourcing products denominated in yen from Japan or through contractual provisions in sales agreements with certain customers. Nevertheless, we have a direct and continuing exposure to both positive and negative foreign currency movements.

     We report foreign exchange gains or losses on transactions as part of other income, expense. Gains and losses on translation of foreign currency denominated balance sheets are classified as currency translation adjustments and are included in "accumulated other comprehensive income" as part of shareholders' deficit.

Critical Accounting Policies

     This Management's Discussion and Analysis of Financial Condition and Results of Operations is based upon our Consolidated Financial Statements, which have been prepared in accordance with the accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments, which we evaluate on an ongoing basis, that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe are reasonable. Accordingly, actual results may differ from these estimates under different assumptions or conditions.

     We have identified several accounting policies, discussed below, that are critical to our business operations and the understanding of our results of operations. For a more detailed discussion of the application of these and other accounting policies, see Note 1 to our Consolidated Financial Statements included elsewhere in this prospectus.

     Revenue Recognition. We recognize revenue from product sales at the time of shipment and passage of title. We also offer customers certain rights to return products. We continuously monitor and track such product returns and record a provision for the estimated amount of such future returns, based on historical experience and any notification we receive of pending returns. While such returns have historically been within our expectations and provisions established, we cannot guarantee that our historical experience will continue.

     Allowance for Doubtful Accounts. We perform ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customer's current creditworthiness. We continuously monitor collections from customers and maintain a provision for estimated credit losses based on historical experience and any specifically identified collection issues. However, we cannot guarantee that we can accurately predict the future creditworthiness of our customers and, accordingly, accurately estimate credit losses on our accounts receivable.

     Inventories. Inventories are valued at lower-of-cost or market. We regularly review inventory quantities on hand and record a provision, charged to cost of sales, for excess and obsolete inventory based primarily on estimated demand for product and for production requirements, generally for the next

12 to 24 months. Demand for certain of our products can fluctuate significantly. In addition, some of our products are characterized by rapid technological change, frequent new product development, and rapid product obsolescence that could result in an increase in the amount of excess and obsolete inventory quantities on hand. Additionally, our estimates of future product demand may prove to be inaccurate. In that case our provision for excess and obsolete inventory would be misstated. Therefore, any unanticipated decline in future demand or technological developments could have a significant impact on the value of our inventory and our operating results.

     Determination of Functional Currencies for the Purpose of Consolidation. We have several foreign subsidiaries for which the local currency is the functional currency. These subsidiaries accounted for approximately 40% and 39% of our consolidated net sales for the year ended December 31, 2001 and the three months ended March 31, 2002, and 32% and 35% of our consolidated assets and 13% and 15% of our consolidated liabilities at December 31, 2001 and at March 31, 2002.

     In preparing our Consolidated Financial Statements, we are required to translate the foreign subsidiaries' accounting records and financial statements from their respective local currencies into United States dollars. This process results in exchange gains and losses. Under relevant accounting guidelines, the exchange gains and losses are either included within the statement of operations or as cumulative translation adjustments included in "accumulated other comprehensive income" as part of shareholders' equity.

     The accounting treatment of these translation gains and loses is dependent upon our determination of the functional currency of each subsidiary. If the subsidiary's functional currency is deemed to be the local currency, then its related translation gain or loss is included in cumulative translation adjustment. If the functional currency is deemed to be the United States dollar, then the translation gain or loss is included in the statement of operations. If a subsidiary is disposed of, any cumulative translation adjustment would be realized in the statement of operations. If we determine that there has been a change in a subsidiary's functional currency to the United States dollar, any translation gains or losses arising thereafter would be included in the statement of operations.

     Under the relevant accounting standards, we have determined the local currency to be the functional currency for all of our international subsidiaries except for our Mexican subsidiary. The magnitude of the translation gains and losses is dependent upon the movement in the exchange rates of the foreign currencies of our subsidiaries against the United States dollar. The foreign currencies of our subsidiaries for which the local currency is the functional currency include the Euro, the Great Britain pound, the Japanese yen, the Australian dollar, the Singapore dollar, and the Hong Kong dollar. Any future translation gains or losses could be higher than those recorded in prior years because of the unpredictability of the movement in exchange rates. In addition we may dispose of a subsidiary or determine that the functional currency of a subsidiary has changed to the United States dollar.

     Valuation of Long-Lived and Intangible Assets and Goodwill. We have identifiable intangibles and long-lived assets. We assess the impairment of those assets whenever events and circumstances trigger an impairment review. We record impairment loss on these assets when the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. The cash flow estimates are based on historical results adjusted to reflect the best estimate of future market and operating conditions. Because of the unpredictability of future market and operating conditions, there is no guarantee that we will not have to record impairment charges in the future.

     We have enterprise level goodwill that we amortized until December 31, 2001. In 2002, in accordance with Statement of Financial Accounting Standards, SFAS No. 142, "Goodwill and Other Intangible Assets", in lieu of amortization expense, we will perform an initial impairment review of the goodwill and an annual impairment review thereafter. We expect to complete the initial review in the second quarter of 2002. If we determine that an impairment has occurred, we would be required to write off the impaired portion of the goodwill, which would be recorded as a cumulative effect adjustment effective January 1, 2002.

Results of Operations

     The following table sets forth, for the years indicated, the percentage relationship to net sales of certain items in our consolidated statements of operations.


                                                                    Percentage of Net Sales
                                          ----------------------------------------------------------------------------
                                                                                                  Three months
                                                Twelve months ended December 31,                ended March 31,
                                          ---------------------------------------------    ---------------------------
                                             1999             2000            2001            2001            2002
                                          ------------    -------------   -------------    -----------     -----------
Net Sales:
   Professional Sound and Entertainment        61.4%           64.6%          69.2%            64.2%           71.8%
   Mutlimedia/Audio Communications...          38.6            35.4           30.8             35.8%           28.2%
                                          ------------    -------------   -------------    -----------     -----------
Total net sales......................         100.0%          100.0%         100.0%           100.0%          100.0%
                                          ------------    -------------   -------------    -----------     -----------
Gross Profit:
 Professional Sound and Entertainment          39.6%           38.6%          33.9%            37.1%           38.9%
 Mutlimedia/Audio Communications.....          31.8            36.8           37.3             38.2%           43.2
                                          ------------    -------------   -------------    -----------     -----------
Total gross profit...................          36.6%           37.9%          34.9%            37.5%           40.1%
Operating Expense....................          33.2%           34.8           40.4             37.6%           30.8%
                                          ------------    -------------   -------------    -----------     -----------
Operating income (loss)                         3.4%            3.1%          (5.3)%           (0.1)%           9.3%
                                          ============    =============   =============    ===========     ===========

Extraordinary gain on early
extinguishment of debt...............          --              --             40.7%            --              --
                                          ============
Net income (loss)....................          (6.5)%          (5.5)%         21.4%           (13.5)%           0.8%
                                          ============    =============   =============    ===========     ===========


 Three Months Ended March 31, 2002 Compared to Three Months Ended March 31, 2001

     Net sales. Our net sales decreased $4.4 million, or 6.1%, from $72.3 million for the three months ended March 31, 2001 to $67.9 million for the three months ended March 31, 2002. Sales in the Professional Sound and Entertainment segment increased while sales in the Multimedia/Audio Communications segment declined, primarily due to lower sales of hearing instruments products, which we exited in the first quarter of 2002, and due to continued sluggishness in the computer and telecommunications industries.

     Net sales in our Professional Sound and Entertainment segment increased $2.4 million, or 5.2%, from $46.4 million for the three months ended March 31, 2001 to $48.8 million for the three months ended March 31, 2002. The increase is attributed primarily to higher sales of new products.

     Net sales in our Multimedia/Audio Communications segment decreased $6.8 million, or 26.3%, from $25.9 million for the three months ended March 31, 2001 to $19.1 million for the three months ended March 31, 2002. The decline in net sales is attributed primarily to lower sales of products to the computer and telecommunications industries, in large part due to slowdown of the economy, and to lower sales of hearing instrument products, which we exited in the first quarter of 2002.

     Gross profit. Our gross profit increased $0.1 million, or 0.4%, from $27.1 million for the three months ended March 31, 2001 to $27.2 million for the three months ended March 31, 2002. As a percentage of sales, the gross margin rate increased to 40.1% for the three months ended March 31, 2002 compared to 37.5% for the three months ended March 31, 2001. The increase in the gross margin rate is attributed primarily to improved manufacturing efficiencies and lower operating costs resulting from restructuring measures we implemented in 2001.

     The gross margin rate for the Professional Sound and Entertainment segment increased from 37.1% to 38.9% for the three months ended March 31, 2002. The increase is attributed primarily to improved manufacturing efficiencies as a result of benefits of restructuring measures we implemented in 2001 and increased sales of high-margin products.

     The gross margin rate for the Multimedia/Audio Communications segment increased from 38.2% to 43.2% for the three months ended March 31, 2002. The increase is attributed primarily to increased sales of high-margin products, reduced sales of low-margin products and improved manufacturing efficiencies.

     Engineering. Our engineering expenses decreased $0.6 million, or 17.1%, from $3.5 million for the three months ended March 31, 2001 to $2.9 million for the three months ended March 31, 2002. The decrease in spending for the three month period in 2002 from the corresponding period in 2001 is attributed primarily to the benefit from continued consolidation and streamlining of our engineering operations that occurred in 2001.

         Selling, general and administrative. Our selling, general and administrative expenses decreased $5.2 million, or 22.9%, from $22.7 million for the three months ended March 31, 2001 to $17.5 million for the three months ended March 31, 2002. The decrease in expenses is attributed mainly to spending controls we implemented in light of the slowdown in sales and to professional fees and other costs we incurred in 2001 in connection with amendments to our existing debt agreements and obtaining additional debt.

     Corporate charges. Corporate charges of $0.4 million for the three months ended March 31, 2002 and 2001, respectively, represent fees accrued for consulting and management services provided by Greenwich Street Capital Partners, Inc. under a management and services agreement.

     Amortization of goodwill and other intangibles. We recorded no amortization of goodwill in the three months ended March 31, 2002 compared to $0.5 million for the three months ended March 31, 2001. We implemented a new accounting standard on January 1, 2002 pursuant to which we no longer amortize goodwill and other intangible assets. Under this accounting standard we are required to perform an analysis of impairment of goodwill and other intangibles in 2002 and annually thereafter.

     Other income. Our other income of $1.2 million for the three months ended March 31, 2002 is principally from the sale for $2.1 million of assets related to the hearing instrument products business, which we exited in the first quarter of 2002. Other income of $0.2 million for the three months ended March 31, 2001 is principally from one-time proceeds related to settlement of a patent infringement claim.

     Interest expense. Our net interest expense decreased from $9.4 million for the three months ended March 31, 2001 to $6.1 million for the three months ended March 31, 2002. Interest expense decreased primarily because of lower average outstanding indebtedness due to the debt restructuring we completed in November 2001, offset slightly by higher average interest rates.

     Income taxes. Our income tax expense, excluding the income tax provision related to the net deferred tax asset valuation allowance, was 41.2% of the pretax income for the three months ended March 31, 2002, compared with 37.1% for the three months ended March 31, 2001. The increase in the effective tax rate is principally due to the use of net operating losses by certain foreign subsidiaries for the three months ended March 31, 2001.

     As of March 31, 2002, we had provided $5.5 million for tax liability, penalties, and accrued interest related to an unsettled dispute with the Internal Revenue Service for taxable years 1990 through 1995. We have agreed with the Internal Revenue Service on the final amount of the tax liability to be paid and are making monthly payments.

     We have established a net deferred tax valuation allowance of $12.9 million due to the uncertainty of the realization of future tax benefits. Our realization of the future tax benefits related to the deferred tax asset is dependent on many factors, including our ability to generate taxable income within the net operating loss carryforward period. We considered these factors in reaching our conclusion as to the adequacy of the valuation allowance for financial reporting purposes.

     Year Ended December 31, 2001 Compared To Year Ended December 31, 2000

     Net Sales. Our net sales decreased 13.5%, or $44.4 million, from $328.9 million in 2000 to $284.5 million in 2001. Sales in both our Multimedia/Audio Communications and Professional Sound and Entertainment segments declined. The decline is attributable primarily to the slowdown in the economy compounded by a precipitous decline in the second half of 2001.

     Net sales in our Professional Sound and Entertainment segment declined $15.8 million, or 7.4%, from $212.6 million in 2000 to $196.8 million in 2001. The decline is attributable primarily to the slowdown in the economy.

     Net sales for our Multimedia/Audio Communications segment decreased $28.7 million, or 24.7%, from $116.3 million in 2000 to $87.6 million in 2001. The decline in net sales is attributable primarily to the slowdown in the economy, which had a significant impact on the sales of our communication products, and to the decline in sales of the hearing aid products due to our plans to discontinue the product line.

     Gross Profit. Our gross profit decreased $25.3 million, or 20.3%, from $124.7 million in 2000 to $99.4 million in 2001. As a percentage of sales, the gross margin rate of 34.9% for 2001 decreased from 37.9% for 2000. The decrease in the gross margin rate for 2001 is attributable mainly to lower manufacturing plant capacity utilization due to lower sales, write-offs for excess and obsolete inventories due to lower sales, and startup inefficiencies of a new manufacturing plant.

     The gross margin rate for our Professional Sound and Entertainment segment declined from 38.6% for 2000 to 33.9% for 2001. The decline is attributable primarily to manufacturing inefficiencies during startup of a new manufacturing facility and to the write-off of excess and obsolete inventories.

     The gross margin rate for our Multimedia/Audio Communications segment increased from 36.8% in 2000 to 37.3% for 2001. The increase is attributable primarily to a favorable product mix.

     Engineering. Our engineering expenses decreased $1.4 million, or 9.9%, from $14.1 million in 2000 to $12.7 million in 2001. The decrease is attributable primarily to the spending restraints we implemented due to the slowdown in sales.

     Selling, General and Administrative. Selling, general and administrative expenses decreased $1.2 million, or 1.4%, from $87.7 million in 2000 to $86.5 million in 2001. Both years contained certain unusual charges described below. Excluding those charges, selling, general and administrative expenses decreased $3.6 million due to lower incentive compensation, spending restraints, and the benefits of restructuring.

     Included in the selling, general and administrative expenses for 2001 is a special charge of $2.8 million for an additional provision for bad debts based on our assessment that collectability from a number of customers is now doubtful. Included in selling, general and administrative expense for 2000 is a $0.4 million charge attributed to the cost related to a lawsuit filed by our former distributor in France.

     Corporate Charges. Corporate charges of $1.7 million for 2001 remained unchanged from 2000. The charges represent fees to Greenwich Street Capital Partners, Inc. for services provided under a consulting agreement.

     Amortization of Goodwill and Other Intangibles. Amortization of goodwill and other intangibles of $2.2 million for 2001 remained relatively unchanged from 2000.

     Restructuring Charges. We recorded a pre-tax restructuring charge of $11.5 million in 2001 attributed to the consolidation of certain manufacturing operations, to the restructuring of our operations in Hong Kong, Canada, and Mexico, and to the discontinuation of our hearing aid products. The restructurings will result in a reduction of approximately 450 employees, primarily in manufacturing and distribution, with approximately 210 employees terminated by December 31, 2001. Included in the restructuring charges are $7.4 million of non-cash charges associated with writedown of fixed assets and expected cash expenditures of $4.1 million, primarily for severance costs, of which $1.1 million was paid as of December 31, 2001 and the remaining $3.0 million is to be paid substantially over the next 12 months.

     Interest Expense. Net interest expense increased from $36.0 million in 2000 to $38.1 million in 2001. Interest expense for 2000 was offset by $2.2 million of interest income associated with an arbitration ruling related to a dispute arising out of our 1996 purchase of the audio products group from Mark IV Industries, Inc. Interest expense decreased slightly from $38.2 million in 2000 to $38.1 million in 2001. The decrease in interest expense is attributed to lower outstanding average indebtedness offset partially by higher average interest rates.

     Other Income. Other income decreased from $10.0 million in 2000 to $1.0 million in 2001. The significant components of other income in 2001 were $0.8 million from the sale of branding rights, a $0.3 million gain on foreign exchange, $0.3 million of royalty income, and a $0.2 million loss on proceeds from the sale of certain assets. The significant components of other income in 2000 were $6.5 million of income attributed to the restructuring of a license agreement to provide for a one-time, up-front fee in lieu of future royalties, offset by $0.2 million of related expenses, a $1.0 million gain on the sale of a trademark, $2.1 million of proceeds from an insurance settlement related to a lawsuit filed by our former CEO, a $0.2 million gain on $1.7 million of proceeds from the sale of our former corporate headquarters, and a $0.3 million gain on foreign exchange.

     Income Taxes. Our effective tax rate for the years 2001 and 2000 is not meaningful because a tax benefit has not been recorded on the pretax loss in the United States. The tax provision recorded relates only to the countries in which we are profitable. Our income tax benefit, excluding the income tax provision related to the net deferred tax asset valuation allowance, was 25.7% of our pretax loss for 2001, compared with 17.7% for 2000. The increase in effective tax rate is principally due to our worldwide taxable loss consisting of a lower proportion of foreign subsidiary taxable income in 2001, thus creating a smaller income tax payable offset to our worldwide income tax benefit.

     We did not recognize any taxable income on the extraordinary gain on early extinguishment of debt related to the debt restructuring completed on November 21, 2001 due to certain provisions of the United States Internal Revenue Code for taxpayers deemed insolvent. Those same provisions also provide that any taxpayer not recognizing taxable income due to this insolvency provision will reduce all tax attributes, as defined under the Internal Revenue Code, to the extent of the unrecognized gain. Our portion of net operating loss carryforwards that were generated in the United States is the only tax attribute to which this provision is applicable. As of December 31, 2001, we had a deferred tax asset related to net operating losses of $32.2 million, of which $31.0 million is related to the net operating losses generated in the United States and $1.2 million is related to the net operating losses generated by foreign subsidiaries. Therefore, on January 1, 2002, we were required to reduce to zero the $31.0 million of the deferred tax asset and the valuation allowance related to the net operating losses in the United States.

     Extraordinary Gain on Early Extinguishment of Debt. On November 21, 2001 we completed a debt restructuring, pursuant to which $224.5 million, or 99.8%, of the total of our 10-1/2% Senior Subordinated Notes due 2007 and 11% Senior Subordinated Notes due 2007 (together, the "2007 Notes") were exchanged for our 13% Senior Subordinated Discount Notes due 2006 at a deemed issue price of approximately $56.1 million, five million shares of Series B Preferred Stock, and warrants to purchase approximately 1.7 million shares of Series B Preferred Stock or Common Stock. As part of the debt restructuring, we recorded $115.9 million of extraordinary gain in the statement of operations and, for the 2007 Notes exchanged by related parties, recorded the related $52.7 million of gain as contributed capital in the statement of shareholders' deficit.

     Year Ended December 31, 2000 Compared To Year Ended December 31, 1999

     Net Sales. Our net sales decreased 5.0%, or $17.2 million, from $346.1 million in 1999 to $328.9 million in 2000. The Multimedia/Audio Communications segment was responsible for the decrease. The decline in net sales is attributable primarily to discontinued products in our Multimedia/Audio Communications segment and to a slowdown in the economy in the fourth quarter of 2000.

     Net sales in our Professional Sound and Entertainment segment increased $0.3 million, or 0.1%, from $212.3 million in 1999 to $212.6 million in 2000. We believe that delay in the introduction of new products due to the consolidation of our operations together with the slowdown in the global economy in the fourth quarter of 2000 lowered our 2000 sales growth.

     Net sales for the Multimedia/Audio Communications segment decreased $17.5 million, or 13.0%, from $133.8 million in 1999 to $116.3 million in 2000. The decline in net sales is attributable primarily to discontinued products. In late 1999 we discontinued the electronic imaging product line.

     Gross Profit. Gross profit decreased $1.9 million, or 1.5%, from $126.7 million in 1999 to $124.8 million in 2000. As a percentage of sales, the gross margin rate of 37.9% for 2000 increased from 36.6% in 1999. The increase in the gross margin rate for 2000 is attributable mainly to increased sales of high-margin products, discontinuation of low margin products, selective selling price increases, and product cost reductions.

     The gross margin rate for the Professional Sound and Entertainment segment declined from 39.6% in 1999 to 38.6% in 2000. The decline is attributable primarily to manufacturing inefficiencies during startup of a new manufacturing facility and shutdown of existing manufacturing facilities.

     The gross margin rate for the Multimedia/Audio Communications segment increased from 31.8% in 1999 to 36.8% in 2000. The increase is attributable primarily to the discontinuation of the low margin electronic imaging line.

     Engineering. Engineering expenses decreased $0.8 million from $14.9 million in 1999 to $14.1 million in 2000. The decrease is attributable primarily to the benefit from consolidation and streamlining of our engineering operations from two facilities to our corporate headquarters in Minnesota.

     Selling, General and Administrative. Selling, general and administrative expenses decreased $0.9 million, or 1.0% from $88.6 million in 1999 to $87.7 million in 2000. Both years contained certain one-time, unusual charges described below. Excluding those charges, selling, general and administrative expenses increased $4.7 million due to increased spending on information technology, primarily to consolidate United States accounting and operational systems onto one platform, to increases in salary and incentive compensation, and to rent associated with the new corporate headquarters.

     Included in selling, general and administrative expense in 2000 is a $0.4 million charge attributable to the potential cost related to a lawsuit filed by our former distributor in France. Included in the selling, general and administrative expenses for 1999 are charges of $5.5 million related to legal fees and settlement costs attributed to a lawsuit filed by our former CEO and $0.5 million of additional depreciation attributed to the write-off of certain fixed assets.

     Corporate Charges. Corporate charges of $1.7 million in 2000 remained unchanged from 1999. The charges represent fees to Greenwich Street Capital Partners, Inc. for services provided under a consulting agreement.

     Amortization of Goodwill and Other Intangibles. Amortization of goodwill and other intangibles decreased $9.8 million from $12.0 million in 1999 to $2.2 million in 2000. In 1999, we recognized one-time charges of $2.9 million for write-off of goodwill attributed to certain discontinued products and $6.3 million attributed to the impairment of certain long-lived intangible assets.

     Restructuring Charges. We recorded a pre-tax restructuring charge of $8.8 million in 2000 attributed to the consolidation of certain of our United States manufacturing, engineering, marketing, services, and administrative operations to reduce costs, to better utilize available manufacturing and operating capacity, and to enhance competitiveness. The consolidation resulted in a reduction of approximately 500 employees, primarily in manufacturing and distribution, with 425 employees terminated as of December 31, 2000.

     Included in the restructuring charges are $4.0 million of expected cash expenditures, primarily related to severance pay, and $4.8 million of non-cash charges, primarily related to discontinued product lines. In 1999, we reversed an excess of $2.1 million of $6.2 million of restructuring charges accrued in 1998.

     Interest Expense. Net interest expense decreased $0.7 million from $36.7 million in 1999 to $36.0 million in 2000. Interest expense for 2000 was offset by $2.2 million of interest income associated with an arbitration ruling related to a dispute arising out of our 1996 purchase of the audio products group from Mark IV Industries, Inc. Interest expense increased $1.7 million in 2000 compared with 1999. The increase in interest expense is attributed to higher interest rates and to higher average outstanding indebtedness associated with our senior secured credit facility.

     Other Income. Other income increased $3.3 million from $6.7 million in 1999 to $10.0 million in 2000. The significant components of other income in 2000 were $6.5 million of income attributed to the restructuring of a license agreement to provide for a one-time, up-front fee in lieu of future royalties, offset by $0.2 million of related expenses, a $1.0 million gain on the sale of a trademark, $2.1 million of proceeds from an insurance settlement related to a lawsuit filed by our former CEO, a $0.2 million gain on $1.7 million of proceeds from the sale of our former corporate headquarters, and a $0.3 million gain on foreign exchange. The significant components of other income in 1999 were $7.0 million attributed to royalty income, of which $6.0 million was attributed to a one-time payment for shortfall of past royalty fees due to us, $0.9 million of proceeds from our insurance claim for business interruption related to a facility destroyed in a fire, a $0.5 million loss on foreign exchange, and a $0.3 million loss attributed to our sale of certain product lines and facilities.

     Income Taxes. Our income tax benefit, excluding the income tax provision related to the net deferred tax asset valuation allowance, was 17.7% of the pretax loss for 2000, compared with 13.3% for 1999. The increase in the effective tax rate is principally due to the nondeductibility of certain costs related to the write-off of goodwill and other identifiable intangible assets in 1999.

Liquidity and Capital Resources

     At March 31, 2002, we had cash and cash equivalents of $2.5 million compared to $3.0 million at December 31, 2001.

     Our principal source of funds for the first quarter of 2002 was $2.1 million from the sale of assets for a discontinued product line. Our principal uses of funds were for debt retirement of $2.1 million, net of borrowings, and $0.7 million for capital expenditures. Our principal source of funds for 2001 was $8.8 million from financing activities. Our principal uses of funds for 2001 were $6.1 million for capital expenditures and $2.7 million for operating activities.

     Our investing activities consist mainly of capital expenditures to maintain facilities, to acquire machines or tooling, to update certain manufacturing processes, to update information systems, and to improve efficiency. We anticipate our capital expenditures for 2002 to be in the range of $7.0 million to $8.0 million. Our ability to make capital expenditures is subject to certain restrictions, described below, under our senior secured credit facility, our senior secured notes, and our senior subordinated discount notes.

     Our consolidated indebtedness at March 31, 2002 increased $1.6 million to $178.4 million, from $176.8 million at December 31, 2001. We repaid debt of $3.4 million during the first quarter of 2002, which was more than offset by borrowings under our revolving credit lines and accretion, representing interest accrual, on certain of our debts. Our consolidated indebtedness at December 31, 2001 decreased $163.4 million to $176.8 million, from $340.2 million at December 31, 2000. This decrease in debt is attributed to the debt restructuring we completed on November 21, 2001, partially offset by new indebtedness.

     We rely mainly on internally generated funds and, to the extent necessary, borrowings under our revolving credit facility and foreign working capital lines to meet our liquidity needs. Our liquidity needs arise primarily from debt service, working capital needs, and capital expenditure requirements.

     Our credit facilities as of March 31, 2002, include a senior secured credit facility consisting of a term loan facility of $115.0 million, a revolving credit facility, subject to certain borrowing base limitations, of $25.0 million, and foreign working capital lines, subject to certain limitations, of $8.4 million. In certain instances the foreign working capital lines are secured by a lien on foreign real property, leaseholds, accounts receivable, and inventory or are guaranteed by another subsidiary.

     As of March 31, 2002, $8.3 million of our $74.5 million outstanding borrowings under the term loan facility is payable in the next 12 months, with the balance payable as described below. As of March 31, 2002 we had total borrowings of $22.3 million under our revolving credit facility and foreign working capital lines. The net availability under the revolving credit facility and foreign working capital lines, after deduction of open letters of credit and borrowing base limitations, was $5.0 million at March 31, 2002. Outstanding balances under substantially all of these credit facilities bear interest at floating rates based upon the interest rate option selected by us; therefore, our financial condition is and will continue to be affected by changes in the prevailing interest rates. The effective interest rate under these credit facilities for the quarter ended March 31, 2002 was 6.9%.

     Pursuant to the term loan facility, we are required to make scheduled permanent principal payments under:

         the $50.0 million Tranche A Term Loan Facility, $17.3 million of which was outstanding at March 31, 2002, of $1.4 million, $2.3 million, and $13.6 million in 2002, 2003, and 2004, respectively, with a final maturity date of April 30, 2004, and the $65.0 million Tranche B Term Loan Facility, $57.2 million of which was outstanding at March 31, 2002, of $4.5 million, $7.5 million, and $45.2 million in 2002, 2003, and 2004, respectively, with a final maturity date of April 30, 2004.

     In addition, under the terms of the Senior Credit Facility, we are generally required to make mandatory prepayments from proceeds of the sale of assets.

     In April 2001, we issued Tranche A Senior Secured Notes in the principal amount of $20.0 million, of which $9.8 million of the notes was purchased by a related party, to increase our liquidity. The net proceeds to us were $18.8 million after payment of commitment fees. The Tranche A Senior Secured Notes are junior to the Senior Credit Facility but senior to the New Notes, the Existing Notes and the 2007 Notes. Interest on the principal amount of the Tranche A Senior Secured Notes is payable at maturity and compounds quarterly at a stated rate of 18% per annum, increasing by 75 basis points each quarter until the applicable stated interest rate is 25% per annum. If we achieve certain financial performance, we are permitted under the terms of our Senior Credit Facility to pay a portion of the accreted interest before maturity. The stated interest rate on the Tranche A Senior Secured Notes for the quarter ended March 31, 2002 was 20.25% per annum. We used the proceeds from the Tranche A Senior Secured Notes to pay interest on the 2007 Notes then outstanding and for working capital purposes.

     In November  2001,  we  completed a debt  restructuring,  pursuant to which
$224.5 million, or 99.8%, of the 2007 Notes were exchanged for the Existing Notes having a deemed issue price of approximately $56.1 million, five million shares of Series B Preferred Stock, and warrants to purchase approximately 1.7 million shares of Series B Preferred Stock or Common Stock. Further, the lenders under our Senior Credit Facility and the holders of our Tranche A Senior Secured Notes waived existing defaults, including defaults that existed at September 30, 2001, and agreed to the modification of certain covenants. As part of this debt restructuring, we recorded $115.9 million of extraordinary gain in the statement of operations and, for the 2007 Notes exchanged by related parties, recorded the related $52.7 million of gain as contributed capital in the statement of shareholders' deficit.

     In connection with the debt restructuring, we issued Tranche B Senior Secured Notes in the principal amount of $10.0 million, of which $5.0 million of the Tranche B Senior Secured Notes was purchased by a related party, for net proceeds of $9.4 million after payment of commitment fees. The Tranche B Senior Secured Notes are identical to the Tranche A Senior Secured Notes, except that the initial stated interest rate on the Tranche B Senior Secured Notes is 19.5% per annum. We used the proceeds from the Tranche B Senior Secured Notes for working capital and other general corporate purposes. The stated interest rate on the Tranche B Senior Secured Notes for the quarter ended March 31, 2002 was 20.25% per annum.

     In 2001 we defaulted on certain covenants related to our Senior Secured Credit Facility, the Tranche A Senior Secured Notes and the 2007 Notes, had to incur additional indebtedness to meet our liquidity needs, and subsequently completed a debt restructuring. See Note 7 to the Consolidated Financial Statements included elsewhere in this prospectus. We will need to improve our operating performance in 2002 to improve cash flow to meet our liquidity needs. In 2002, our debt service obligations will decline due to the debt restructuring. We also expect improvement in our operating performance due to the benefits from the 2001 restructurings, most of which will be fully implemented in early 2002. While we believe these actions will provide adequate cash flow to meet our debt service obligations, capital expenditure needs, and working capital requirements in 2002, we cannot give any assurance that our cash flow will be adequate. Additionally, our future performance and our ability to service our obligations will also be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

Seasonality of Business

     Our business is not considered seasonal.

     The following table shows our unaudited quarterly financial data for the years ended December 31, 2001 and 2000 (in thousands):

                                         First            Second           Third             Fourth
                                         quarter          quarter          quarter           quarter       Total
                                         ------------     -------------    -------------     ----------    -----------
                 2001
Net sales...........................     $72,317          $76,127          $72,595           $63,420       $284,459
Operating profit (loss).............         (39)           2,719           (4,259)          (13,581)       (15,160)
Net income (loss)...................      (9,754)          (7,679)         (15,289)           93,712         60,990

                 2000

Net sales...........................     $83,299          $85,278          $85,949           $74,329       $328,855
Operating profit (loss).............       7,075           (2,734)           5,936              (108)        10,169
Net income (loss)...................       3,976           (8,515)          (4,279)           (9,163)       (17,981)


     In second quarter 2001, we recorded restructuring charges of $0.9 million.

     In third quarter 2001, we recorded a special charge of $2.8 million to provide a reserve for bad debts and a special charge of $4.2 million to provide a reserve for impaired inventories.

     In fourth quarter 2001, we recorded restructuring charges of $11.5 million and recorded an extraordinary gain of $115.9 million on the early extinguishment of debt.

     In second quarter 2000, we recorded restructuring charges of $9.7 million, of which $0.9 million was reversed in fourth quarter 2000.

Quantitative and Qualitative Disclosures about Market Risk

     Market Risk

     We are exposed to various market risks, including changes in foreign currency exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates. We entered into various financial instruments to reduce our exposure to these risks. The counterparties to our financial instruments are major financial institutions.

     We do not enter into derivatives or other financial instruments for trading or speculative purposes.

     Exchange Rate Sensitivity Analysis

     We enter into forward exchange contracts principally to hedge the currency fluctuations in transactions denominated in foreign currencies, thereby limiting our exposure to changes in exchange rates. We principally hedge transactions involving certain intercompany balances attributed primarily to intercompany sales. Gains and losses on forward exchange contracts and the offsetting losses and gains on the hedged transactions are reflected in our statement of operations.

     At March 31, 2002, we had outstanding foreign forward exchange contracts with a notional amount of $3.4 million with a weighted average maturity of 98 days.

     At March 31, 2002, the difference between the fair value of all outstanding contracts, as estimated by the amount required to enter into offsetting contracts with similar remaining maturities based on quoted prices, and the contract amounts was immaterial. A 10% fluctuation in exchange rates for these currencies would change the fair value by approximately $0.3 million. However, since these contracts hedge foreign currency denominated transactions, any change in the fair value of the contracts would be offset by changes in the underlying value of the transaction being hedged.

     Interest Rate and Debt Sensitivity Analysis

     For fixed rate debt, interest rate changes affect the fair market value of the debt but do not impact our earnings or cash flows. Conversely, for floating rate debt, interest rate changes generally do not affect the fair market value of the debt but do impact our earnings and cash flows, assuming other factors are held constant.

     At March 31, 2002, we had fixed rate debt of $47.0 million, step-up, pay-in-kind interest debt of $33.4 million, with a redemption value of $34.8 million at March 31, 2002, and an interest-free loan of $1.1 million. Holding all other variables constant, such as foreign exchange rates and debt levels, a one-percentage point decrease in interest rates would increase the unrealized fair market value of these debts by approximately $2.7 million.

     At March 31, 2002, we had floating rate debt of $96.9 million. The earnings and cash flow impact for the next twelve months resulting from a one-percentage point increase in interest rates on this debt would be approximately $1.0 million, holding all other variables constant.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     We have made no changes in and have had no disagreements with our independent public accountants on accounting or financial disclosure with respect to the two most recent fiscal years or any subsequent interim period.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     On November 21, 2001, in connection with a restructuring of our company, we issued $105,100,502 aggregate principal amount of our Existing Notes. We issued the Existing Notes in exchange for an aggregate principal amount of $224,450,000 of our 2007 Notes which were tendered in the Restructuring Exchange Offer. The Existing Notes were not registered under the Securities Act or any applicable state securities laws and were issued in reliance upon one or more exemptions from the registration requirements under the Securities Act and pursuant to state securities law exemptions. In connection with the Restructuring Exchange Offer, we entered into an Exchange and Registration Rights Agreement for the benefit of the holders of the 2007 Notes who tendered their 2007 Notes in the Restructuring Exchange Offer. We agreed, in the Exchange and Registration Rights Agreement, to complete a further exchange offer for the Existing Notes. As required by the Exchange and Registration Rights Agreement, we are offering to exchange New Notes registered under the Securities Act of 1933, as amended, for a like aggregate principal amount of the Existing Notes. We refer to this offer to exchange Series A Notes for Existing Notes, in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal, as the "Exchange Offer". You are entitled to exchange your Existing Notes for New Notes. We urge you to read the discussions under the headings "The Exchange Offer" and "The New Notes" in this prospectus summary for further information regarding the Exchange Offer and the New Notes.

     Under existing interpretations of the Securities and Exchange Commission, the New Notes will be freely transferable by holders other than our affiliates after the Exchange Offer without further registration under the Securities Act if the holder of the New Notes represents that:

         it is acquiring the New Notes in the ordinary course of its business;

         it has no arrangement or understanding with any person to participate in the distribution of the New Notes;

         it is not our "affiliate", as that term is interpreted by the Securities and Exchange Commission; and

         if such holder is not a broker-dealer, then such holder is not engaged in and does not intend to engage in, a distribution of the New Notes.

     However, broker-dealers receiving New Notes in the Exchange Offer will have a prospectus delivery requirement regarding resales of the New Notes. Based on interpretations of the Securities and Exchange Commission, we believe that broker-dealers receiving New Notes in the Exchange Offer may fulfill their prospectus delivery requirements relating to New Notes with this prospectus. Under the Exchange and Registration Rights Agreement, we are required to allow broker-dealers receiving New Notes in the Exchange Offer and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where the notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution".

Terms of The Exchange Offer; Period For Tendering Existing Notes


     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the Exchange Offer), we will accept for exchange Existing Notes which are properly tendered on or prior to the expiration date of the Exchange Offer and not withdrawn as permitted below. The expiration date of the exchange offer shall be 5:00 p.m., New York City time, on , July 2, 2002, unless extended by us, in our sole discretion.

     As of the date of this prospectus, $105,100,502 aggregate principal amount of the Existing Notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about, May 31, 2002 to all holders of Existing Notes known to us. Our obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to conditions as set forth below under "--Conditions to the Exchange Offer".


     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for any exchange of any Existing Notes, by giving notice of the extension to the holders of Existing Notes as described below. During any extension, all Existing Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the Exchange Offer.

     We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Existing Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Conditions to the Exchange Offer". We will give notice of any extension, amendment, non-acceptance or termination to the holders of the Existing Notes as promptly as practicable, the notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the Exchange Offer.

     Holders of Existing Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.

Procedures for Tendering Existing Notes

     The tender to us of Existing Notes by a holder of Existing Notes as set forth below and the acceptance of the tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender Existing Notes for exchange under the Exchange Offer must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to BNY Midwest Trust Company (the "Exchange Agent") at the address set forth below under "--Exchange Agent" on or prior to the expiration date of the Exchange Offer. In addition, the Exchange Agent must receive:

         certificates   for  the  Existing   Notes  along  with  the  letter  of
         transmittal, or

         the holder must comply with the guaranteed delivery procedure described below.

     The method of delivery of Existing Notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Existing Notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for you.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange are tendered:

         by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instruction" on the letter of transmittal; or

         for the account of a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States. If Existing Notes are registered in the name of a person other than a signer of the letter of transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature on the Existing Notes or the written instrument or instruments of transfer or exchange guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

     Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and who wishes to tender, should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's Existing Notes, either (i) make appropriate arrangements to register ownership of the Existing Notes in the owner's name or (ii) obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by us in our sole discretion. This determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any Existing Notes not properly tendered or not to accept any Existing Notes which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the expiration date of the Exchange Offer (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any Existing Notes either before or after the expiration date of the Exchange Offer (including the letter of transmittal and the instructions to the letter of transmittal) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within a reasonable period of time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity regarding any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give notification.

     If the letter of transmittal or any Existing Notes are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

     By tendering, each holder of Existing Notes will represent to us in writing that, among other things:

         the New Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder;

         neither the holder nor any beneficial holder has an arrangement or understanding with any person to participate in the distribution of the New Notes; and

         neither the holder nor any other person is an "affiliate", as defined under Rule 405 of the Securities Act, our company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in distribution of the New Notes.

     If any holder or any other person is an "affiliate" of our company or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the New Notes to be acquired in the Exchange Offer, the holder or any other person must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     If the holder is a broker-dealer, the holder must represent that it will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where the Existing Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution".

Acceptance of Existing Notes For Exchange; Delivery Of New Notes

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will accept, promptly after the expiration date of the Exchange Offer, all Existing Notes properly tendered, and will issue the New Notes promptly after acceptance of the Existing Notes. See "--Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, we shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if we have given oral and written notice to the Exchange Agent.

     The deemed issue price of the New Notes will be the same as the deemed issue price of the Existing Notes, and the "Accreted Value" of the New Notes will be calculated commencing as of November 21, 2001, which is the date on which the Existing Notes were deemed to have been issued. Existing Notes accepted for exchange will cease to accrete from and after the date of consummation of the Exchange Offer. Holders of Existing Notes whose Existing Notes are accepted for exchange will not receive any payment for any Accreted Value of the Existing Notes and will be deemed to have waived their rights to receive any Accreted Value of the Existing Notes.

     In all cases, the issuance of New Notes for Existing Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the Exchange Agent of (i) certificates for the Existing Notes, (ii) a properly completed and duly executed letter of transmittal, and (iii) all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder of the Existing Notes as promptly as practicable after the expiration of the exchange offer.

Guaranteed Delivery Procedures

     If a registered holder of the Existing Notes desires to tender the Existing Notes and the Existing Notes are not immediately available, or time will not permit the holder's Existing Notes or other required documents to reach the Exchange Agent before the expiration date of the Exchange Offer, a tender may nonetheless be effected if:

         the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

         prior to the expiration date of the Exchange Offer, the Exchange Agent received from the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or the commercial bank or trust company having an office or correspondent in the United States a properly completed and duly executed letter of transmittal (or a facsimile of the letter of transmittal) and Notice of Guaranteed Delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Existing Notes and the amount of Existing Notes tendered, stating that the tender is being made, and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Existing Notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal will be deposited by the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or the commercial bank or trust company having an office or correspondent in the United States with the exchange agent; and

         the certificates for all tendered Existing Notes, in proper form for transfer, and all other documents required by the letter of transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

     Tenders of Existing Notes may be withdrawn at any time prior to the expiration date of the Exchange Offer. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "--Exchange Agent". Any notice of withdrawal must:

         specify the name of the person having tendered the Existing Notes to be withdrawn;

         identify the Existing Notes to be withdrawn (including the principal amount of the Existing Notes); and where certificates for Existing Notes have been transmitted specify the name in which the Existing Notes are registered, if different from that of the withdrawing holder.

     If certificates for Existing Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities
Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States unless the holder is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

     All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by us, and our determination shall be final and binding on all parties. Any Existing Notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be re-tendered by following one of the procedures described under "--Procedures for Tendering Existing Notes" above at any time on or prior to the expiration date of the Exchange Offer.

Conditions to the Exchange Offer

     Notwithstanding any other provision of the Exchange Offer, we shall not be required to accept for exchange, or to issue New Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of the Existing Notes for exchange or the exchange of New Notes for the Existing Notes, we determine that:

         the Exchange Offer does not comply with any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

         we have not received all applicable governmental approvals; or

         any actions or proceedings of any governmental agency or court exist which could materially impair our ability to consummate the Exchange Offer.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of that right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any Existing Notes, if at that time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

     BNY Midwest Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed letters of transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for Notices of Guaranteed Delivery, should be directed to the Exchange Agent addressed as follows:

                            BNY Midwest Trust Company

                              c/o Bank of New York
                           Corporate Trust Operations
                               Reorganization Unit
                          15 Broad Street - 16th Floor
                            New York, New York 10007
                            Telephone: (212) 235-2353
                            Facsimile: (212) 235-2261
                            Attention: Diane Amoroso


     Delivery other than as set forth above will not constitute a valid delivery.

Fees and Expenses

     We will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     The expenses to be incurred in connection with the Exchange Offer will be paid by us. These expenses include fees and expenses of the Exchange Agent and trustee under the Indenture governing the New Notes, accounting and legal fees and printing costs, among others.

Accounting Treatment

     The New Notes will be recorded at the same carrying amount as the Existing Notes, which is the Accreted Value of the Existing Notes as reflected in our accounting records on the date of the exchange and, accordingly, no gain or loss will be recognized. The debt issuance costs will be capitalized and amortized to interest expense over the term of the New Notes.

Transfer Taxes

     Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that holders who instruct us to register new notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon. However, a holder who tenders Existing Notes for exchange will not be obligated to pay any transfer taxes in connection the registration of New Notes issued in the name of The Depositary Trust Company for the account of the tendering holder.

Consequences Of Failure To Exchange; Resales Of New Notes

     Holders of Existing Notes who do not exchange their Existing Notes for New Notes in the Exchange Offer will continue to be subject to the restrictions on transfer of the Existing Notes as set forth in the legend on the Existing Notes as a consequence of the issuance of the Existing Notes in accordance with exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities laws. Holders of Existing Notes who do not exchange their Existing Notes for New Notes in the Exchange Offer will have no further right to exchange their Existing Notes for New Notes, or to have their Existing Notes, registered under the Securities Act of 1933, as amended. Existing Notes not exchanged in accordance with the Exchange Offer will remain outstanding in accordance with their terms.

     Holders of Existing Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.


     In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except in accordance with an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Existing Notes under the Securities Act. However, (i) if because of any change in law or in applicable interpretations by the staff of the Securities and Exchange Commission, we are not permitted to effect the Exchange Offer, (ii) if the Exchange Offer is not consummated by July 8, 2002, or (iii) if any holder of Existing Notes (other than a broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where the Existing Notes were acquired by the broker-dealer as a result of market-making or other trading activities) is not eligible to participate in the Exchange Offer or, in the case of any holder of Existing Notes (other than a broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where the Existing Notes were acquired by the broker-dealer as a result of market-making or other trading activities) that participates in the Exchange Offer, does not receive New Notes in exchange for Existing Notes that may be sold without restriction under state and federal securities laws, we are obligated to file a shelf registration statement on the appropriate form under the Securities Act relating to the Existing Notes held by such persons.


     Based on interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that New Notes issued in accordance with the Exchange Offer may be offered for resale, resold or otherwise transferred by the holders (other than (i) any holder which is an "affiliate" of us within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases notes from us to resell in accordance with Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the New Notes. If any holder has any arrangement or understanding regarding the distribution of the New Notes to be acquired in accordance with the Exchange Offer, the holder (i) could not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the
Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where the Existing Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution". We have not requested the staff of the Securities and Exchange Commission to consider the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff would take positions similar to those taken in the interpretive letters referred to above if we were to make a no-action request.

     In addition, to comply with the securities laws of applicable jurisdictions, the New Notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdictions or an exemption from registration or qualification is available and is complied with. We have agreed, under the Exchange and Registration Rights Agreement and subject to specified limitations, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions in the United States as any selling holder of the notes reasonably requests in writing.

                                    BUSINESS

Overview

     Telex Communications, Inc. is a leader in the design, manufacture and marketing of sophisticated audio, wireless and multimedia communications equipment to commercial, professional and industrial customers. Telex provides high value-added communications products designed to meet the specific needs of customers in commercial, professional and industrial markets, and, to a lesser extent, in the retail consumer electronics market. We offer a comprehensive range of products worldwide for professional audio systems as well as for multimedia and other communications product markets, including wired and wireless microphones, wired and wireless intercom systems, mixing consoles, signal processors, amplifiers, loudspeaker systems, headphones and headsets, audio duplication products, Talking Book Players, antennas, land mobile communication systems, personal computer speech recognition and speech dictation microphone systems, and wireless assistive listening systems. Our products are used in airports, theaters, sports arenas, concert halls, cinemas, stadiums, convention centers, television and radio broadcast studios, houses of worship and other venues where music or speech is amplified or transmitted, and by professional entertainers, television and radio on-air talent, airline pilots, and the hearing impaired in order to facilitate speech or communications.

Products and Services

     We have two business segments: Professional Sound and Entertainment and Multimedia/Audio Communications. Financial information for our two business segments for the years ended December 31, 2001, 2000, and 1999, is set forth in
Note 13 to our Consolidated Financial Statements included elsewhere in this prospectus.

     Professional Sound and Entertainment

     Professional Sound and Entertainment consists of five lines of business within the overall professional audio market:

         Fixed Installation, or permanently installed sound systems;

         Professional Music Retail, or sound products used by professional musicians and sold principally through retail channels;

         Concert/Recording/Broadcast, or sound products used in professional concerts, recording projects, and radio and television broadcast;

         Broadcast Communications Systems, or advanced digital matrix intercoms used by broadcasters, including all major television networks, to control production communications, intercoms, headsets and wireless communications systems used by professional, college, and high school football teams and stadiums and other professional and school sports teams; and

         Microphones, wired and wireless, used in the education, sports, broadcast, music and religious markets.

     Fixed Installation. Fixed Installation encompasses permanently installed sound systems in airports, sports arenas, theaters, concert halls, cinemas, stadiums, convention centers, houses of worship and other venues where music or speech is amplified. Within the Fixed Installation line of business there are varying requirements, ranging from concert halls and theatres, which need the highest quality of fidelity output and broad frequency response, to mass transit facilities and office buildings, where sound communication is important but full-range output is not needed. The products sold for each type of installation vary widely in characteristics and price and are sold through professional audio contractors and distributors.

     The market for Fixed Installation products is generally driven by new construction and upgrades of existing installations. In the United States, new uses of audio products are spurring growth. More dynamic sound and music, requiring more sophisticated audio products, are increasingly being used in cinemas, religious services, and sporting events. Abroad, the development of infrastructure and the upgrade of existing facilities, such as auditoriums, public places, theaters, and sports facilities, are also sources of increasing demand.

     Professional Music Retail. Professional Music Retail products are used mainly by musicians for live performance, recording, and reproduction of recording material and are generally sold directly to end users through specialized retail stores that market to musicians, bands, and local entertainment venues. Professional Music Retail products appeal to performers seeking an improved level of sound system performance, reliability and quality. Our Professional Music Retail products are sold through our sales representatives and distributors through retail outlets to musicians.

     The demand for Professional Music Retail products is driven primarily by an increase in both the number of new users and the number of users upgrading to take advantage of enhanced sound technology. Sales are also driven by demand for smaller and lighter weight products that are easier to use and transport.

     Concert/Recording/Broadcast. Our Concert/Recording/Broadcast lines of business include sound systems for musical concerts and theater productions, sound recording, and radio and television broadcast and production. Sales of these products are generally made through distributors and retailers or directly to touring companies. We believe that sales in the Concert/Recording/Broadcast line of business to established, high-profile touring companies influence and stimulate purchases of products by smaller groups and lesser known professional musicians.

     Concert/Recording/Broadcast demand is driven by a combination of the factors that determine growth in the Fixed Installation and Professional Music Retail lines of business, including technological improvement and an increase in product applications. For example, most professional sporting events now include musical performances that require increased sound quality and amplification. The demand for smaller, lighter weight products is another driver of growth as such products reduce operating costs for touring applications. In addition, an increase in popularity of remote electronic news gathering is driving the demand for wired and wireless microphones as well as portable broadcast mixers.

     Broadcast Communications Systems. We produce a broad line of broadcast communications equipment for end markets such as sports events and broadcasting. Our smallest system, the Telex(R) Audiocom(R) modular intercom system, is used by theaters, small sporting arenas, network affiliates, and independent cable channels for their communications needs. Typically, these systems are used to link 20 to 30 people so that they can communicate during an event or performance. Our middle market offering, the RTS(TM) TW intercom system, is used by larger broadcast network affiliates, larger sporting venues, and production studios. This system is also used in broadcast trucks as a remote, portable studio for news gathering or sporting events and typically provides communications links for 50 to 60 people at a time. Our high-end product, the RTS(TM) ADAM(TM), Advanced Digital Audio Matrix, intercom system, is used by the major networks in order to cover large events such as the Olympics and the Super Bowl.

     We also provide wired and wireless communication systems and related components to professional, college, and high school football teams and the

Canadian Football League. In 1996, we began providing professional, college, and high school coaches with an encrypted wireless intercom system, which allows the head coach to communicate confidentially with offensive and defensive coordinators on the side lines and in the booths above the fields.

     Microphones. Our wired and wireless microphones serve the professional needs of sound contractors, entertainers, and speakers and are used in a variety of settings such as theaters, stadiums, and hotels. We believe that we offer one of the industry's most extensive lines of wireless microphone, receiver, and transmitter systems, including those with a wide variety of handheld, lapel, and guitar microphone options. We offer microphones, including noise canceling, with a wide variety of directional patterns to meet the needs for general sound reinforcement as well as the specific needs of users such as drummers, vocalists, and public address announcers. Many of these lines incorporates our Posi-Phase(TM) true diversity antenna circuitry, which produces a stronger signal for higher quality sound over a longer distance without signal dropouts or switching noise common in other systems. Some of our wireless microphones also incorporate an advanced proprietary multi-crystal tuning system, Clean Scan(TM), that allows any specific frequency to be used within the operating limits of the receiver. The crystal control and associated radio frequency filtering provide superior radio frequency performance and maximum protection from interference.

     Multimedia/Audio Communications

     Our Multimedia/Audio Communications segment consists of seven principal product lines:

         computer audio,

         audio duplication,

         aviation communications/military acoustic,

         antennas,

         Talking Book Players,

         land mobile communications, and

         wireless assistive listening systems.

     Customers for computer audio microphones include a number of computer hardware manufacturers, software suppliers, and retailers, such as Broadband, Gateway, Inc. and CompUSA, Inc. The principal customers for our aircraft products are the major aircraft manufacturers and airlines, such as Boeing, American Airlines, and Delta, as well as airport fixed base operators. Within this segment, we also offer a broad line of acoustic accessories and antennas for various communications needs and applications. We market such products to wireless local area network, or WLAN, original equipment manufacturers, or OEMs, internet service providers, or ISPs, public safety and law enforcement groups, including police, fire departments, emergency services, CIA, FBI, and the Secret Service, citizens band, or CB, radio, land mobile radio, telephony, and various commercial, industrial, and military markets. We also produce audio products for the Library of Congress's Talking Book program.

     Computer Audio. We are one of the largest suppliers of voice access products, including analog and digital microphones and headsets, to the computer industry. We currently sell to many of the major computer manufacturers, software suppliers, and retailers, including Gateway, Inc., Broadband, and CompUSA, Inc., as well as dozens of other value-added resellers and OEMs. In addition, we serve the computer education market, selling a full line of headphones, headsets, and group listening centers for use in the classroom with computers, VCRs, CD-ROMs, and laserdisc players. Our voice access products are used to enable applications on computer devices such as speech dictation, voice over internet protocol, speech, and biometric security.

     Audio Duplication. We offer CD and cassette duplicators and copiers, primarily for copying the spoken word. Our SpinWise(TM) CD Copier line, available in several models, serves primarily the small/home office and production/studio applications. The SpinWise(TM) CD Copier, available in desktop, tower, and rack mount configurations, operates at 24x recording speed and can make one to seven copies at once. A robotic unit has a 50-disc capacity. Our cassette duplicators and copiers primarily serve two principal markets: religious, including houses of worship, missionaries, and tape ministries, and training programs/seminars, including professional seminar presenters, self-improvement programs, teachers, legal documentation, and law enforcement. We sell a line of high-speed audiocassette duplicators designed for "in-cassette" copying of standard audiocassette tapes. The product line is comprised of four models:

         the Replica(R)and the Copyette(TM), simple portable units;

         the new XGEN(TM)series, a duplicator that expands to sixty-seven copy positions with adjustable volume controls; and

         the EDAT system, which allows the download of information from a personal computer hard drive to produce analog cassette copies at high speed.

     A complementary product, Zing(TM), is used to digitize multiple audio channels from analog sources at high speed. These products offer high-speed tape handling, high frequency audio circuit designs; and low vibration mechanical drives at competitive prices within their respective categories.

     Aviation Communications/Military Acoustics. We design, manufacture, and market a broad line of aviation communication headsets, headphones, microphones, and intercoms to major commercial and commuter airlines, private pilots, and major airframe manufacturers such as Boeing, Airbus, Cessna, and Gulfstream. We use our patented ANR(TM), Active Noise Reduction, technology in several of our designs. In addition, we design, manufacture, and market sophisticated microphones and earphones to military and OEM customers for critical military and heavy industrial communication applications. Our aviation and military acoustic products are known for their innovative design, rugged construction, technological strength, and overall value.

     Antennas. We have been designing, manufacturing, and marketing antenna products for the past 45 years and are today a leading manufacturer of antennas for the industrial, scientific and medical, or ISM, personal communication systems, or PCS, multi-point, multi-channel distribution system, or MMDS, unlicensed national information infrastructure, or UNII, and other microwave and satellite frequencies. We supply antenna products to numerous market-leading OEMs including Cisco Systems, Agere, General Electric, and General Dynamics, as well as to military customers. Over the past several years WLANs have gained strong popularity in a number of markets, including health care, education, manufacturing, retail, and warehousing. The WLAN provides businesses with a general-purpose connectivity alternative and/or an extension to existing wired networks within a building or campus.

     Talking Book Players. We produce a unique cassette player that is sold to the Library of Congress for use in its Talking Book program for the blind and physically handicapped. Under the Talking Book program, the Library of Congress distributes books on tape to the blind and physically handicapped, free of charge, throughout the United States. The Talking Book Players were designed using special features for ease of use and to facilitate playing the books back at different speeds. A unique tape format ensures that these tapes cannot be played on standard equipment. In April 1998, we entered into a new contract with the Library of Congress with a maximum term of five years. The Talking Book machines have also been sold internationally to similar programs in Canada, New Zealand, and Australia.

     Land Mobile Communications. We produce a broad line of communication products such as headsets, ear-microphones, remote control radio dispatch consoles, audio surveillance products, and microphones for the CB radio market. Primary customers include federal, state, and local public safety agencies, military, and many other markets such as utilities, railroads, and airlines. We believe we have an established reputation within these markets for providing reliable communication products, which is a key requirement for users.

     Wireless Assistive Listening Systems. We also produce and distribute wireless assistive listening systems, such as auditory trainers and personal assistive listening devices for the hearing impaired. These products help the user in environments with high levels of background noise and poor building acoustics. Auditory trainers allow the user to hear directly from a sound source, such as a teacher, via wireless FM transmitters. Personal assistive listening devices amplify a certain source, such as a speaker. We serve the educational and consumer marketplaces for wireless assistive listening systems by providing cost-effective, technologically differentiated, and functionally superior products supported by excellent customer service. Our principal focus is on the educational market, where many schools and a number of large city and county school systems use our products. Our ClassMate(R) line of auditory trainers offers state-of-the-art radio frequency/wireless designs, compression technology, and synthesized frequency selection in a wireless FM behind-the-ear device, which is specially designed for older students who have rejected other models based on the appearance of body-worn auditory trainers.

International Operations

     We market our products in over 80 countries worldwide, which reduces our dependence on any single geographic market. We have substantial assets located outside of the United States and a substantial portion of our sales and earnings are attributable to operations conducted abroad. For the year ended December 31, 2001, approximately 40% of our net revenue consisted of sales made outside the United States, predominantly in Western Europe and Asia. Unlike many of our competitors, who use independent foreign distributors that generally sell a variety of competing products, the majority of our foreign sales efforts are conducted through our foreign distribution subsidiaries. Although our international operations have generally been profitable in the past, our efforts to increase international sales may be adversely affected by, among other things, changes in foreign import restrictions and regulations, taxes, currency exchange rates, currency and monetary transfer restrictions and regulations, and economic and political changes in the foreign nations to which our products are exported.

     For the year ended December 31, 2001, our total net sales into each of our principal geographic regions were as follows:

     United States                  $164.5 million
     Germany                        $ 22.4 million
     Japan                          $ 15.1 million
     United Kingdom                 $ 11.2 million
     China                          $  8.7 million
     Other foreign countries        $ 62.6 million

     See Note 13 to our Consolidated Financial Statements included elsewhere in this prospectus for further information regarding our international operations.

Product Development

     We believe that we are one of the most active developers of new products in our industry. We have several product development projects planned or currently in progress that are designed to yield new technological developments, including numerous applications of digital technology, which are intended to exploit the industry-wide transition from analog to digital processing. Other engineering and development projects are principally for design maintenance or to achieve product enhancements that have been requested by our customers. Both of these activities are important for sustaining our product lines. Because we produce a comprehensive range of products, we believe we have the capacity to integrate technologies from one product line into another product line, which ultimately leads to new products that are often less expensive, more feature rich, or otherwise more desirable.

     We have a history of technological innovation and strong product development and have introduced numerous technologies that are used throughout the audio industry, including constant directivity and variable intensity horns, manifold technology in loudspeaker systems, the application of neodymium in loudspeaker systems and microphone magnets and titanium in compression driver diaphragms.

     We have also implemented a number of strategic initiatives to identify new market opportunities and to reduce our product development cycle in order to facilitate the timely introduction of new and enhanced products. We maintain close relationships with our institutional customers to develop products that meet their requirements. We believe this has enabled us to design new products offering enhanced features, product quality and reliability, and lower product costs.

     For the years ended December 31, 2001, 2000, and 1999, our engineering expenses for product development were $12.7 million, $14.1 million, and $14.9 million, respectively.

Manufacturing

     We manufacture most of the products we sell and also manufacture most of the active acoustic components contained in those products in facilities located in the United States, Mexico, Germany and United Kingdom. Our manufacturing processes are substantially integrated and, in addition to the assembly-only processes typically found among our competitors, include die casting, fiberglass plastics molding, transformer and coil winding, sheet metal stamping and forming, metal machining, cabinet fabrication, and painting. We purchase certain electrical components, magnets, wood products, and plastics.

     We believe that our integrated manufacturing capabilities are important factors in maintaining and improving the quality, performance, availability, and cost of our products and decreasing the time to market of our new product introductions. We also believe that we can respond more effectively to changing customer delivery and product feature requirements by doing the majority of our own manufacturing and that this gives us an advantage over many of our competitors. We continuously assess our manufacturing operations to control or reduce costs.

     We also sell under our brand names a limited number of outsourced finished products, including certain electronic products and loudspeaker systems, where low cost is an essential attribute of the product. In addition, certain other finished products of non-Telex brands are purchased to supplement the offerings of our distribution operations in Japan, Hong Kong, Australia, and France.

Suppliers

     Our extensive vertical integration enables us to manufacture many of the parts for our products internally. We believe this gives us a competitive advantage in controlling quality and ensuring timely availability of parts. We purchase raw materials, assemblies and components for our products from a variety of suppliers and also purchase products from OEMs for resale. No single supplier accounts for ten percent or more of our total cost of supplies.

     We have several sole-source suppliers, though none of our suppliers accounts for a significant portion of our purchases. Although we believe that with adequate notice we can secure, if necessary, alternate suppliers, our inability to do so could result in increased development costs and product shipment delays.

Competition

     The  markets  within  the   Professional   Sound  and   Entertainment   and
Multimedia/Audio Communications segments are both highly competitive and fragmented. We face meaningful competition in both segments and in most of our product categories and markets. We believe that the key factors for us to maintain our position in our various markets are the recognition of our various brand names, superior distribution networks, large user base, and large number of products, together with our extensive experience in designing safe and reliable products, dealing with regulatory agencies, and servicing and repairing our products.

     While many of our current competitors are generally smaller than we are, certain of our competitors are substantially larger than we are and have greater financial resources. We believe that our major competitor in providing a full line of professional audio products is Harman International Industries, Incorporated, one of whose three segments competes in the professional audio products market. Sony Corporation is our only significant competitor in the audio duplication market.

     We believe the principal competitive factors within each of our two business segments are the factors referred to above, as well as product quality, product reliability, product features, reputation, distribution, customer service and support, ability to meet delivery schedules, warranty terms, and price. We believe that we compete favorably overall with respect to each of these principal competitive factors.

Patents, Trademarks and Licenses

     Among our significant assets are our intellectual property rights. We rely on a combination of copyright, trademark, and patent laws to protect these assets and, to a significant degree, on trade secrets, confidentiality procedures, and contractual provisions that may afford more limited legal protections.

     Telex owns several trademarks in the United States and various foreign countries, including:

           Audiocom(R)                           Midas(R)
           ClassMate(R)                          Caramate(R)
           Electro-Voice(R)                      Dynacord(R)
           Klark-Teknik(R)                       Klark Teknik(R)
           Manifold Technology(R)                ProStar(R)
           Road King(R)                          SoundMate(R)
           Telex(R)                              University Sound(R)

     A number of our trademarks are identified with and important to the sale and marketing of our products in both of our business segments. Our operations are not dependent upon any single trademark other than the Telex and Electro-Voice trademarks.

     We have not registered many of our significant trademarks in all foreign jurisdictions in which we do business, although we believe that our most significant marks generally have been registered in the jurisdictions where
their  sales  are  the  strongest.   We  are  aware  that,  in  certain  foreign
jurisdictions, unaffiliated third parties have applied for and or obtained registrations for marks identical with or similar to marks owned or used by us. Use or registration of our trademarks by us in such jurisdictions may be prohibited, and our business may be materially adversely affected by such prohibition. We do not believe that any of our products currently infringe upon the proprietary rights of third parties in any material respect.

     Our operations are not dependent to any significant extent on any single or related group of patents, licenses, franchises, or concessions. We believe our most significant patents are four patents relating to high output compression drivers, manifold technology products, variable intensity horns, and time division multiplex digital matrix intercom systems, which expire in 2003, 2006, 2009, and 2014, respectively. We also own a number of patents related to the design and manufacture of several of our other products, including headsets, headphones, boom-mounted microphones, various transducer devices, multiple-band directional antennas, computer audio microphones, and certain intercom-related devices. We do not believe that the expiration of any of our patents will have a material adverse effect on our financial condition or results of operations.

Backlog

     As is the case with other companies in our businesses, backlog is not necessarily a meaningful indicator of the condition of our business since we typically receive and ship orders representing a major portion of our quarterly non-contract revenues in the current quarter. As of March 31, 2002, we had a backlog of approximately $27.0 million compared to approximately $37.0 million as of March 31, 2001.

Environmental Matters

     Telex and its operations are subject to extensive and changing U.S. federal, state, local, and foreign environmental laws and regulations, including, but not limited to, laws and regulations that impose liability on responsible parties to remediate, or contribute to the costs of remediating, currently or formerly owned or leased sites or other sites where solid or hazardous wastes or substances were disposed of or released into the environment. These remediation requirements may be imposed without regard to fault or legality at the time of the disposal or release. Although we believe that our current manufacturing operations comply in all material respects with applicable environmental laws and regulations, environmental legislation has been enacted and may in the future be enacted or interpreted to create environmental liability with respect to our facilities or operations. We believe that compliance with federal, state, local, and foreign environmental protection laws and provisions should have no material adverse effect on our results of operations or financial condition.

     We have had Phase I Environmental  Site  Assessment and Compliance  Reviews
conducted by a third-party environmental consultant at a number of our manufacturing sites and are aware of environmental conditions at such sites that require or may require remediation or continued monitoring. We are undertaking or planning to undertake remediation or monitoring at these sites. In particular, our site in Buchanan, Michigan has been designated a Superfund site under U.S. environmental laws, and we have agreed we are a de minimis responsible party at a number of other currently or formerly owned or utilized sites that have been designated as Superfund sites. The former owner of the properties, Mark IV Industries, Inc., has agreed to fully indemnify us for environmental liabilities resulting from the Buchanan, Michigan Superfund site and certain of the other sites at which monitoring or remediation may be necessary.

     We are party to a 1988 consent decree with the predecessor to the Nebraska Department of Environmental Quality, or NDEQ, relating to the cleanup of hazardous waste at our Lincoln, Nebraska facility. In connection with ongoing monitoring and cleanup activities at the site and on adjacent property, we have received from the NDEQ notices of noncompliance. We are in discussions with the NDEQ regarding future actions but do not believe that the costs related to our responsibilities at the site will result in a material adverse effect on our results of operations or financial condition. In December 1997, we entered into an Administrative Order on Consent with the U.S. Environmental Protection Agency under the Resource Conservation and Recovery Act to further investigate and remediate the Lincoln facility and an adjoining property. We are not able at this time to determine the amount of additional expenses, if any, we may incur as a result of these actions.

     Through December 31, 2001, we had accrued approximately $1.9 million over the life of the project for anticipated costs to be incurred for the Lincoln, Nebraska cleanup activities, of which approximately $1.6 million had been paid. See Note 12 to our Consolidated Financial Statements included elsewhere in this prospectus.

     We incur approximately $30,000 to $50,000 per year of expenses associated with the disposal of hazardous materials generated in conjunction with our manufacturing processes.

     We cannot assure you that our estimated environmental expenditures, which we believe to be reasonable, will cover in full the actual amounts of environmental obligations we incur, that Mark IV Industries, Inc. will pay in full the indemnified environmental liabilities when they are incurred, that new or existing environmental laws will not affect us in currently unforeseen ways, or that our present or future activities will not result in additional environmentally related expenditures. However, we believe that compliance with federal, state, local, and foreign environmental protection laws and provisions should have no material adverse effect on our results of operations or financial condition.

Employees

     As of March 31, 2002, we employed 2,131 persons worldwide, of which 2,052 were full-time employees.

     We have decided to close our manufacturing facility in Buchanan, Michigan, which employs approximately 135 people, in the second quarter of 2002. The hourly employees at this facility are covered by a collective bargaining agreement. Effective December 6, 2001, we reached a negotiated settlement with the union on all issues relating to the closure of this facility.

Properties

     Our principal manufacturing, sales, administrative, product development, marketing, distribution, and service facilities are described in the table below. In addition, we have other sales facilities throughout the world. We believe that our plants and facilities are maintained in good condition and, except as noted below, are suitable and adequate for our present needs. Currently, our manufacturing plants are operating at an average of 75% of capacity based on a single shift.

                                                Size
                                   Owned/       (Square
Location                           Leased       Feet)     Facility Type(a)
--------                           ------       -----     -------------

United States:

Blue Earth, Minnesota........      Owned         150,000  Manufacturing/Distribution
Buchanan, Michigan(b)........      Owned         144,000  Manufacturing/Distribution
Burbank, California..........      Leased          2,500  Sales
Burnsville, Minnesota........      Leased        114,100  Corporate Headquarters/Marketing/
                                                          Administration/ Product Development/Sales
Glencoe, Minnesota...........      Owned         100,000  Manufacturing/Distribution
Lincoln, Nebraska............      Owned         120,000  Manufacturing/Distribution/Product Development/
                                                          Sales
Morrilton, Arkansas..........      Owned         202,000  Manufacturing/Distribution


International:

Guagzhou, China..............      Leased          1,500  Sales/Distribution
Hertfordshire, England.......      Leased            700  Sales
Hermosillo, Sonora, Mexico         Leased         32,500  Manufacturing
Hohenwarth, Germany..........      Leased         27,400  Manufacturing/warehouse
Kidderminster, England.......      Owned          35,000  Manufacturing/Sales/Marketing/
                                                          Administration/ Product Development/Service
Kowloon, Hong Kong...........      Leased          7,600  Sales/Marketing/Administration/Distribution/Service
London, England..............      Leased         11,500  Sales/Marketing/Administration/Distribution/Service
Nagoya, Japan................      Leased            600  Sales/Marketing
Osaka, Japan.................      Leased          2,000  Sales/Marketing
Paris, France................      Leased          4,100  Sales/Marketing/Administration/Distribution/Service
Singapore                          Leased          2,300  Sales/Distribution/Service
Straubing, Germany...........      Owned         103,600  Manufacturing/Sales/Marketing/Administration/
                                                          Product Development/ Distribution/Service
Straubing, Germany...........      Leased         13,100  Warehouse
Sydney, Australia............      Leased          8,000  Sales/Marketing/Administration/Distribution/Service
Tokyo, Japan.................      Leased         25,200  Sales/Marketing/Administration/Distribution/Service
Toronto, Ontario, Canada.....      Leased          4,000  Sales/Distribution


----------

(a) Our Morrilton, Arkansas, Burbank, California, Hohenwarth, Germany, and Buchanan, Michigan facilities are dedicated to the Professional Sound and Entertainment business segment. All other facilities are used for both of our business segments.

(b) We expect to vacate this facility in 2002 and relocate the production to other existing facilities.


     Our Glencoe, Minnesota, Kidderminster, England, and Hermosillo, Sonora, Mexico facilities have been certified under International Organization for Standards (ISO) 9002, and our Straubing, Germany facility has been certified under ISO 9001.

Legal Proceedings

     From time to time we are a party to various legal actions in the normal course of business. We believe that we are not currently a party in any litigation, which, if adversely determined, would have a material adverse effect on our financial condition or results of operations.

     For    a    discussion    of    certain    environmental    matters,    see
"Business--Environmental Matters".

                                   MANAGEMENT

     The following table sets forth the name, age and position, as of March 31, 2002, of each of our executive officers and directors.

Name                                                Age                      Position
----                                                ---                      --------
Ned C. Jackson.................................     66    Director, Chief Executive Officer and President
Gregory W. Richter.............................     40    Vice President, Chief Financial Officer,
                                                                     International-ROW
Mahedi Jiwani..................................     53    Vice President, Finance
Mathias von Heydekampf.........................     39    President, Worldwide Electronics/Europe-ROW
Edgar S. Woolard, Jr...........................     67    Director, Chairman of the Board
Keith W. Abell.................................     45    Director
Brian Friedman.................................     46    Director
Patrick Halloran...............................     42    Director

     Mr. Jackson became a director and was appointed as Chief Executive Officer and President in 1998. Prior to joining us, Mr. Jackson was with DuPont for 37 years, most recently as Vice President and General Manager of DuPont's DACRON(R) and Specialty Chemicals units.

     Mr. Richter joined us in September 1998 as Vice President and Treasurer. He became Vice President International -- ROW, Rest of World, in November 2000. While retaining these responsibilities, he was promoted to Chief Financial Officer in February 2002. Prior to joining us, Mr. Richter served as Assistant Treasurer of Imation Corporation from 1996 to 1998.

     Mr. Jiwani joined us in September 1997 as Vice President, Corporate Controller. He was promoted to Vice President, Finance in November 2000 and also assumed additional responsibilities of the Treasury function. Prior to joining us, Mr. Jiwani was Corporate Controller for the Tennant Company from December 1993 to September 1997.

     Mr. von Heydekampf was promoted in March 2001 to the position of President, Worldwide Electronics/Europe and ROW. From December 1999 to March 2001, he was President, Electronics Group and Managing Director for Europe. He joined us in February 1997 as Managing Director, Germany and for our subsidiary in France.

     Mr. Woolard was appointed Chairman of our Board of Directors in March 2000. He became a director in January 1998. Mr. Woolard is the former Chairman of the Board of Directors of DuPont. He joined DuPont in 1957 and held a variety of engineering, manufacturing, and management positions before being elected President and Chief Operating Officer in 1987 and Chairman and Chief Executive Officer in 1989. He retired from DuPont in 1995.

     Mr. Abell became a director in December 1997. Mr. Abell is a Co-President of GSCP (NJ), L.P., which he joined at its inception in 1994. Prior to that, Mr. Abell was with the Blackstone Group from 1990 to 1994. He was a Managing Director of The Blackstone Group, based in Hong Kong, where he headed Blackstone's Asian private equity business, and prior thereto he was based in Tokyo, where he advised Blackstone's U.S. and Asian clients. Prior to that, Mr. Abell was with Goldman, Sachs & Co. from 1986 to 1990. GSCP (NJ), L.P. is affiliated with several entities that, together, own a significant portion of our shares.

     Mr. Friedman became a director in November 2001. He has been President of Jefferies Capital Partners and a member of the executive committee of Jefferies & Company, Inc. since 2001. He has been a Managing Member of FS Private Investments since 1997. Jefferies & Company, Inc. owns a significant portion of our shares.

     Mr. Halloran became a director in November 2001. He is also a Vice President and a member of the Board of Directors of Wayland Investment Advisers, Inc., a wholly-owned subsidiary of Cargill Financial Services Corporation, a wholly owned subsidiary of Cargill, Inc., and has been portfolio manager since 1990. Wayland Investment Advisers, Inc. and affiliates, together, own a significant portion of our shares. Mr. Halloran is serving on the Board of Directors at the request of Jefferies & Company, Inc. Jefferies & Company, Inc. has a right to appoint a director to fill the current vacancy on the Board of Directors.

Director Compensation

     All of our directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at Board meetings and other business requiring their presence on our behalf.

     In 2001, Christopher P. Forester, one of our former directors, was paid $100,000 for finance and business advisory services he provided to us subsequent to his resignation from the Board.

     By a resolution dated November 20, 2001, the Board of Directors approved the payment of a salary of $180,000 per year to Edgar S. Woolard, Jr., Chairman of the Board, for the period from November 20, 2001 through December 31, 2002. Under this resolution, Mr. Woolard was paid $20,000 in 2001.

     Currently, Keith Abell is an officer of GSCP (NJ), L.P., which is the manager of Greenwich Street Capital Partners, Inc., to which we pay fees for consulting services. See "Certain Relationships and Related Transactions".

Executive Compensation

     The following table sets forth information with respect to all compensation paid for services rendered in all capacities during the last three fiscal years by our Chief Executive Officer and the four most highly compensated executive officers whose cash compensation exceeded $100,000 for the year ended December 31, 2001, collectively, the "Named Executive Officers".


                           Summary Compensation Table

                                                                                   Long-Term
                                                   Annual Compensation           Compensation
                                  Fiscal         Salary            Bonus       Number of Shares           All Other
Name and Principal Position        Year            ($)              ($)      Underlying Options(b)   Compensation($)(c)
---------------------------       ------    ---------------  --------------- ---------------------   ------------------

Ned C. Jackson.............        2001         358,076          150,000 (d)             --                5,100
President and Chief                2000         338,461          170,000                 --                5,100
Executive Officer                  1999         305,769          300,000            250,000                4,846

Mathias von Heydekampf.....        2001         193,000           50,000 (d)             --                   --
President, Worldwide               2000         192,976          125,000                 --                   --
Electronics/Europe-ROW             1999         130,920          118,341             30,000                   --

Scott Myers(a).............        2001         168,000               --                 --                5,040
Vice President, Administration     2000         165,000          168,000                 --                4,950
                                   1999         151,250           40,000             30,000                2,599

Glen E. Cavanaugh(a).......        2001         181,938           14,139                 --                5,100
Group Vice President and           2000         175,770           74,139                 --                5,100
President, Multimedia/Audio        1999         170,308           56,639             40,934                2,707
Communications

Richard Pearson(a).........        2001         172,200           30,000                 --                5,100
Vice President,                    2000         166,154           43,000                 --                5,100
Chief Financial Officer            1999         113,232           56,000             30,000                2,585


----------

(a) Messrs. Myers and Cavanaugh resigned their employment with Telex on March 29, 2002, and Mr. Pearson resigned his employment on February 28, 2002.

(b) These options are for the purchase of shares of common stock of Telex Communications Group, Inc.

(c)  Represents company matching contribution to the 401(k) plan.

(d) Includes $50,000 paid to each of Messrs. Jackson and Heydekampf in 2002 with respect to 2001 Option Grants in Fiscal 2001


Option Grants in Fiscal 2001


     No options were granted to the Named Executive Officers during Fiscal 2001.

Stock Option Exercises and Value at December 31, 2001

     The following table provides information with respect to stock options exercised during 2001 and the number and value of shares of Telex Communications Group, Inc.'s Common Stock subject to options held by the Named Executive Officers as of December 31, 2001. No stock appreciation rights have been granted.



                                  Aggregated Options Exercised in Last Fiscal Year
                                       and Option Values at December 31, 2001

                                 Number of                Number of Securities
                                  Shares       Value     Underlying Unexercised       Value of Unexercised
                                Acquired on  Realized            Options              In-the-Money Options
                                 Exercise       ($)     Exercisable/Unexercisable   Exercisable/Unexercisable($)(a)
                                 --------       ---     -------------------------   -------------------------------

Ned C. Jackson.........             --          --                   0/250,000               $ 0/$0
Mathias von Heydekampf.             --          --                    0/30,000                 0/ 0
Scott Myers............             --          --                    0/30,000                 0/ 0
Glen E. Cavanaugh......             --          --               14,174/35,000                 0/ 0
Richard Pearson........             --          --                    0/30,000                 0/ 0


----------

(a) Value of unexercised options granted by Telex Communications Group, Inc. as of December 31, 2001 was zero as determined in accordance with a formula set forth in Telex Communications Group, Inc.'s Stockholders and Registration Rights Agreement, dated as of March 4, 1997 and amended and restated as of May 6, 1997.

Annual Bonus Programs

     We have an annual bonus plan for management employees. Participants in the plan are eligible to receive an annual bonus of between 25% and 100% of base salary depending on the level of achievement of the specified performance targets. No bonuses were paid out under this plan in 2001. We intend to pay in 2002 certain bonuses for service performed in 2001. The recipients, who may include Named Executive Officers, and the amounts have not yet been determined.

     We also paid annual incentive awards of $14,139 in each of the five years commencing on May 6, 1997 to Mr. Cavanaugh pursuant to Telex Communications Group, Inc.'s cash bonus plan.

     For a description of bonuses payable to Mr. Jackson, see "Employment Agreements".

Pension Plan

     We maintain a defined benefit pension plan qualified under the Internal Revenue Code that provides a benefit upon retirement to eligible employees. Since July 1, 1999 the pension plan has been a cash balance pension plan. Under the terms of the pension plan, accrued benefits are expressed as "account balances" for each participant. Each active participant's account receives a benefit credit each year based on the participant's age, vesting service, and total remuneration covered by the pension plan, consisting of base salary, commission, overtime and bonuses paid to the participant, as illustrated in the following table.

                              Benefit Credit Chart

                                                  Benefit Credit as a Percentage of
                                     -----------------------------------------------------------------
           Age + years of                                                 Pension Earnings for the Year
         Vesting Service on                                                   That are Greater than
              January 1              Pension Earnings for the Year            the Integration Level
         ------------------          ------------------------------------ -----------------------------
           Under 40........                       1.5%                                 1.5%
              40-49........                       2.0                                  2.0
              50-59........                       2.6                                  2.6
              60-69........                       3.2                                  3.2
              70-79........                       4.2                                  4.2
              80-89........                       5.4                                  5.4
         90 and above......                       6.8                                  5.4

     The integration level each year is equal to one-half of the Social Security taxable wage base for the year. For 2002, the integration level is $42,450. The integration level will change each year. For plan years beginning in 2000 and 2001, annual compensation taken into account for purposes of calculating benefits was limited to $170,000. This amount is increased to $200,000 for 2002 and will be adjusted in future years to reflect inflation.

     The accounts are also credited with an interest credit, which is based on the average six-month Treasury bill rate for the November 1 of the prior year, plus one percent. The interest credit for a full calendar year will not be less than 5 percent.

     The estimated projected annual single life annuity benefit for the Named Executive Officers, assuming they continue with Telex to age 65, or December 31, 2002, if later, and their compensation, the maximum recognizable compensation, and the integration level do not change, would be as follows:

         Mr. Jackson                $ 3,171
         Mr. Cavanaugh              $25,406

     Mr. von Heydekampf is not eligible to participate in the Pension Plan because he is not a United States citizen. Messrs. Myers and Pearson are not eligible to receive any benefits under the pension plan because they were not vested as of the date of their resignation from employment.

Employment Agreements

     On November 21, 2001, we entered into an employment arrangement with Mr. Jackson, the Chief Executive Officer, ending on December 31, 2002, pursuant to which he will receive a base salary of $380,000 for 2002; and

         a guaranteed bonus of $380,000 payable on January 3, 2003.

     The Chairman of the Board is authorized to extend the employment of the Mr. Jackson for six months after December 31, 2002 at a base salary of $190,000. The Chairman may also determine to employ him for an additional six months at a base salary of $95,000. This employment arrangement is intended to supersede the employment agreement Mr. Jackson entered into with the Telex Communications Group, Inc. on August 26, 1998.

     Mr. Jackson and Telex Communications Group, Inc. entered into an incentive compensation agreement on March 14, 2000. The agreement provides that Mr. Jackson is entitled to certain cash compensation upon the occurrence of a "Triggering Event", which includes any of the following events:

         a merger or consolidation of Telex Communications Group, Inc. resulting in the holders of Telex Communications Group, Inc. Common Stock ceasing to own more than 80% of Telex Communications Group, Inc. Common Stock immediately after such merger or consolidation,

         a  sale  of  all  or   substantially   all  of  the   assets  of  Telex
         Communications Group, Inc., including a sale by Telex Communications Group, Inc. of more than 80% of the Common Stock of Telex,

         a sale or transfer by Greenwich I, LLC and/or Greenwich II, LLC, other than transfers to a permitted assignee, together with sales and transfers by permitted assignees, of more than 50% of Telex Communications Group, Inc. Common Stock, or a recapitalization of Telex Communications Group, Inc. resulting in a distribution of cash or property to the holders of Telex Communications Group, Inc. Common Stock in which the consideration received by Greenwich I, LLC and Greenwich II, LLC exceeds $141.0 million plus an allocable portion of the amount of the incentive payment to be paid pursuant to the agreement upon the occurrence of a Triggering Event.

In the event a Triggering Event occurs, Mr. Jackson is entitled to receive up to two percent of the proceeds Greenwich I, LLC and Greenwich II, LLC receive in excess of $141.0 million.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Our authorized capital stock as of April 16, 2002 consists of:

         25 million shares of Common Stock, par value $0.01 per share ;

         900 shares of Series A Preferred Stock, par value $0.01 per share; and

         5 million shares of Series B Preferred Stock, par value $0.01 per share,

of which 4,987,127 shares of Common Stock were outstanding. Of such shares of Common Stock outstanding, 4,987,017 shares are outstanding as a result of the conversion as of April 16, 2002 of the Series A Preferred Stock and the Series B Preferred Stock. In addition, warrants to purchase an aggregate of 1,666,155 shares of Common Stock are outstanding. The warrants are not currently exercisable and will not be exercisable unless we satisfy certain financial requirements prior to December 31, 2006.

     The following table sets forth information with respect to the beneficial ownership of our securities as of April 16, 2002 by each person who is known by us to beneficially own more than five percent of our securities,

         each director,

         each Named Executive Officer as listed in the Summary Compensation Table above, and all directors and executive officers as a group.

Except as otherwise indicated, each holder has sole voting and sole investment power with respect to the securities shown.



                                                              Number of Shares               Percentage of
                                                              of Common Stock                    Class
                                                              ----------------               -------------
         Name and Address of Beneficial Owner
         ------------------------------------

         GSCP Recovery, Inc.(a)(b)(c)................               918,427                     18.4%
         GSC Partners CDO Fund, Limited(c)(d)(e).....               455,908                      9.1
         Jefferies & Company, Inc.(f)(g).............             1,315,546                     26.4
         Edgar S. Woolard(c).........................                 5,902                        *
         Ned C. Jackson(h)...........................                 3,541                        *
         Keith Abell(i)..............................                    --                       --
         Brian Friedman(g)...........................                    --                       --
         Patrick Halloran(j).........................                    --                       --
         Mathias von Heydekampf......................                    --                       --
         Glen Cavanaugh..............................                    --                       --
         Scott Myers.................................                    --                       --




                                       63


         Richard Pearson.............................                    --                       --
         All directors and executive officers as a
         group (11 persons)(c)(g)(h)(i)(j)...........                 9,443                        *

----------

*  Less than 1%.

(a) The address of GSCP Recovery, Inc. is c/o M&C Corporate Services Ltd., P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

(b) Does not include 36,227 shares that GSCP Recovery, Inc. would be entitled to purchase upon the exercise of warrants owned by it. Such warrants are not currently exercisable. If such warrants had been exercisable in full as of April 16, 2002, then GSCP Recovery, Inc. would be the beneficial owner of an aggregate of 954,654 shares, representing approximately 14.3% of the shares issued and outstanding or issuable upon exercise of all of the warrants currently outstanding. GSCP Recovery, Inc. is a majority-owned subsidiary of Greenwich Street Capital Partners II, L.P. Greenwich Street Investments II, L.L.C. is the general partner of Greenwich Street Capital Partners II, L.P. Keith Abell, one of our directors, is a managing member of Greenwich Street Investments II, L.L.C. Mr. Abell disclaims beneficial ownership of the shares owned by GSCP Recovery, Inc. and any shares which GSCP Recovery, Inc. might be entitled to purchase upon exercise of such warrants.

(c) Does not include 1,469,445 shares that TCI Investment II, LLC would be entitled to purchase upon the exercise of warrants owned by it. Such warrants are not currently exercisable. If such warrants had been exercisable in full as of April 16, 2002, then TCI Investment II, LLC would be the beneficial owner of approximately 22.1 percent of the shares issued and outstanding or issuable upon exercise of all of the warrants currently outstanding. The members of TCI Investment II, LLC are Greenwich Street Capital Partners, L.P. and New Century Enterprises, Ltd. Mr. Abell is a
     Managing Director of TCI Investment II, LLC. The general partner of Greenwich Street Capital Partners, L.P. is Greenwich Street Investments, Inc., and Mr. Abell is an Assistant Vice President of Greenwich Street Investments, Inc. Edgar S. Woolard, the Chairman of our Board of Directors, is the President of New Century Enterprises, Ltd., and Mr. Woolard is the owner of 92.7% of the equity interest in New Century Enterprises, Ltd. Messrs. Abell and Woolard disclaim beneficial ownership of the shares which TCI Investment II, LLC might be entitled to purchase upon exercise of the warrants owned by TCI Investment II, LLC.

(d) The address of GSC Partners CDO Fund, Limited is 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932.

(e) Does not include 17,981 shares that GSC Partners CDO Fund, Limited would be entitled to purchase upon the exercise of warrants owned by it. Such warrants are not currently exercisable. If such warrants had been exercisable in full as of April 16, 2002, then GSC Partners CDO Fund, Limited would be the beneficial owner of an aggregate of 473,889 shares, representing approximately 7.1% of the shares issued and outstanding or issuable upon exercise of all of the warrants currently outstanding. Mr. Abell is Co-President of GSCP (NJ), Inc., the general partner of GSCP (NJ), L.P., is the collateral manager of GSC Partners CDO Fund, Limited. Mr. Abell disclaims beneficial ownership of the shares owned by GSC Partners CDO Fund, Limited and the shares which GSC Partners CDO Fund, Limited might be entitled to purchase upon exercise of the warrants owned by GSC Partners CDO Fund, Limited.

(f) The address for Jefferies & Company, Inc. is Harborside Financial Center, Suite 705, Plaza 3, Jersey City, New Jersey 07311.

(g) Does not include 51,891 shares that Jefferies & Company, Inc. would be entitled to purchase upon the exercise of warrants owned by it. Such warrants are not currently exercisable. If such warrants had been exercisable in full as of April 16, 2002, then Jefferies & Company, Inc. would be the beneficial owner of an aggregate of 1,367,437 shares, representing approximately 20.7% of the shares issued and outstanding or issuable upon exercise of all of the warrants currently outstanding. Brian Friedman, one of our directors, is a member of the Executive Committee of Jefferies & Company, Inc. Mr. Friedman disclaims beneficial ownership of the shares owned by Jefferies & Company, Inc. and the shares which Jefferies & Company, Inc. might be entitled to purchase upon exercise of the warrants owned by Jefferies & Company, Inc.

(h) Does not include 3,541 shares owned by Mr. Jackson's wife, as to which Mr. Jackson disclaims beneficial ownership. Does not include warrants to purchase 140 shares owned by Mr. Jackson or warrants to purchase 140 shares owned by Mr. Jackson's wife, as to which Mr. Jackson disclaims beneficial ownership. Such warrants are not currently exercisable. If the warrants owned by Mr. Jackson had been exercisable in full as of April 16, 2002, then Mr. Jackson would be the beneficial owner of an aggregate of 3,681 shares.

(i) See Notes (b), (c), and (e), above. Greenwich Street Capital Partners, L.P. is the owner of a majority of the equity interests in Greenwich I, LLC and Greenwich II, LLC, which together hold a majority of the capital stock of Telex Communications Group, Inc. Mr. Abell disclaims beneficial ownership of any Shares which are directly or indirectly owned by any of the foregoing.

(j) Does not include 219,573 shares owned by Wayland Investment Fund, LLC, the manager of which is CFSC Wayland Advisers, Inc., and 29,513 shares owned by Wayland Investment Fund II, LLC, the manager of which is Wayland II Managers, Inc. Mr. Halloran is a vice president and a member of the board of directors of each of CFSC Wayland Advisers, Inc. and Wayland II Managers, Inc., and disclaims beneficial ownership of the shares owned by Wayland Investment Fund, LLC and Wayland Investment Fund II, LLC. Mr. Halloran also disclaims beneficial ownership of shares that Wayland Investment Fund, LLC and Wayland Investment Fund II, LLC might be able to purchase upon exercise of the warrants owned by them. Such warrants are not currently exercisable. If such warrants had been exercisable in full as of April 16, 2002, then Wayland Investment Fund, LLC and Wayland Investment Fund II, LLC together would be beneficial owners of an aggregate of 259,388 shares, representing approximately 3.9% of the shares issued and outstanding or issuable upon exercise of all the warrants currently outstanding.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     GSCP Recovery, Inc., which owns more than 5% of our outstanding shares, is the record or beneficial owner of our Tranche A and Tranche B Senior Secured Notes due July 31, 2004 in the original aggregate principal amount of $14.8 million, together with accrued interest notes in the aggregate principal amount of $2.4 million, or $17.2 million in the aggregate, as of March 31, 2001.

     GSCP Recovery, Inc., GSC Partners CDO Fund, Limited, and TCI Investments II, LLC acquired senior subordinated discount notes, shares of the Series B Preferred Stock, and/or warrants pursuant to the exchange offer. See Security Ownership of Certain Beneficial Owners and Management".

     Pursuant to a consulting agreement dated as of May 6, 1997, Greenwich Street Capital Partners, Inc., provides certain business, financial and managerial advisory services to us, including developing and implementing corporate and business strategy and providing other consulting and advisory services. In exchange for such services, Greenwich Street Capital Partners, Inc. is entitled to receive an aggregate annual fee of $1.5 million, payable semi-annually, plus its reasonable out-of-pocket costs and expenses. In addition, we have agreed to indemnify Greenwich Street Capital Partners, Inc. and related or affiliated persons against certain liabilities arising under the federal securities laws, liabilities arising out of the performance of the consulting agreement and certain other claims and liabilities. The consulting agreement will be in effect until the earlier to occur of May 6, 2002 or the date on which GSCP (NJ), L.P. no longer owns, directly or indirectly, any shares of our capital stock, and may be earlier terminated by Greenwich Street Capital Partners, Inc. in its discretion. We are currently prohibited under the terms of our Senior Credit Facility and the Senior Secured Notes from paying the advisory fee in cash. However, the advisory fee will continue to accrue, together with a late fee at the rate of two percent per month, subject to applicable law. We had a balance payable, inclusive of late fees, to Greenwich Street Capital Partners, Inc. of $2.0 million at March 31, 2002.

     Mr. Woolard, Chairman of our Board of Directors, received a warrant from Telex Communications Group, Inc., dated March 14, 2000, which entitles him to purchase up to a maximum of 444,939 shares of common stock of Telex
Communications Group, Inc. upon the occurrence of a triggering event. The warrant is immediately vested with respect to one-third of the underlying shares, and the remainder vests in 24 monthly installments beginning April 1, 2001, subject to certain adjustments in the event of Mr. Woolard's death or his removal as Chairman of the Board of Directors of the Telex Communications Group, Inc. as a result of his disability or for cause, as such terms are defined in the warrant, or his resignation as Chairman of the Board of Directors of the Telex Communications Group, Inc. In the event that a triggering event occurs prior to any of these events, the warrant becomes 100% vested. A triggering event occurs upon the merger or consolidation of Telex Communications Group, Inc. resulting in the holders of Telex Communications Group, Inc. Common Stock ceasing to own more than 80% of Telex Communications Group, Inc. Common Stock immediately after such merger or consolidation,

         a  sale  of  all  or   substantially   all  of  the   assets  of  Telex
         Communications Group, Inc., including a sale by Telex Communications Group, Inc. of more than 80% of the Common Stock of Telex, or a sale or transfer by Greenwich I, LLC and/or Greenwich II, LLC, other than transfers to a permitted assignee, together with sales and transfers by permitted assignees, of more than 50% of Telex Communications Group, Inc. common stock.

     The warrant entitles Mr. Woolard to purchase a number of shares of Telex Communications Group, Inc. common stock determined by reference to a formula based on the triggering event valuation multiplied by the percentage of vested warrants. If the valuation is $550 million or less, the maximum number of shares of Telex Communications Group, Inc. common stock that may be issued is 187,451.13; if the valuation is between $550 million and $700 million, the number of shares that may be issued will be a minimum of 187,452.75, and a maximum of 444,937.12; and if the valuation is greater than $700 million, the maximum number of shares that may be issued is 444,938.93. The triggering event valuation is based upon a formula that takes into account prior distributions to Telex Communications Group, Inc.'s shareholders, the purchase price paid for the Telex Communications Group, Inc. Common Stock in connection with the triggering event, and any debt of Telex Communications Group, Inc. assumed by the purchaser. The number of shares issuable upon exercise of the warrant is to be adjusted for dividends on the outstanding common stock payable in shares of common stock, stock splits or combinations, and mergers or consolidations of Telex Communications Group, Inc. with or into another entity, other than a merger or consolidation which is a triggering event, entitling the holders of common stock to receive shares of stock and other securities or property upon such consolidation or merger.

                    DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Senior Credit Facility

     Our Senior Credit Facility includes a term loan facility of $115.0 million, a revolving credit facility, subject to certain borrowing base limitations, of $25.0 million, and foreign working capital lines, subject to certain limitations, of $8.4 million. The Senior Credit Facility is secured by substantially all of our assets other than the capital stock of our foreign subsidiaries. In certain instances the foreign working capital lines are secured by a lien on foreign real property, leaseholds, accounts receivable, and inventory or are guaranteed by another subsidiary.

     As of March 31, 2002, $8.3 million of our $74.5 million outstanding borrowings under the term loan facility is payable in the next 12 months, with the balance payable as described below. As of March 31, 2002 we had total borrowings of $22.3 million under our revolving credit facility and foreign working capital lines. The net availability under the revolving credit facility and foreign working capital lines, after deduction of open letters of credit and borrowing base limitations, was $5.0 million at March 31, 2002. Outstanding balances under substantially all of these credit facilities bear interest at floating rates based upon the interest rate option selected by us; therefore, our financial condition is and will continue to be affected by changes in the prevailing interest rates. The effective interest rate under these credit facilities for the quarter ended March 31, 2002 was 6.9%.

     Pursuant to the term loan facility, we are required to make scheduled permanent principal payments on the term loans, and we are generally required to make mandatory prepayments from proceeds of the sale of assets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

Senior Secured Notes

     We have outstanding Tranche A Senior Secured Notes in the principal amount of $20.0 million. The Tranche A Senior Secured Notes are junior to the Senior Credit Facility but senior to the New Notes, the Existing Notes and the 2007 Notes. Interest on the principal amount of the Tranche A Senior Secured Notes is payable at maturity and compounds quarterly at a stated rate of 18% per annum, increasing by 75 basis points each quarter until the applicable stated interest rate is 25% per annum. If we achieve certain financial performance, we are permitted under the terms of our Senior Credit Facility to pay a portion of the accreted interest before maturity. The stated interest rate on the Tranche A Senior Secured Notes for the quarter ended March 31, 2002 was 20.25% per annum.

     We issued Tranche B Senior Secured Notes in the principal amount of $10.0 million in connection with the debt restructuring. We received net proceeds from the issuance of the Tranche B Senior Secured Notes of $9.4 million after payment of commitment fees. The Tranche B Senior Secured Notes are identical to the Tranche A Senior Secured Notes, except that the initial stated interest rate on the Tranche B Senior Secured Notes is 19.5% per annum. The stated interest rate on the Tranche B Senior Secured Notes for the quarter ended March 31, 2002 was 20.25% per annum

     The Tranche A Senior Secured Notes and the Tranche B Senior Secured Notes are equally secured, subject to the prior security interest granted to the lenders under the Senior Credit Facility, by substantially all of our assets other than the capital stock of our foreign subsidiaries.

2007 Notes

     Prior to the Restructuring Exchange Offer, we had outstanding $125 million principal amount of 10-1/2% Senior Subordinated Notes due 2007 and $100 million principal amount of 11% Senior Subordinated Notes due 2007 (together the "2007 Notes"). Interest on the 2007 Notes is payable semi-annually. The 2007 Notes are unsecured and are contractually subordinated to the Senior Secured Credit Facility and the Senior Secured Notes. We amended the Indenture governing the 2007 Notes in connection with the Restructuring Exchange Offer and, as a result, we are no longer subject to many of the covenants that previously existed in the Indenture. As a result of the Restructuring Exchange Offer, we have outstanding only an aggregate of $550,000 of the 2007 Notes. The 2007 Notes are subordinated to the prior payment in full of the Senior Credit Facility, the Senior Secured Notes, the Existing Notes, the New Notes and current and future "Senior Indebtedness" (as defined in the Indenture governing the 2007 Notes).

Existing Notes

     We issued the Existing Notes on November 21, 2001 in exchange for the 2007 Notes and in connection with the Restructuring. The terms of the Existing Notes are identical in all material respects to the New Notes, except for certain transfer restrictions and other rights relating to this Exchange Offer that are applicable to Existing Notes. We have outstanding Existing Notes in an aggregate principal amount of $105,100,502 at scheduled maturity, and having an Accreted Value of $58,717,421 as of March 31, 2002. The Existing Notes are subordinated to the prior payment in full of our current and future Senior Indebtedness, including the Senior Credit Facility and the Senior Secured Notes. The Existing Notes and the New Notes are governed by the terms of the same Indenture and rank pari passu with each other.

Morrilton Indebtedness

     In March 1999 we purchased a manufacturing facility in Morrilton, Arkansas. We financed the purchase by securing a $1,700,000, ten-year, interest-free mortgage from the City of Morrilton, Arkansas. Principal repayment, due and payable in 96 consecutive equal monthly payments, commenced on March 1, 2002. As of March 31, 2002, the unpaid principal amount was $1,682,292, of which $212,500 is payable in the next 12 months.

Foreign Indebtedness

     Certain of our foreign subsidiaries have entered into agreements with banks to provide for local working capital needs. Under these agreements, we may make aggregate borrowings of up to $8.4 million. At March 31, 2002, we had borrowings and guarantees for open letters of credit of $7.0 million under these facilities, reducing the amount available to $1.4 million. The interest rates in effect on these facilities, as of March 31, 2002, ranged from 6.0% to 7.95% and are generally subject to change based upon prevailing local prime rates. In certain instances, the facilities are secured by a lien on foreign real estate property, leaseholds or accounts receivable and inventories, or guaranteed by another of our subsidiaries.

                            DESCRIPTION OF THE NOTES

     We issued the Existing Notes on November 21, 2001 in exchange for the 2007 Notes and in connection with the Restructuring. The terms of the New Notes are identical in all material respects to the Existing Notes, except for certain transfer restrictions and other rights relating to this Exchange Offer.


     We issued the Existing Notes under the Indenture dated November 21, 2001 (the "Indenture") between the Company and BNY Midwest Trust Company, as trustee (the "Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Indenture apply to the Existing Notes and the New Notes to be issued in exchange for the Existing Notes in this Exchange Offer (all such notes being together referred in this prospectus as the "Notes"). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.


     This description of the Notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this description of the Notes is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights. The Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request.

     The section entitled "Certain Definitions" includes the definitions of a number of the capitalized terms used in this description. For definitions of other capitalized terms, please refer to the Indenture. References in this description to "Telex", "we", "our", and "us" mean only Telex Communications, Inc. and not its subsidiaries.

General

     The Notes:

         are general unsecured, senior subordinated obligations of the Company;

         mature on November 15, 2006;

         will be issued only in fully registered form, without coupons;

         are subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including without limitation Bank Indebtedness, the Senior Secured Notes and any Additional Mezzanine Indebtedness;

         rank equally in right of payment to any future Senior Subordinated Indebtedness of the Company; and

         may  be   guaranteed  on  a  senior   subordinated   basis  by  certain
         subsidiaries of the Company, although no such guarantees currently exist. See "Note Guarantees".

     No Additional Notes.

     The Indenture provides that the Notes will be limited to approximately $105,374,169 aggregate principal amount with a deemed original discounted issue price of $56,250,000.

     Interest.

     Interest on the Notes will accrete until November 15, 2006. Thereafter, the Company will pay interest semiannually on May 15 and November 15 (to the Holders of record on May 1 and November 1 immediately preceding the related interest payment dates) of each year at the rate of 13% per annum on the accreted value of the Notes. Interest not paid on any interest payment date will be added to the principal amount of the Securities until paid.

     Payments on the Notes.

     Principal of, and premium, if any, and interest on, the Notes will be payable, and the Notes may be exchanged or transferred, initially at the office of the Trustee, except that, at our option, payment of interest may be made by check mailed to the address of the registered holders of the Notes as such address appears in the Notes Register. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     Paying Agent and Registrar.

     The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Wholly Owned Subsidiaries that is a Domestic Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

     Transfer and Exchange.

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Registrar may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The
Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note during the 15-business day period before a selection of Notes to be redeemed or during the 15-business day period before an interest payment date.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

     Optional Redemption

     Except as set forth below, the Notes may not be redeemed at the option of the Company prior to September 15, 2003. On and after that date, the Company may redeem the Notes in whole at any time or in part from time to time at the following redemption prices expressed in percentages of Accreted Value as of the redemption date, plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:

         Period                                                 Redemption Price
         ------                                                 ----------------

         2003...............................................    106.5000%
         2004...............................................    104.3333%
         2005...............................................    102.1667%
         2006 and thereafter................................    100.0000%

     Notwithstanding the foregoing, at any time and from time to time prior to September 15, 2003, the Company may redeem Notes which represent in the aggregate up to 33-1/3% of the original aggregate principal amount of the Notes payable as of the Scheduled Maturity Date with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price equal to 113% of Accreted Value as of the redemption date; provided, however, that at least 66-2/3% of the original aggregate principal amount of the Notes payable as of the Scheduled Maturity Date must remain outstanding after each such redemption.

     At any time on or prior to September 15, 2006, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of the Redemption Date.

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 (unless otherwise directed by the Company) in original principal amount or less will be redeemed in part. If any
Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Ranking and Subordination

     The Indenture provides that the payment of the principal of, and premium, if any, and interest on the Notes and any other payment obligations in respect of the Notes, including any obligation to repurchase the Notes, will be subordinated to the prior payment in full in cash or Cash Equivalents when due of all Senior Indebtedness of the Company. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust (as described under "Defeasance" below) are not subordinate to any Senior Indebtedness or subject to these restrictions.

     As a result of the subordination provisions described below, Holders of the Notes may recover less than creditors of the Company who are holders of Senior Indebtedness in the event of an insolvency, bankruptcy, reorganization, receivership or similar proceedings relating to the Company. Moreover, the Notes will be structurally subordinated to the liabilities of the non-guarantor Subsidiaries of the Company. At March 31, 2002, on a pro forma as adjusted basis to give effect to the Exchange Offer:

         The redemption value of outstanding Senior Indebtedness was $133.3 million. This amount does not include up to $10.3 million in undrawn but potentially available borrowing commitments under the Senior Credit Facility and foreign revolving capital lines, all of which would be secured.

         The Company would have had no Senior Subordinated Indebtedness other than the Notes.

     Although the Indenture limits the amount of indebtedness that the Company and its Restricted Subsidiaries may incur, such indebtedness may be substantial and all of it may be Senior Indebtedness or Secured Indebtedness, as the case may be, and all or some of it may be secured. See "--Certain Covenants--Limitation on Indebtedness" below.

     The indebtedness evidenced by the Notes will be unsecured Senior Subordinated Indebtedness and will be subordinated in right of payment, as set forth in the Indenture, to the payment when due of all existing and future Senior Indebtedness, including the obligations of the Company under the Senior Credit Facility, the Senior Secured Notes and any Additional Mezzanine Indebtedness that might be Incurred by the Company. The Notes will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes will also be effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

     Certain of the Company's operations are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Notes. The Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of Subsidiaries of the Company, other than any such Subsidiary that may become a Note Guarantor in the future. See "--Note Guarantees" below. Although the Indenture limits the incurrence of Indebtedness and preferred stock by certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications.

     Only Indebtedness of the Company that is Senior Indebtedness ranks senior to the Notes in accordance with the provisions of the Indenture. The Notes in all respects rank equally with all other Senior Subordinated Indebtedness of the Company. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

     The Indenture provides that the Company may not pay principal of, or premium on, if any, interest on, or other payment obligations in respect of, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise purchase, redeem or retire any Notes (collectively, "pay the Notes") if:

         (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents; or

         (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded in writing or such Senior Indebtedness has been paid in full in cash or Cash Equivalents.

     However, the Company may pay the Notes if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

     The Indenture provides that the Company will not be permitted to pay the Notes for a Payment Blockage Period (as defined below) during the continuance of any default, other than a default described in clause (i) or clause (ii) of the preceding paragraph, on any Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods.

     A "Payment Blockage Period" commences on the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of a default of the kind described in the immediately preceding paragraph from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends 179 days after receipt of the notice. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

         (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

         (ii) because such Designated Senior Indebtedness has been repaid in full; or

         (iii)because the default giving rise to such Blockage Notice is no longer continuing.

     The Indenture provides that the Company may resume payments on the Notes after the end of the Payment Blockage Period, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than Bank Indebtedness, a Representative of Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

     In the event of:

         (i)  a total or partial liquidation or a dissolution of the Company; or

         (ii) a reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to the Company or its property;

the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents in respect of Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the Holders of the Notes will be entitled to receive any payment or distribution, if any, of the assets or securities of the Company. In addition, until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to Holders of the Senior Indebtedness as their interests may appear. If a payment or distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay the payment or distribution over to holders of Senior Indebtedness as their interests may appear.

     The Indenture provides that if payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee will promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Notes until five Business Days after such holders or the Representative of each Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

Note Guarantees

     Under certain circumstances described in the Indenture, the Company is required to cause certain Domestic Subsidiaries to guarantee the Notes and become "Note Guarantors". There are currently no Note Guarantors.

     The Note Guarantors, as primary obligor and not merely as surety, jointly and severally unconditionally guarantee the Company's obligations under the Notes and all obligations under the Indenture. Each Note Guarantee is subordinated to the prior payment in full of all Guarantor Senior Indebtedness in the same manner and to the same extent that the Notes are subordinated to Senior Indebtedness. Each Note Guarantee ranks equally with all other Guarantor Senior Subordinated Indebtedness of that Note Guarantor. Although the Indenture will limit the amount of indebtedness that the Company and its Restricted Subsidiaries may incur, such indebtedness may be substantial and all of it may be Guarantor Senior Indebtedness, and all or some of it may be secured.

     The obligations of each Note Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

     In the event a Note Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Note Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company, such Note Guarantor will be released from its obligations under its Note Guarantee if:

         (i)  the sale or other disposition is in compliance with the Indenture,
              including    the    covenants     described     under     "Certain
              Covenants--Limitation on Sales of Assets"; and

         (ii) all the obligations of such Note Guarantor under the Senior Credit Agreement and related documentation, and under any other agreements relating to any other Indebtedness of the Company or any of its other Restricted Subsidiaries, terminate upon consummation of such transaction (other than with respect to any such Indebtedness that is assumed by any Person that is not an Affiliate of the Company).

     In addition, a Note Guarantor will be released from its obligations under the Indenture and the Note Guarantee upon the merger or consolidation of such Note Guarantor with and into the Company or another Note Guarantor that is the surviving Person in such merger or consolidation or if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Certain Covenants

     The following are certain covenants contained in the Indenture governing the New Notes.

     Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due, and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file (if then permitted to do so) with the SEC and provide (whether or not so filed with the SEC) the Trustee and Securityholders and prospective Securityholders (upon request) with the annual reports and the information, documents and other reports, which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA Section 314(a).

     Limitation on Indebtedness. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and the Note Guarantors may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio would be greater than (i) 2.00:1.00, if such Indebtedness is Incurred on or prior to the second anniversary of the Issue Date, and (ii) 2.25:1.00 if such Indebtedness is Incurred thereafter.

     The  Indenture  provides  that,   notwithstanding   the  foregoing  general
prohibition on the incurrence of Indenture, the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

         (i) Indebtedness Incurred pursuant to the Senior Credit Facility in a maximum principal amount not to exceed at any time an aggregate principal amount of $120 million (including letters of credit outstanding under the Senior Credit Facility);

         (ii) Indebtedness of Foreign Subsidiaries for working capital purposes and any Guarantees in respect thereof, the aggregate principal amount of which Indebtedness outstanding at any time does not exceed, as to all such Foreign Subsidiaries, the greater of (the "Foreign Subsidiary Amount") (A) $10.0 million and (B) an amount equal to 10% of Consolidated Tangible Assets;

         (iii) Indebtedness (A) of the Company to any Restricted  Subsidiary and
     (B) of any Wholly Owned Subsidiary to the Company or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

         (iv) Indebtedness represented by the Securities, any Indebtedness (other than the Indebtedness described in clause (i), (ii) or (iii) above) outstanding on the date of the Indenture (including without limitation the 2007 Notes), and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause or incurred as described in the first paragraph above in compliance with the Consolidated Coverage Ratio;

         (v) Indebtedness of the Company or any Restricted Subsidiary to finance or refinance the deferred purchase price of newly acquired property of the Company and its Subsidiaries used in the ordinary course of business of the Company and its Subsidiaries (provided such purchase money financing is entered into within six months of the acquisition of such property), and any Refinancing Indebtedness with respect thereto, in an amount (based on the remaining balance of the obligations therefor on the books of the Company and its Restricted Subsidiaries) which shall not exceed the greater of (A) $7.0 million and (B) an amount equal to 7% of Consolidated Tangible Assets in the aggregate at any one time outstanding;

         (vi) [omitted];

         (vii) Indebtedness of the Company or any Restricted Subsidiary in the form of Capitalized Lease Obligations or Attributable Debt, and any Refinancing Indebtedness with respect thereto, in an aggregate amount not in excess of the greater of (A) $7.0 million and (B) an amount equal to 7% of Consolidated Tangible Assets at any one time outstanding; provided, however, that all Indebtedness Incurred by one or more Restricted Subsidiaries that are not Note Guarantors pursuant to clause (v) or (vi) above or this clause (vii) shall not exceed the greater of (A) $7.0 million and (B) an amount equal to 7% of Consolidated Tangible Assets in aggregate principal amount at any one time outstanding;

         (viii) Indebtedness represented by the Note Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i) or (iii) above;

         (ix) Guarantees (A) by any Note Guarantor of Senior Indebtedness, (B) by the Company or any Note Guarantor of Guarantor Senior Indebtedness or
     (C) by any Wholly Owned Subsidiary that is not a Note Guarantor of Indebtedness of any Wholly Owned Subsidiary that is not a Note Guarantor;

         (x) Indebtedness (A) arising by reason of any Lien created or permitted to exist by the provisions described in "--Limitation on Liens" below, including any Indebtedness of any Note Guarantor arising by reason of any Lien granted by such Person to secure Senior Indebtedness, or of the Company or any Note Guarantor arising by reason of any Lien granted by such Person to secure Guarantor Senior Indebtedness, or (B) of any Restricted Subsidiary that is not a Note Guarantor arising by reason of any Lien granted by such Person to secure Indebtedness of any Restricted Subsidiary that is not a Note Guarantor;

         (xi) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

         (xii)  Indebtedness  of  the  Company  or  any  Restricted   Subsidiary
     consisting  of  guarantees,  indemnities,  or  obligations  in  respect  of purchase price adjustments, in connection with the acquisition or disposition of assets;

         (xiii) Indebtedness in respect of (A) commercial letters of credit, or other letters of credit or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business;

         (xiv) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary and are in the ordinary course of business;

         (xv) Indebtedness (A) of the Company consisting of Guarantees of up to an aggregate principal amount of $4.0 million of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company by such Management Investors or (B) of the Company or any Restricted Subsidiary consisting of guarantees in respect of loans or advances made to officers or employees of the Company or any Restricted Subsidiary, or guarantees otherwise made on their behalf, (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time;

         (xvi) Indebtedness of any Restricted Subsidiary that is Indebtedness of another Person assumed by such Restricted Subsidiary in connection with its acquisition of assets from such Person (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that at the time of such acquisition of assets the Company shall have been able to Incur at least an additional $1.00 of Indebtedness under the first paragraph above in compliance with the Consolidated Coverage Ratio after giving effect to such acquisition;

         (xvii) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that on the date of any such acquisition the Company shall have been able to Incur at least $1.00 of Indebtedness under the first paragraph above in compliance with the Consolidated Coverage Ratio after giving effect to such acquisition; and

         (xviii)Indebtedness  constituting  Senior  Secured Notes and Additional
     Mezzanine Indebtedness of the Company in an aggregate principal amount outstanding from time to time not to exceed $40 million, plus any increase in the amount of such Indebtedness resulting from any accrual, compounding or payment-in-kind of interest under such Indebtedness which is not paid currently in cash or which is added to the principal amount of such Indebtedness, including without limitation any refunding, restructuring, replacement, substitution, renewal or modification of such Indebtedness; and such Indebtedness shall be on such terms as the Company shall agree from time to time and may be secured or unsecured and may be Senior Indebtedness and Designated Senior Indebtedness.

     The Indenture provides that, notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to any exception described in the immediately preceding paragraph that permits Refinancing Indebtedness in respect of Indebtedness constituting Subordinated Obligations, if the proceeds of such Refinancing Indebtedness are used, directly or indirectly, to refinance such Subordinated Obligations, unless such Refinancing Indebtedness will be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

     For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in any exception described in the second paragraph above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt, provided that

(x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date and (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

     Limitation on Restricted Payments. The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution is not a Wholly Owned Subsidiary, to its other shareholders on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or another Restricted Subsidiary,
(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being referred in this prospectus to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

         (1) a Default shall have occurred and be continuing (or would result therefrom);

         (2) the Company could not incur at least an additional $1.00 of Indebtedness under the provisions described in the first paragraph under "--Limitation on Indebtedness" above; or

         (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Company's Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Company's Board of Directors) declared or made subsequent to the date of the Indenture would exceed the sum of:

                (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the end of the most recent fiscal quarter ending prior to the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                (B) the aggregate Net Cash Proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary of the Company), provided that in the event such issuance or sale is to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees, to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust for which the Company is liable as Guarantor or otherwise, such aggregate amount of Net Cash Proceeds shall be limited to the aggregate amount of principal payments made by such plan or trust with respect to such Indebtedness;

                (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property (other than Capital Stock), distributed by the Company upon such conversion or exchange), plus the amount of any cash or other property received by the Company or any Restricted Subsidiary upon such conversion or exchange;

                (D) the amount  equal to the net  reduction in  Investments  in
         Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

                (E) in the case of disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount equal to the lesser of the return of capital or repayment with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

         The Indenture provides that the foregoing provisions will not prohibit:

         (i) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) or a substantially concurrent capital contribution to the Company; provided, however, that (A) such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or capital contribution shall be excluded in subsequent calculations under clause (B) of the preceding paragraph;

         (ii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company that is permitted to be Incurred pursuant to the provisions described in "--Limitation on Indebtedness" above; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

         (iii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations from Net Available Cash to the extent permitted by the provisions described in "--Limitation on Sales of Assets" below; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

         (iv) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations upon a Change of Control to the extent required by the agreement governing such Subordinated Obligations but only if the Company shall have complied with the provisions described in "--Change of Control" below and purchased all Securities tendered pursuant to the offer to repurchase all the Securities required thereby, prior to purchasing or repaying such Subordinated Obligations; provided, however, that (A) the purchase price (stated as a percentage of principal amount or issue price plus accrued original issue discount, if less) of such Subordinated Obligations shall not be greater than the price (stated as a percentage of principal amount) of the Securities pursuant to any such offer to repurchase the Securities in the event of a Change of Control, and (B) any such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be included in subsequent calculations of the amount of Restricted Payments;

         (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the provisions described in "--Limitation on Restricted Payments" below; provided, however, that such dividends shall be included in subsequent calculations of the amount of Restricted Payments;

         (vi) payments by the Company to repurchase or otherwise acquire Capital Stock or options, warrants or other rights in respect thereof, in each case from Management Investors, such payments not to exceed an amount equal to $500,000 in any fiscal year and $2.0 million in the aggregate (plus the Net Cash Proceeds received by the Company since the Issue Date as a capital contribution from the sale to Management Investors of Capital Stock or options, warrants or other rights in respect thereof); provided, however, that such payments, loans, advances, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments;

         (vii) loans, advances, dividends or distributions by the Company or any Restricted Subsidiary to TCG (A) to pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under the Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (B) to make payments in respect of its indemnification obligations owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, to the extent such payments relate to the Company and its Subsidiaries and to any period ending on or prior to the closing of the Restructuring Transactions, (C) to permit TCG to pay all reasonable fees and expenses payable by it in connection with the Restructuring Transactions, or (D) in respect of any Securities and Capital Stock of the Company which are held by TCG;

         (viii)payments by the Company or any Restricted Subsidiary to TCG (A) to satisfy or permit TCG to satisfy obligations under or in respect of the Tax Sharing Agreement, (B) to pay or permit TCG to pay, with respect to any period ending on or prior to the closing of the Restructuring Transactions, any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by TCG by virtue of its being incorporated or having capital stock outstanding (but not by virtue of owning stock of any corporation other than the Company or any of its Subsidiaries), or being a holding company parent of the Company or receiving dividends from or other distributions in respect of the stock of the Company, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company is permitted to make payments to TCG pursuant to this covenant, or (C) to pay or permit TCG to pay, with respect to any period ending on or prior to the closing of the Restructuring Transactions, any other federal, state, foreign, provincial or local taxes measured by income for which TCG is liable up to an amount not to exceed with respect to such federal taxes the amount of any such taxes which the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries; provided, however, that such payments will be excluded in subsequent calculations of the amount of Restricted Payments;

         (ix) the payment by the Company of interest or principal under the Securities, or dividends or redemption amounts under the Capital Stock of the Company; except that (A) dividends shall not be paid on the Capital Stock of the Company so long as there shall exist an Event of Default hereunder or under any Senior Indebtedness or so long as dividends on such Capital Stock shall otherwise be prohibited under the terms of any Senior Indebtedness, (B) no Capital Stock shall be redeemed prior to its stated mandatory redemption date and then only so long as there does not exist an Event of Default hereunder or under any Senior Indebtedness and so long as redemptions of such Capital Stock shall otherwise be prohibited under the terms of any Senior Indebtedness, and (C) dividends shall not be paid on the Capital Stock of the Company prior to an initial public offering of such common stock and then thereafter only in an amount not to exceed in any fiscal year 6% of the net proceeds received by the Company, in or from such public offering; provided, however, that such payments, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments; and

         (x) payments, loans, advances, dividends or distributions by the Company or any Restricted Subsidiary in an aggregate amount not to exceed $10.0 million (in addition to payments, loans, advances, dividends or distributions otherwise permitted under this paragraph); provided, however, that (A) the Company or any Restricted Subsidiary shall not be permitted to make Restricted Payments under this clause unless, after giving effect thereto (including the Incurrence of any Indebtedness to fund such Restricted Payment), the Consolidated Coverage Ratio of the Company would be at least equal to 2.25:1.00 and (B) such loans, advances, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments; and

provided, further, that in the case of clauses (vii), (ix) and (x) above no Default or Event of Default shall have occurred or be continuing at the time of such payment after giving effect thereto.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

         (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture (including, without limitation, the Senior Credit Facility);

         (2) any encumbrance or restriction with respect to a Restricted Subsidiary (x) pursuant to an agreement relating to any Indebtedness

       Incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company, or of another Person that is assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from, or merger or consolidation with, such Person (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or such acquisition of assets, merger or consolidation) and outstanding on the date of such acquisition, merger or consolidation or (y) pursuant to any agreement (not relating to any Indebtedness) in existence when a Person becomes a Subsidiary of the Company or when such agreement is acquired by the Company or any Subsidiary thereof, that is not created in contemplation of such Person becoming such a Subsidiary or such acquisition (for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary or agreement thereof shall be deemed acquired or assumed, as the case may be, by the Company when such Person becomes the Successor Company);

         (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refinances or replaces, an agreement referred to in clause (1) or (2) above or this clause (3) (an "Initial Agreement") or contained in any amendment to an Initial Agreement; provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or amendment are no less favorable to the Holders of the Securities taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or amendment relates (as conclusively determined in good faith by the Board of Directors);

         (4) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

         (5) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

         (6) any encumbrance or restriction on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; and

         (7) any encumbrance or restriction pursuant to an agreement relating to any Indebtedness incurred, or any sale of receivables, by a Foreign Subsidiary.

     Limitation on Sales of Assets. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

         (i)   the Company or such Restricted Subsidiary receives consideration

     (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $1.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all non-cash consideration); however, the provisions of this clause (i) shall not be applicable to any Asset Disposition which is permitted under the terms of any Senior Indebtedness or as to which the holders of such Senior Indebtedness shall have consented thereto;

         (ii) at least 80% of the consideration therefor (excluding, in the case of an Asset Disposition of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, which are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash; however, the provisions of this clause (ii) shall not be applicable to any Asset Disposition which is permitted under the terms of any Senior Indebtedness or as to which the holders of such Senior Indebtedness shall have consent thereto; and

         (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) as follows:

                (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition;

                (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A) above, to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition, or, if such reinvestment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project;

                (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above (such balance, the "Excess Proceeds"), and provided that a purchase of the Securities by the Company is not then prohibited under the terms of any Senior Indebtedness, to make an offer to purchase Securities and (to the extent required by the terms thereof) any other Senior Subordinated Indebtedness, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness, at a purchase price of 100% of the principal amount thereof (or accreted value, as applicable) plus accrued and unpaid interest, if any, to the purchase date; and

                (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) (or if a purchase of the Securities by the Company is prohibited under the terms of any Senior Indebtedness) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including the repayment of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such

Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5.0 million. If the aggregate principal amount (or accreted value, as applicable) of Securities and Senior Subordinated Indebtedness validly tendered and not withdrawn in connection with an offer pursuant to clause (C) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Securities and such Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the Securities to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and the outstanding principal amount (or accreted value, as applicable) of the relevant Senior Subordinated Indebtedness, and (y) the aggregate principal amount of Securities validly tendered and not withdrawn.

     For the purposes of this covenant, the following are deemed to be cash: (v) Cash Equivalents, (w) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (x) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, and (z) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary.

     In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause (iii)(C) above (provided that a purchase of the Securities by the Company is not then prohibited under the terms of any Senior Indebtedness), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(C) above (to repay Senior Subordinated Indebtedness) or clause (iii)(D) above. The Company shall not be required to make an Offer for Securities pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses
(iii)(A) and (iii)(B) above) is less than $5.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     The Company is required to comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the provisions described above. To the extent that the provisions of any securities laws or regulations conflict with these provisions, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these provisions by virtue thereof.

     Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that taken as a whole are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, are not in writing and (x) have not been approved by a majority of the members of the Board of Directors having no material personal financial interest in such Affiliate Transaction, or (y) in the event there are no such members, as to which the Company has not obtained a Fairness Opinion (as hereinafter defined). In addition, any transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $10.0 million will also require an opinion (a "Fairness Opinion") from an independent investment banking firm or appraiser, as appropriate, of national prominence, to the effect that the terms of such transaction taken as a whole are either (i) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate or (ii) fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     The Indenture provides that the foregoing provisions shall not prohibit (i) any Restricted Payment permitted under the provisions described in "--Limitation on Restricted Payments", any Permitted Investment, or any other transaction specifically excluded from the definition of the term "Restricted Payment", (ii) the performance of the Company's or Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options or other securities, to employees, officers or directors in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and the insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary, or guarantees in respect thereof or otherwise made on their behalf (including any payments under such guarantees), (A) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, or (B) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time, (vii) guarantees of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company by such Management Investors, which guarantees are permitted by the provisions described in "--Limitation on Indebtedness" above, and payments thereunder, (viii) the Restructuring Transactions and the incurrence and payment of all fees and expenses payable in connection therewith,
(ix) any other transaction arising out of agreements in existence on the Issue Date, (x) execution, delivery and performance of the Tax Sharing Agreement and the Management Agreements, including the ongoing payment of fees to GSCP of up to $1.75 million per year plus reasonable out of pocket expenses, (xi) any commercial or other business transaction in the ordinary course of business with any Permitted Holder or any Affiliate thereof, on terms that taken as a whole are no less favorable to the Company and its Restricted Subsidiaries than those that could be obtained at the time in arm's-length dealings with a Person who is not an Affiliate of the Company, (xii) any transaction in the ordinary course of business, or approved by a majority of the members of the Board of Directors having no material personal financial interest in such transaction, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity primarily engaged in a Related Business, and (xiii) any of the Restructuring Transactions.

     Change of Control. The Indenture provides that, upon the occurrence of a Change of Control, and provided that a purchase of the Securities by the Company is not then prohibited under the terms of any Senior Indebtedness, each Securityholder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof to the date of repurchase, provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities in the event that it has exercised its right to redeem all the Securities pursuant to the provisions described in "--General--Optional Redemption" above.

     In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to these provisions, then prior to the mailing of the notice to Holders described below but in any event within 30 days following any Change of Control (unless the Company has exercised its right to redeem all the Securities pursuant to the provisions described in "--General--Optional Redemption" above), the Company is required to (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided below.

     Unless the Company has exercised its right to redeem all the Securities pursuant to the provisions described in "--General--Optional Redemption" above, within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof) (except as provided in the proviso to the first sentence of the first paragraph above), the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or will occur and that such Holder has (or upon such occurrence will have) the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof to the date of purchase; (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with these provisions, that a Holder must follow in order to have its Securities purchased; and (5) that if such offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

     Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

     On the purchase date, all Securities purchased by the Company under these provisions shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

     The Indenture provides that the Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to these provisions. To the extent that the provisions of any securities laws or regulations conflict with these provisions, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under these provisions by virtue thereof.

     Compliance Certificate; Notice of Default. The Indenture provides that the Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate signed by the principal executive, principal financial or principal accounting officer of the Company complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity and describe what actions, if any, the Company proposes to take with respect to such failure. The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of any such Default or Event of Default.

     Limitation on Liens. The Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness that is not Senior Indebtedness or Guarantor Senior Indebtedness (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Securities or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Securities or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

     Additional Note Guarantors. The Indenture provides that, if the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary that is a Significant Subsidiary, then the Company, the Trustee and such newly acquired or created Domestic Subsidiary shall execute and deliver a supplemental indenture evidencing such Note Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture. The Company will also have the right to cause any Restricted Subsidiary so to become a Note Guarantor. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Such Note Guarantee may be substantially in the form of attached to the Indenture or in such other form as may be reasonably satisfactory to the Trustee and the Company.

     Except as provided in the applicable Note Guarantee, no Note Guarantor may consolidate or merge with into (whether or not such Note Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than a Note Guarantor or the Company) assumes all the obligations of such Note Guarantor under the Note Guarantee and the Indenture pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee, and (ii) if such merger or consolidation is with a Person other than the Company or a Restricted Subsidiary, (x) immediately after such transaction, no Default or Event of Default exists and (y) the Company will, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the provisions described in the first paragraph under "--Limitation on Indebtedness" above.

     Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries. The Indenture provides that the Company will not sell any shares of Preferred Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Preferred Stock to any Person (other than to the Company or a Restricted Subsidiary, or to directors as directors' qualifying shares, or (in the case of any Foreign Subsidiary) to the extent required by applicable law); provided, however, that (a) the Company or any Restricted Subsidiary is permitted to sell Preferred Stock of a Subsidiary in compliance with the provisions described in "--Limitation on Sales of Assets" above and (b) any such Preferred Stock may be issued or sold if Incurred by any Restricted Subsidiary in compliance with the provisions described in "--Limitation of Indebtedness" above.


Merger and Consolidation

     The Indenture provides that the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

         (i) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Consolidated Coverage Ratio of the Successor Company would be at least equal to the greater of (A) 1.75:1.00 and (B) a ratio equal to 75% of the actual Consolidated Coverage Ratio of the Company as of such date of determination; and (iv) each Note Guarantor (other than any party to any such merger) shall have delivered a written instrument in form and substance reasonably satisfactory to the Trustee confirming its Note Guarantee; and (v) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; provided that (x) in giving such opinion such counsel may rely on such Officer's Certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (ii) and (iii)), and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of these provisions. Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the provisions described in "--Limitation on Indebtedness" above.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Agreement, except that, in the case of a conveyance, transfer or lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities.

     Notwithstanding clauses (ii) and (iii) above, (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits. Notwithstanding the foregoing, the Company may enter into, perform and consummate the Transactions.

Defaults and Remedies

     Each of the following is an Event of Default under the Indenture:

         (i) a default in any payment of interest on any Note when due, continued for 30 days,

         (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "--Ranking" above,

         (iii) the failure by the Company to comply with its obligations under the covenant described under "--Merger and Consolidation" above,

         (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "--Certain Covenants" above (other under "--Payment of Securities", "--Compliance Certificate; Notice of Default"),

         (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture,

         (vi) the failure by any Note Guarantor to comply with its obligations under any Note Guarantee to which such Note Guarantor is a party, after any applicable grace period,

         (vii) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"),

         (viii)certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"),

         (ix) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision") or

         (x) the failure of any Note Guarantee by a Note Guarantor which is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any such Note Guarantor of its obligations under the Indenture or any Note Guarantee if such Default continues for 10 days.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     A Default under clause (iv) or (v) above will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     The Company is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (vi) above and any event which with the giving of notice or the lapse of time would become an Event of Default under clauses
(iv), (v) or (ix) above, its status and what action the Company is taking or proposes to take with respect thereto.

     If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of all the Notes to be due and payable. Upon such a declaration, the principal (which, if prior to the Scheduled Maturity Date of the Notes, shall be limited to the Accreted Value) of and interest on the Notes will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal (which, if prior to the Scheduled Maturity Date of the Notes, shall be limited to the Accreted Value) of and interest on the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the

Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the principal amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Scheduled Maturity Date of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder, (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or (viii) make any change in the amendment provisions that require each Holder's consent or in the waiver provisions. In addition, without the consent of the Holders of 90% in principal amount of the Notes then outstanding, no amendment may release any Note Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except in compliance with the terms thereof or of the Indenture.

     Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to a transaction governed by the provisions described under "--Merger and Consolidation" (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for purposes of this Indenture, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under "--Certain Covenants", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clause (iii) under "--Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii), (viii) (but only with respect to certain bankruptcy events of a Significant Subsidiary), (ix) or (x) under "Defaults" above or because of the failure of the Company to comply with clause (iii) under "--Merger and Consolidation" above.

     Either defeasance option may be exercised to any redemption date or to the maturity date for the Notes. In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the date of the Indenture).

Concerning the Trustee

     BNY Midwest Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

Governing Law

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

     The following terms are defined and used in the Indenture.

     "Accreted Value" means, as of any date of determination prior to November 15, 2006, with respect to any Security, the sum of (i) the deemed issue price of such Security and (ii) the portion of the excess of the principal amount of such Security over such deemed issue price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 13% per annum of the deemed issue price of such Security, compounded semi-annually on each May 15 and November 15 from the Issue Date through the date of determination, computed on the basis of a 360-day year of twelve 30-day months. The Accreted Value of any Security on or after November 15, 2006 shall be 100% of the principal amount thereof.

accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 13% per annum of the deemed issue price of such Security, compounded semi-annually on each May 15 and November 15 from the Issue Date through the date of determination, computed on the basis of a 360-day year of twelve 30-day months. The Accreted Value of any Security on or after November 15, 2006 shall be 100% of the principal amount thereof.

     "Additional   Assets"   means  (i)  any  property  or  assets  (other  than
Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Additional Mezzanine Indebtedness" means (i) Indebtedness (exclusive of the Senior Secured Notes) in an aggregate initial principal amount not to exceed from time to time $10 million which may be issued from time to time on such terms as the Company shall determine; (ii) any increase in the amount of the Indebtedness described in the foregoing clause (i) resulting from any accrual, compounding or payment-in-kind of interest under such Indebtedness which is not paid currently in cash, which accretes or which is added to the principal amount of such Indebtedness; and (iii) any Refinancing Indebtedness in respect of such Indebtedness and amounts under the foregoing clause (ii), including without limitation any refunding, restructuring, replacement, substitution, renewal or modification of such Indebtedness. "Additional Mezzanine Indebtedness" shall be on such terms as the Company shall agree from time to time and may be secured or unsecured and may be Senior Indebtedness and Designated Senior Indebtedness.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the then outstanding Accreted Value of such Note and
(ii) the excess of (A) the present value of the principal amount of the Note payable on the Scheduled Maturity Date, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then-outstanding Accreted Value of such Note; provided, however, that in no case shall the Applicable Premium be less than zero.

     "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted
Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory, equipment, obsolete assets or surplus personal property in the ordinary course of business, (iii) the sale of Temporary Cash Investments or Cash Equivalents in the ordinary course of business, (iv) dispositions with a fair market value not exceeding $500,000 in the aggregate in any fiscal year, (v) the sale or discount (with or without recourse, and on commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (vi) the licensing of intellectual property in the ordinary course of business, (vii) for purposes of the covenant described under "--Certain Covenants--Limitation on

Sales of Assets" only, a disposition subject to the covenant described under "--Certain Covenants--Limitation on Restricted Payments" or (viii) a disposition of property or assets that is governed by the provisions described under "--Merger and Consolidation".

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

     "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act.

     "Change of Control" means the occurrence of any of the following events:

         (i) prior to the earlier of the first public offering of Voting Stock of the Company or the effectiveness of a Shelf Registration Statement with respect to the New Capital Stock, either (x) Permitted Holders cease to be the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, or (y) Permitted Holders cease to be entitled by voting power, contract or otherwise to elect or cause the election of directors of the Company having a majority of the total voting power of the Board of Directors, in each case, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity" held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent entity);

         (ii) following the earlier of the first public offering of Voting Stock of the Company or the effectiveness of a Shelf Registration Statement with respect to the New Capital Stock, any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause
     (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 35% of the Voting Stock of the Company, provided that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

         (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Telex Communications, Inc., a Delaware corporation, and any successor thereto.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Restructuring Transactions as if it had occurred at the beginning of such four-quarter period); provided, however, that:

         (1) if the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period,

         (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition of any company or any business or any group of assets constituting an operating unit of a business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

         (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any group of assets constituting an operating unit of a business, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

         (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, Investment or acquisition of assets, or any transaction governed by the provisions described under "--Merger and

Consolidation", or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting Officer of the Company, based on reasonable assumptions. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, the Company and its consolidated Restricted Subsidiaries, determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization or write-off of financing costs, and plus, to the extent incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and the interest component of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease, in accordance with GAAP, (ii) amortization of debt discount, (iii) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (iv) non-cash interest expense, (v) net costs associated with Hedging Obligations, (vi) the product of
(A) Preferred Stock dividends in respect of all Preferred Stock of Domestic Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; and (vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person (other than the Company or any Restricted Subsidiary) on Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Restricted Subsidiaries, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

         (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

         (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

         (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that
     (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another
     Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

         (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

         (v)   any extraordinary gain or loss, and

         (vi)  the cumulative effect of a change in accounting principles.

     "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary.

     "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness , (ii) the Senior Secured Notes, (iii) the Additional Mezzanine Indebtedness, and (iv) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of the Notes.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "EBITDA"  means,  for any  period,  the  Consolidated  Net  Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization of intangibles and other non-cash charges or non-cash losses.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of November 21, 2001 entered into by the Company for the benefit of the Initial Holders, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

     "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio", "Consolidated Interest Expense", "Consolidated Net Income" and "EBITDA", all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession all ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other non-financial obligation of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or such other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) any Guarantee of the Bank Indebtedness by such Note Guarantor and all other Guarantees by a Note Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness for any other Note Guarantor; and (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Note Guarantor regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amount owing in respect of, all other Indebtedness of the Note Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Note Guarantor under the Note Guarantee; provided, however, that Guarantor Senior Indebtedness shall not include (1) any obligations of such Note Guarantor to the Note Guarantor or any other Subsidiary of the Note Guarantor, (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Note Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Note Guarantor that is expressly subordinate in right of payment to any of the Indebtedness of such Note Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Note Guarantor, or (5) any Capital Stock.

     "Guarantor Senior Subordinated Indebtedness" means, with respect to a Note Guarantor, the obligations of such Note Guarantor under the Note Guarantee and any other Indebtedness of such Note Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Note Guarantor under the Note Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Note Guarantor which is not Guarantor Senior Indebtedness of such Note Guarantor.

     "Guarantor Subordinated Obligation" means, with respect to a Note Guarantor, any Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Note Guarantor under its Note Guarantee pursuant to a written agreement.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Securityholder" means the Person in whose name a Security is registered in the Register.

     "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

     "Indebtedness"   means,   with  respect  to  any  Person  on  any  date  of
determination (without duplication):

         (i)    the principal of indebtedness of such Person for borrowed money,

         (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

         (iii) all   reimbursement   obligations  of  such  Person   (including
     reimbursement obligations) in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

         (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services,

         (v) all Capitalized Lease Obligations and Attributable Debt of such Person,

         (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock or (if such Person is a Subsidiary of the Company) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if such Capital Stock has no such fixed price, to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors of the issuer of such Capital Stock),

         (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

         (viii)all Indebtedness of other Persons to the extent Guaranteed by such Person, and

         (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

     The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise in accordance with GAAP.

     "Initial Holders" means the record or beneficial holders of the 2007 Notes to whom the Securities are delivered in exchange for such 2007 Notes, whether delivered pursuant to Restructuring Exchange Offer or delivered subsequent thereto.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is party or a beneficiary.

     "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Investors" means Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., The Travelers Insurance Company, The Travelers Life and Annuity Company, TRV Employees Fund, L.P. and the other parties that purchased equity interests in the Company on the date of the Restructuring Transactions.

     "Issue Date" means the date on which the Securities are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Management Agreements" means, collectively, the Consulting Agreement, the Fee Agreement and the Indemnification Agreement, each between the Company and Greenwich Street Capital Partners, Inc. (and its permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

     "Management Investors" means the officers, directors, employees and other members of the management of the Company or any of its Subsidiaries, or family members or relatives thereof, or trusts for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company.

     "Management Stock" means Capital Stock of the Company, or options, warrants or other rights in respect thereof, held by any of the Management Investors.

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset

Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

     "New Capital Stock" means (i) the Series B Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock") issued by the Company in exchange for the 2007 Notes, whether issued pursuant to the Restructuring Exchange Offer or issued subsequent thereto, together with any Capital Stock of the Company issued in respect of the Series B Preferred Stock upon conversion of the Series B Preferred Stock, and (ii) the Series B Preferred Stock and any other Capital Stock of the Company issued upon exercise of the New Warrants.

     "New Warrants" means the warrants issued by the Company in exchange for the 2007 Notes, whether issued pursuant to the Restructuring Exchange Offer or issued subsequent thereto.

     "Note Guarantee" means any guarantee that may from time to time be executed and delivered by a Subsidiary of the Company pursuant to the provisions described in "--Certain Covenants--Additional Note Guarantors" above.

     "Note Guarantor" means any Subsidiary that has issued a Note Guarantee.

     "Officer" means the President, Chief Financial Officer, any Vice President, Controller or Treasurer of the Company.

     "Officer's Certificate" means a certificate signed by one Officer.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Holder" means any of the following: (i) any of the Investors, Smith Barney Holdings Inc. and their respective Affiliates; (ii) any investment fund or vehicle managed, sponsored or advised by Greenwich Street Capital Partners, Inc., The Travelers Insurance Company, The Travelers Life and Annuity Company, Smith Barney Holdings Inc. or any of their respective Affiliates; (iii) any limited or general partners of, or other investors in, any of the Investors and their respective Affiliates, or any such investment fund or vehicle; (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Company; and (v) any Person who acquires record or beneficial ownership of New Capital Stock or New Warrants in exchange for the 2007 Notes, whether such New Capital Stock or New Warrants are issued pursuant to the Restructuring Exchange Offer or issued subsequent thereto, or who acquires record or beneficial ownership of New Capital Stock (or Voting Securities) upon exercise of such New Warrants, and such Person's respective Affiliates.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

         (i) a Restricted Subsidiary, the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

         (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

         (iii) Temporary Cash Investments or Cash Equivalents;

         (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

         (v) securities or other Investments received as consideration in sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the provisions described in "--Certain Covenants--Limitation of Sales of Assets" above;

         (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

         (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

         (viii) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the provisions described in "--Certain Covenants--Limitation on Indebtedness" above;

         (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens"; and

         (x) other Investments in an aggregate amount outstanding at any time not to exceed the greater of (A) $7.0 million and (B) 7% of Consolidated Tangible Assets.


     "Permitted Liens" means:

         (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

         (b)   carriers',      warehousemen's,      mechanics',     landlords',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

         (c)   pledges,   deposits  or  Liens  in   connection   with  workers'
     compensation, unemployment insurance and other social security and other similar legislation or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

         (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e)   easements    (including    reciprocal   easement    agreements),
     rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

         (f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

         (g)   (i)  mortgages,   liens,   security   interests,   restrictions,
     encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

         (h)   Liens securing Hedging  Obligations  Incurred in compliance with
     the   provisions   described   in   "--Certain   Covenants--Limitation   on
     Indebtedness" above;

         (i) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

         (j)   leases, subleases, licenses or sublicenses to third parties;

         (k) Liens securing (x) Indebtedness Incurred in compliance with clauses (i), (ii), (v) or (vii) of the second paragraph of the provisions described in "--Certain Covenants--Limitation on Indebtedness" above, or clause (iv) of that paragraph (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in the first paragraph of the provisions described in "--Certain Covenants--Limitation on Indebtedness" above) or (y) Senior Indebtedness and Guarantor Senior Indebtedness;

         (l)   Liens securing commercial bank indebtedness;

         (m) Liens on properties or assets (1) of the Company or any Note Guarantor securing Senior Indebtedness or Guarantor Senior Indebtedness,
     (2) of any Wholly Owned Subsidiary that is not a Note Guarantor securing Indebtedness of any Wholly Owned Subsidiary that is not a Note Guarantor or
     (3) of any Restricted Subsidiary that is not a Note Guarantor securing its Indebtedness;

         (n) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

         (o) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

         (p) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

         (q)   Liens securing the Securities; and

         (r) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act (whether alone or in conjunction with any secondary public offering).

     "Public Market" means any time after a Public Equity Offering has been consummated and either (x) at least 10% of the total issued and outstanding common stock (or equivalent equity interests) of the Company has been distributed by means of an effective registration statement under the Securities Act or (y) an established public trading market otherwise exists for any such common stock or equivalent equity interests.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances", "refinanced" and "refinancing" as used in the Indenture shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Indenture, or that are reasonably related, complementary or incidental thereto.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Restructuring Transactions" shall have the meaning given such term in the Amended and Supplemented Consent Solicitation Statement and Exchange Offering Memorandum of the Company dated October 24, 2001.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases (x) between the Company and a Restricted Subsidiary or between or
(y) required to be classified and accounted for as capitalized leases for financial reporting purposes in accordance with GAAP.

     "Scheduled Maturity Date" shall mean November 15, 2006.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Credit Agreement" means the Credit Agreement dated as of May 6, 1997, as amended from time to time, among the Company, the several banks and other financial institutions party thereto from time to time (the "Senior Lenders"), Morgan Stanley Senior Funding, Inc., as documentation agent for the Senior Lenders, and The Chase Manhattan Bank, as administrative agent for the Senior Lenders, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

     "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other security agreements, guarantees and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement
(i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

     "Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) all obligations consisting of Bank Indebtedness, the Senior Secured Notes and the Additional Mezzanine Indebtedness; and (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness (other than the Bank Indebtedness, the Senior Secured Notes and the Additional Mezzanine Indebtedness) of the Company (or Guarantee by the Company of any Indebtedness) that is expressly subordinate in right of payment to any other Indebtedness of the Company (or Guarantee by the Company of any Indebtedness), or (5) any Capital Stock. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.

     "Senior Secured Notes" means: (i) the 18% Adjusted Interest PIK Senior Secured Notes in the initial principal amount of $20 million issued by the Company as of April 11, 2001; (ii) the 19.5% Adjusted Interest PIK Senior Secured Notes in the initial principal amount of $10 million issued by the Company as of November 21, 2001; (iii) any increase in the amount of the Senior Secured Notes described in the foregoing clauses (i) and (ii) resulting from any accrual, compounding or payment-in-kind of interest under such Senior Secured Notes which is not paid currently in cash, which accretes or which is added to the principal amount of such Senior Secured Notes; and (iv) any Refinancing Indebtedness in respect of such Senior Secured Notes and amounts under the foregoing clause (iii), including without limitation any refunding, restructuring, replacement, substitution, renewal or modification of such Indebtedness.

     "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that (i) specifically provides that such Indebtedness is to rank pari passu with the Securities or is otherwise entitled "Senior Subordinated" Indebtedness and (ii) is not expressly subordinated by its terms in right of payment to any Indebtedness of the Company that is not Senior Indebtedness. The Exchange Securities shall constitute Senior Subordinated Indebtedness.

     "Shelf Registration Statement" means any shelf registration statement of the Company pursuant to the Exchange and Registration Rights Agreement.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date. "Significant Subsidiary" shall not include Telex Communications International, Ltd. or any other subsidiary which serves principally as a holding company for subsidiaries which are organized in a country other than the United States.

     "S&P"  means  Standard  &  Poor's  Ratings  Service,   a  division  of  The
McGraw-Hill Companies, Inc., and its successors.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) which is expressly subordinate in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person or (ii) one or more Subsidiaries of such Person.

     "Tax Sharing Agreement" means the Tax Sharing Agreement between the Company and TCG, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

     "TCG" means Telex Communications Group, Inc., a Delaware corporation.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" by S&P or "A-1" by Moody's, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than

270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P,
(v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's, (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any short-term successor rule) of the SEC, under the Investment Company Act of 1940, as amended, and (vii) similar short-term investments approved by the Board of Directors in the ordinary course of business.

     "TIA"  means  the  Trust   Indenture  Act  of  1939  (15  U.S.C.   Sections
77aaa-77bbbb) as in effect on the date of the Indenture.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to the Stated Maturity; provided, however, that if the period from the Redemption Date to the Stated Maturity is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any

Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the provisions described in "--Certain Covenants--Limitation on Restricted Payments" above. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur at least $1.00 of additional Indebtedness under the first paragraph of the provisions described in "--Certain Covenants--Limitation on Indebtedness" above and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares, or (in the case of any Foreign Subsidiary) to the extent required by applicable law) is owned by the Company or another Wholly Owned Subsidiary.

                GLOBAL NOTES; BOOK-ENTRY SETTLEMENT AND CLEARANCE

     We did not register the Existing Notes under the Securities Act or any applicable state securities laws, and we issued the Existing Notes in reliance upon one or more exemptions from the registration requirements under the Securities Act and pursuant to state securities law exemptions. As a result, we could not issue the Existing Notes in global form or deposit them with the Trustee as custodian for The Depository Trust Company ("DTC") and register them in the name of Cede & Co., as nominee of DTC. We issued (or subsequently re-issued) the Existing Notes in certificated form and registered them in the names of the persons who owned beneficial interests in the global notes for the 2007 Notes.


     We will originally issue the New Notes in the form of one or more notes (the "Global Notes") in global form and deposit them with the Trustee as custodian for DTC and register them in the name of Cede & Co., as nominee of DTC. We reserve the right not to accept the tender of Existing Notes by any holder who fails to agree, in the letter of transmittal, to the inclusion of such holder's New Notes in the Global Notes. Holders should give the instructions set forth under "Special Issuance Instructions" and "Special
Delivery Instructions" in the letter of transmittal. Pursuant to those instructions, the tendering holder will designate a participant who has an account with the DTC (a "DTC Participant") to hold the New Notes, through DTC, for the tendering holder. Holders who are not themselves DTC Participants should make arrangements with a DTC Participant (e.g. a holder's broker or bank) for the New Notes issued to such holders to be held for their account through the DTC Participant.


     New Notes included in the Global Notes will thereafter be subject to the following provisions, and the applicable provisions of the Indenture, governing the registration of the New Notes and the issuance of New Notes in physical, certificated form.

The Global Notes

     Ownership of beneficial interests in each Global Note will be limited to persons who are DTC Participants or persons who hold interests through DTC Participants. We expect that under procedures established by DTC:

     - upon deposit of each Global Note with DTC's custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC Participants designated by the holders; and

     - ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to other owners of beneficial interests in the Global Note).

     You may not exchange beneficial interests in the Global Notes for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

     All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of holders. The operations and procedures of DTC are controlled by DTC and may be changed at any time. Neither we nor the DTC Participants are responsible for those operations or procedures.

     DTC has advised us that it is:

         a limited purpose trust company organized under the laws of the State of New York;

         a "banking organization" within the meaning of the New York State Banking Law;

         a member of the Federal Reserve System;

         a "clearing corporation" within the meaning of the Uniform Commercial Code; and

         a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's Participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Investors who are not DTC Participants may beneficially own securities held by or on behalf of DTC only through DTC Participants or indirect participants in DTC.

     So long as DTC's nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the New Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

         will not be entitled to have New Notes represented by the Global Note registered in their names;

         will not receive or be entitled to receive physical, certificated New Notes; and

         will not be considered the owners or holders of the New Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

     As a result, each investor who owns a beneficial interest in the New Notes must rely on the procedures of DTC to exercise any rights of a holder of New Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC Participant through which the investor owns its interest).

     The Trustee will make payments, represented by a Global Note, of principal, premium (if any) and interest with respect to the New Notes to DTC's nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

     Standing instructions and customary industry practice will govern payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note, and such payments will be the responsibility of those participants or indirect participants and DTC.

     Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

     DTC has agreed to the above procedures to facilitate transfers of interests in the Global Note among participants in that settlement system. However, the settlement system is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

     New Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

         DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Note and a successor depositary is not appointed within 90 days;

         DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

         we, at our option, notify the Trustee that we elect to cause the issuance of certificated New Notes; or

         certain other events provided in the Indenture should occur.


                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

     The Exchange Offer is being made pursuant to the Exchange and Registration Rights Agreement dated as of November 21, 2001 (the "Exchange and Registration Rights Agreement") entered into by us in connection with the Restructuring and for the benefit of the holders of the Existing Notes. The principal purpose of the Exchange and Registration Rights Agreement is to allow holders of the Existing Notes to exchange their Existing Notes for New Notes, in an aggregate principal amount equal to the aggregate principal amount of the Existing Notes tendered in the Exchange Offer, which have been registered under the Securities Act, subject to certain restrictions contained in the Exchange and Registration Rights Agreement.

     We agreed to use our best efforts to file the registration statement of which this prospectus is a part and to keep the registration statement effective continuously, and to keep the Exchange Offer open, for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the Exchange Offer; provided, however, that in no event may such period be less than 20 business days. We agreed to use our best efforts to cause the Exchange Offer to be consummated on the earliest practicable date after the Exchange Offer registration statement has become effective, but in no event later than 25 business days thereafter.

     We agreed to include a "Plan of Distribution" section in this prospectus and indicate therein that any broker-dealer who holds Existing Notes that were acquired for the account of such broker-dealer as a result of market-making activities or other trading activities may exchange such Existing Notes (other than Existing Notes acquired directly from us) pursuant to the Exchange Offer; however, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of each New Note received by such broker-dealer in exchange for

Existing Notes in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of the prospectus contained in the Exchange Offer registration statement. Such "Plan of Distribution" section must also contain all other information with respect to such sales of Existing Notes that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such broker-dealer or disclose the amount of Existing Notes held by any such broker-dealer except to the extent required by the Commission as a result of a change in policy.

     We  have  agreed  to use  our  best  efforts  to keep  the  Exchange  Offer registration statement continuously effective, supplemented and amended as required by the Exchange and Registration Rights Agreement to the extent necessary to ensure that it is available for sales of Existing Notes by restricted broker-dealers and to ensure that such registration statement conforms with the requirements of the Exchange and Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is consummated. We will promptly provide sufficient copies of the latest version of the prospectus to such restricted broker-dealers promptly upon request, and in no event later than two days after such request, at any time during such period in order to facilitate such sales.

     We have agreed under certain circumstances, as described in the Exchange and Registration Rights Agreement, to file a shelf registration statement under the Securities Act covering Existing Notes which for certain reasons described in Exchange and Registration Rights Agreement may not be included in the Exchange Offer or which were acquired directly from us, or covering New Notes if the Exchange Offer registration statement is not available to cover resales of the New Notes. Subject to certain conditions, we have agreed to keep such shelf registration statement effective for a period of at least two years. In addition, following the effectiveness of the Exchange Offer registration statement, we have agreed, for the benefit of certain holders of the Existing Notes (including GSCP Recovery, Inc., GSC Partners CDO Fund, Limited, and Jefferies and Company, Inc.) who may be deemed to be our affiliates, to inquire quarterly of such holders as to whether they intend to effect sales of New Notes or Existing Notes, and if such holders may not effect such sales except pursuant to an effective registration statement, then we will either file a shelf registration statement, or file a post-effective amendment to the Exchange Offer registration statement or any previously filed shelf registration, to permit such sales.

     This description of the Exchange and Registration Rights Agreement is intended to be a useful overview of the material provisions of the Exchange and Registration Rights Agreement. Since this description of the Exchange and Registration Rights Agreement is only a summary, you should refer to the Exchange and Registration Rights Agreement for a complete description of our obligations and your rights. The Exchange and Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request.


                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary for informational purposes of certain material United States federal income tax consequences to U.S. Holders of the receipt of the New Notes pursuant to the Exchange Offer. The following does not address the federal tax consequences of the Exchange Offer to non-U.S. Holders or to subsequent purchasers of the New Notes. The statements of law and legal conclusions contained in this summary are based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed Treasury regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. Due to certain ambiguities concerning the application of the Code and the regulations thereunder and related guidance to a transaction like the Exchange Offer, the conclusions set out below are not free from doubt. Moreover, the Company has not received and will not receive any rulings from the Internal Revenue Service (the "Service") with respect to any of the matters summarized in this discussion. Therefore, there is no assurance that the Service or a court would agree with this summary. Moreover, there is no assurance that this summary will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code or the interpretation thereof by the courts or the Service.

     The following does not consider the tax consequences of the receipt of the New Notes under state, local and foreign law. Moreover, except as otherwise explicitly noted, this discussion does not describe the special considerations that may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers and other special status taxpayers (e.g., persons holding the Existing Notes or the New Notes as part of a "straddle," "hedge" or "conversion transaction"). The discussion deals only with the Existing Notes and the New Notes held as "capital assets" within the meaning of Section 1221 of the Code.

     For purposes of this summary, a "U.S. Holder" means (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States, of the District of Columbia, or of any State (except, in the case of a partnership, to the extent provided in applicable Treasury regulations), (iii) an estate the income of which is subject to United States federal income tax, regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust.

     Holders are urged to consult their tax advisors regarding the possible federal, state, local, foreign and other tax consequences to them of the Exchange Offer in light of their particular circumstances.

Tax Consequences to U.S. Holders Who Participate in the Exchange Offer

     Certain Tax Consequences of Exchanging the Existing Notes for New Notes. We are offering to exchange New Notes for the Existing Notes pursuant to the Exchange and Registration Rights Agreement. Because the New Notes should not differ materially in kind or extent from the Existing Notes, your exchange of Existing Notes for New Notes should not constitute a taxable disposition of the Existing Notes for United States federal income tax purposes. As a result, you should not recognize taxable income, gain or loss on such exchange, your holding period for the New Notes should generally include the holding period for the Existing Notes so exchanged, your adjusted tax basis in the New Notes should generally be the same as your adjusted tax basis in the Existing Notes so exchanged, and the federal income tax consequences associated with owning the Existing Notes will continue to apply to the New Notes.

     Certain Tax Consequences of Holding the New Notes. The New Notes will have substantial original issue discount ("OID") equal to the excess of the stated redemption price at maturity of the New Notes over their issue price. The stated redemption price at maturity of the New Notes is the amount payable on such notes at maturity, and the issue price is the same as that of the Existing Notes exchanged for the New Notes. A U.S. Holder will be required to report portions of the OID as ordinary income in each year such holder holds New Notes, even though such holder will not receive any cash for the OID until the New Notes are redeemed.

     The rate at which ordinary income will accrue on the New Notes will be their "yield to maturity", as determined for purposes of the OID rules. During each OID accrual period (an accrual period may be of any length up to one year, so long as each scheduled payment of principal or interest on the New Notes occurs on the first or last day of an accrual period), a U.S. Holder will realize an amount of ordinary income equal to the product of the adjusted issue price of the New Notes as of the beginning of the accrual period and the yield to maturity of the New Notes (as adjusted for the length of the OID accrual period chosen). Under the OID rules, this accrued OID will be added to the adjusted issue price of the New Notes for purposes of calculating the "adjusted issue price" of the New Notes as of the beginning of the next OID accrual period (in addition to increasing the adjusted issue price of the New Notes, any amount of OID realized during an OID accrual period will increase a holder's tax basis in New Notes).

     The OID rules of the Code and the Treasury regulations are complex. A U.S. Holder should consult its tax advisor for more details regarding the possible application of the OID rules to the New Notes.

     A U.S. Holder that disposes of its New Notes by sale, exchange or retirement generally will recognize gain or loss on the said disposition equal to the difference between the amount realized on the disposition of the notes and the U.S. holder's adjusted tax basis in such notes. Such adjusted tax basis will include OID that the holder has been required to include in income under the rules discussed above. Any gain or loss recognized on the disposition of the New Notes will generally be capital gain or loss (other than amounts attributable to the application of the market discount rules). Any capital gain recognized by a U.S. Holder that is an individual, an estate, or a trust (not taxed as a corporation) generally will be taxable at preferential rates if such U.S. Holder's holding period for the New Notes (including the holder's holding period for the Existing Notes) exceeds one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

     The Issuer may be required to furnish certain information to the Service with respect to OID accruing on the New Notes during the calendar year. Backup withholding generally will not apply with respect to payments made to certain "exempt recipients" such as corporations (within the meaning of section 7701(a) of the Code) or certain tax-exempt entities. In the case of a non-exempt recipient (e.g. an individual), backup withholding generally applies only if (i) the recipient fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) the recipient furnishes an incorrect TIN,
(iii) the Issuer is notified by the Service that the recipient has failed to report payment of interest and dividends properly and the Service has notified the Issuer that the recipient is subject to backup withholding or (iv) the recipient fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the recipient's correct number and that the recipient is not subject to backup withholding for failure to report interest or dividend payments. Backup withholding is not an additional tax. Rather, any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability.

                              PLAN OF DISTRIBUTION

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we believe that holders of Existing Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Existing Notes for New Notes pursuant to the Exchange Offer generally may offer the New Notes for resale, resell the New Notes and otherwise transfer the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

         the holders acquire the New Notes in the ordinary course of their business;

         the holders have no arrangement with any person to participate in a distribution of the New Notes; and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes.


     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where the Existing Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the Exchange Offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until August 29, 2002 (90 days after the date of this prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.


     We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of the New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date of the Exchange Offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the New Notes offered by this prospectus will be passed upon for us by Dechert, New York, New York.

                                     EXPERTS

     The financial statements and schedule included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the requirements of the Exchange Act, we file reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and, for a fee, copy any document that we file with the Commission: (i) at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or (ii) at the regional office of the SEC located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these documents may also be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain the documents that we file electronically from the SEC's Web site at http://www.sec.gov.


     We have filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, covering the New Notes to be issued in the Exchange Offer (Registration No. 333-88524). This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding the Company and the New Notes to be issued in the Exchange Offer, you are referred to the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                            Page

Report of Independent Public Accountants.................................    F-2

Consolidated balance sheets as of December 31, 2001 and 2000.............    F-3

Consolidated statements of operations for the years ended
     December 31, 2001, 2000 and 1999.....................................   F-4

Consolidated statements of shareholders' deficit and comprehensive income
     for the years ended December 31, 2001, 2000 and 1999.................   F-5

Consolidated statements of cash flows for the years ended December 31,
      2001, 2000 and 1999..............................................      F-6

Notes to consolidated financial statements...............................    F-7

Schedule II - Valuation and Qualifying Accounts..........................   F-28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Telex Communications, Inc.:

     We have audited the accompanying consolidated balance sheets of Telex Communications, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' deficit and comprehensive income and cash flows for the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telex Communications, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of the financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

Arthur Andersen LLP

Minneapolis, Minnesota
March 7, 2002


                                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

                                          Consolidated balance sheets

                                (In thousands, except share and per share data)

                                               As of December 31

                                                                                          2001        2000
                                                                                          ----        ----

                                                  ASSETS
                     CURRENT ASSETS:
                       Cash and cash equivalents...................................    $    3,026  $    2,701
                       Accounts receivable, net of allowance for doubtful
                          accounts of $4,973 and $2,778............................        40,765      46,522
                       Inventories.................................................        50,785      59,857
                       Other current assets........................................         3,879       7,686
                                                                                       ----------  ----------
                          Total current assets.....................................        98,455     116,766
                     PROPERTY, PLANT AND EQUIPMENT, net............................        30,071      40,870
                     DEFERRED FINANCING COSTS, net.................................         4,173       8,438
                     INTANGIBLE ASSETS, net........................................        53,064      55,231
                     OTHER ASSETS..................................................         1,838       2,425
                                                                                       ----------  ----------
                                                                                       $  187,601  $  223,730
                                  LIABILITIES AND SHAREHOLDERS' DEFICIT

                     CURRENT LIABILITIES:
                       Revolving lines of credit...................................    $   21,159  $   27,539
                       Current maturities of long-term debt........................         8,177      33,476
                       Accounts payable............................................        13,901      13,100
                       Accrued wages and benefits..................................         7,118       7,323
                       Accrued interest............................................            87       5,769
                       Other accrued liabilities...................................        13,432      12,686
                       Income taxes payable........................................         7,522       9,425
                                                                                       ----------  ----------
                          Total current liabilities................................        71,396     109,318
                     LONG-TERM DEBT, net...........................................       147,430     279,186
                     OTHER LONG-TERM LIABILITIES...................................         8,749      10,655
                                                                                       ----------  ----------
                          Total liabilities........................................       227,575     399,159
                                                                                       ----------  ----------
                     COMMITMENTS AND CONTINGENCIES (Notes 1, 3, 10, 11 and 12)
                     SHAREHOLDERS' DEFICIT:
                       Series A Preferred stock, $0.01 par value, 900 shares
                          authorized; 2 shares issued and outstanding..............            --          --
                       Series B Preferred stock, $0.01 par value, 5,000,000
                          shares authorized; 4,987,015 shares issued and
                          outstanding..............................................            50          --
                       Common stock, $0.01 par value, 25,000,000 shares
                          authorized; 110 shares issued and outstanding............            --          --
                       Capital in excess of par-- Preferred stock..................        71,820          --
                       Capital in excess of par-- Common stock.....................         8,310       3,147
                       Accumulated deficit.........................................      (111,078)   (172,068)
                       Accumulated other comprehensive loss........................        (9,076)     (6,508)
                                                                                       ----------  ----------
                          Total shareholders' deficit..............................       (39,974)   (175,429)
                                                                                       ----------  ----------
                                                                                       $  187,601  $  223,730

The accompanying notes are an integral part of these consolidated balance sheets.


                                   TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

                                      Consolidated statements of operations

                                                  (In thousands)

                                                                               For the years ended December 31

                                                                               2001          2000         1999
                                                                           -----------   -----------  --------

     NET SALES......................................................         $284,459      $328,855     $346,057
     COST OF SALES..................................................          185,051       204,113      219,399
                                                                             --------      --------     --------
          Gross profit..............................................           99,408       124,742      126,658
                                                                             --------      --------     --------
     OPERATING EXPENSES:
       Engineering..................................................           12,736        14,098       14,872
       Selling, general and administrative..........................           86,534        87,724       88,563
       Corporate charges............................................            1,667         1,716        1,716
       Amortization of goodwill and other intangibles...............            2,156         2,223       11,972
       Restructuring charges........................................           11,475         8,812       (2,124)
                                                                             --------      --------     --------
                                                                              114,568       114,573      114,999
                                                                             --------      --------     --------
     OPERATING PROFIT (LOSS)........................................          (15,160)       10,169       11,659
     INTEREST EXPENSE, net..........................................          (38,071)      (36,019)     (36,689)
     OTHER INCOME...................................................            1,009        10,044        6,674
                                                                             --------      --------     --------
     LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM................          (52,222)      (15,806)     (18,356)
     PROVISION FOR INCOME TAXES.....................................            2,685         2,175        4,064
                                                                             --------      --------     --------
     LOSS BEFORE EXTRAORDINARY ITEM.................................          (54,907)      (17,981)     (22,420)
     EXTRAORDINARY GAIN ON EARLY EXTINGUISHMENT OF DEBT.............          115,897            --           --
                                                                             --------      --------     --------
          Net income (loss).........................................         $ 60,990      $(17,981)    $(22,420)
                                                                             ========      ========     ========

The accompanying notes are an integral part of these consolidated financial statements.


                                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

                   Consolidated statements of shareholders' deficit and comprehensive income

                                       (In thousands, except share data)

                                                       Series A             Series B
                                                    Preferred stock      Preferred stock        Common stock
                                                   -----------------    -----------------    -----------------
                                                   Shares     Amount    Shares     Amount    Shares     Amount
                                                   ------     ------    ------     ------    ------     ------

    BALANCE, December 31, 1998..............           --                   --                  110
      Vesting of new options................           --         --        --         --        --         --
      Net loss..............................           --         --        --         --        --         --
      Other comprehensive loss, net of tax-
        Foreign currency translation
          adjustment........................           --         --        --         --        --         --
        Minimum pension liability adjustment           --         --        --         --        --         --
      Comprehensive net loss................           --         --        --         --        --         --
                                                     ----       ----   -------      -----       ---       ----
    BALANCE, December 31, 1999..............           --         --        --         --       110         --
      Vesting of new options................           --         --        --         --        --         --
      Net loss..............................           --         --        --         --        --         --
      Other comprehensive loss, net of tax-
        Foreign currency translation
          adjustments.......................           --         --        --         --        --         --
        Minimum pension liability adjustment           --         --        --         --        --         --
      Comprehensive net loss................           --         --        --         --        --         --
                                                     ----       ----   -------      -----       ---       ----
    BALANCE, December 31, 2000..............           --         --        --         --       110         --
      Issuance of Series A Preferred stock in
        debt extinguishment...................        900         --        --         --        --         --
      Tender of Series A Preferred stock in
        debt extinguishment...................       (898)        --        --         --        --         --
      Issuance of Series B Preferred stock in
        debt extinguishment...................         --         -- 4,987,015         50        --         --
      Issuance of stock warrants in debt
        extinguishment......................           --         --        --         --        --         --
      Equity contribution from Former Parent           --         --        --         --        --
      Related-party gain on debt extinguishment        --         --        --         --        --         --
      Net income............................           --         --        --         --        --         --
      Other comprehensive loss, net of tax-
        Foreign currency translation
          adjustments.........................         --         --        --         --        --         --
        Minimum pension liability adjustment..         --         --        --         --        --         --
      Comprehensive net income..............           --         --        --         --        --         --
                                                     ----       ---- ---------      -----       ---       ----
    BALANCE, December 31, 2001..............            2            4,987,015      $  50       110
                                                     ====       ==== =========      =====       ===       ====


The accompanying notes are an integral part of these consolidated financial statements



                                          TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

                           Consolidated statements of shareholders' deficit and comprehensive income

                                         (In thousands, except share data) (continued)

                                                   Capital in excess of
                                                          par --
                                                 ----------------------                    Accumulated other
                                                  Preferred      Common     Accumulated      comprehensive      Shareholders'
                                                    stock         stock        deficit             loss            deficit
                                                  ---------      ------     ------------   ------------------   -------------

    BALANCE, December 31, 1998..............       $     --      $2,980     $ (131,667)    $(1,400)           $ (130,087)
      Vesting of new options................             --         159             --          --                   159
      Net loss..............................             --          --        (22,420)         --
      Other comprehensive loss, net of tax-
        Foreign currency translation
          adjustments......................              --          --             --      (2,308)
        Minimum pension liability adjustment             --          --             --         199
      Comprehensive net loss................             --          --             --          --               (24,529)
                                                   --------      ------     ----------     -------            ----------
    BALANCE, December 31, 1999..............             --       3,139       (154,087)     (3,509)             (154,457)
      Vesting of new options................             --           8             --          --                     8
      Net loss..............................             --          --        (17,981)         --
      Other comprehensive loss, net of tax-
        Foreign currency translation
          adjustments......................              --          --             --      (3,023)
        Minimum pension liability adjustment             --          --             --          24
      Comprehensive net loss................             --          --             --          --               (20,980)
                                                   --------      ------     ----------     -------            ----------
    BALANCE, December 31, 2000..............             --       3,147       (172,068)     (6,508)             (175,429)
      Issuance of Series A Preferred stock in
        debt extinguishment.................             --          --             --          --                    --
      Tender of Series A Preferred stock in
        debt extinguishment..................            --          --             --          --                    --
      Issuance of Series B Preferred stock in
        debt extinguishment..................        14,289          --             --          --                14,339
      Issuance of stock warrants in debt
        extinguishment......................          4,827          --             --          --                 4,827
      Equity contribution from Former Parent             --       5,163             --          --                 5,163
      Related-party gain on debt extinguishment      52,704          --             --          --                52,704
      Net income............................             --          --         60,990          --
      Other comprehensive loss, net of tax-
        Foreign currency translation
          adjustments......................              --          --             --      (1,422)
        Minimum pension liability adjustment             --          --             --      (1,146)
      Comprehensive net income..............             --          --             --          --                58,422
                                                   --------      ------     ----------     -------            ----------
    BALANCE, December 31, 2001..............       $ 71,820      $8,310     $ (111,078)    $(9,076)           $  (39,974)
                                                   ========      ======     ==========     =======            ==========


The  accompanying  notes are an integral  part of these  consolidated  financial statements



                                    TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES
                                       Consolidated statements of cash flows
                                                   (In thousands)

                                                                              For the years ended December 31
                                                                               2001           2000         1999
                                                                           -----------    -----------  --------
      OPERATING ACTIVITIES:
        Net income (loss)...........................................        $  60,990       $(17,981)    $(22,420)
        Adjustments to reconcile net income (loss) to cash flows
          from operations-
          Depreciation..............................................            9,004         11,232       10,048
          Amortization of intangibles...............................            2,156          2,223       11,973
          Amortization of finance charges and pay-in-kind interest
            charge..................................................            7,186          2,073        2,039
          Provisions for bad debts..................................            4,509          1,700          858
          Loss (gain) on sale of businesses, product lines and
            other assets............................................              181           (753)         360
          Restructuring charges.....................................           11,475          8,812       (2,124)
          Extraordinary gain on early extinguishment of debt........         (115,897)            --           --
          Stock option compensation expense.........................               --              8          159
          Deferred income taxes.....................................               (3)           (50)        (128)
          Change in operating assets and liabilities:
            Accounts receivable.....................................             (184)         9,326       (7,169)
            Inventories.............................................            7,824          4,403            4
            Other current assets....................................            3,737          5,431       (8,827)
            Accounts payable and accrued liabilities................            7,720        (17,541)       6,389
            Income taxes............................................           (1,661)         2,357        4,232
            Other long-term liabilities.............................              275            613          552
                                                                            ---------       --------     --------
               Net cash provided by (used in) operating
                 activities.........................................           (2,688)        11,853       (4,054)
                                                                            ---------       --------     --------
      INVESTING ACTIVITIES:
        Additions to property, plant and equipment..................           (6,121)       (11,553)      (8,441)
        Proceeds from sale of businesses, product lines and other
          assets....................................................              298          3,695        6,905
        Other.......................................................              222           (463)          --
                                                                            ---------       --------     --------
               Net cash used in investing activities................           (5,601)        (8,321)      (1,536)
                                                                            ---------       --------     --------
      FINANCING ACTIVITIES:
        Borrowings (repayments) under revolving lines of credit,
          net.......................................................           (6,159)         5,079       17,137
        Proceeds from issuance of long-term debt....................           28,200            939           --
        Repayment of long-term debt.................................           (8,705)        (9,543)     (10,811)
        Payments for deferred financing costs and capital issuance
          costs.....................................................           (4,561)            --         (885)
                                                                            ---------       --------     --------
               Net cash provided by (used in) financing
                 activities.........................................            8,775         (3,525)       5,441
                                                                            ---------       --------     --------
      EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
        EQUIVALENTS.................................................             (161)          (545)         (43)
                                                                            ---------       --------     --------
      CASH AND CASH EQUIVALENTS:
        Net increase (decrease).....................................              325           (538)        (192)
        Beginning of year...........................................            2,701          3,239        3,431
                                                                            ---------       --------     --------
        End of year.................................................        $   3,026       $  2,701     $  3,239
                                                                            =========       ========     ========
      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
        Cash paid (received) during the year for-
          Interest..................................................        $  21,907       $ 36,487     $ 35,710
                                                                            =========       ========     ========
          Income taxes..............................................        $   4,510       $   (490)    $    511
                                                                            =========       ========     ========
        Noncash financing activities related to debt
          restructuring-
          Retirement of 11.0% Senior Subordinated Notes.............        $ (99,950)      $     --     $     --
          Retirement of 10.5% Senior Subordinated Notes.............         (124,500)            --           --
          Issuance of Series B Preferred stock......................           14,600             --           --
          Issuance of Warrants......................................            4,900             --           --
          Issuance of 13.0% Senior Subordinated Discount Notes......           43,518             --           --
          Equity contribution from Former Parent....................            5,163             --           --

The accompanying notes are an integral part of these consolidated financial statements.

                   TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

                   Notes to consolidated financial statements

                           December 31, 2001 and 2000

1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

     Telex Communications, Inc. (Telex or the Company), a Delaware corporation, is a leader in the design, manufacture and marketing of sophisticated audio, wireless and multimedia communications equipment to commercial, professional and industrial customers. The Company provides high value-added communications products designed to meet the specific needs of customers in commercial, professional and industrial markets and, to a lesser extent, in the retail consumer electronic market. The Company offers a comprehensive range of products worldwide for professional audio systems as well as for multimedia and other communications product markets, including wired and wireless microphones, wired and wireless intercom systems, mixing consoles, signal processors, amplifiers, loudspeaker systems, headphones and headsets, audio duplication products, Talking Book Players, antennas, land mobile communication systems, personal computer speech recognition and speech dictation microphone systems, and wireless assistive listening systems. Its products are used in airports, theaters, sports arenas, concert halls, cinemas, stadiums, convention centers, television and radio broadcast studios, houses of worship and other venues where music or speech is amplified or transmitted, and by professional entertainers, television and radio on-air talent, presenters, airline pilots and the hearing impaired in order to facilitate speech or communications.

     On November 21, 2001, the Company completed a debt restructuring transaction (the Debt Restructuring), pursuant to which substantially all of its then-existing Senior Subordinated Notes were exchanged for newly-issued Senior Subordinated Discount Notes, Series B Preferred stock and Warrants to purchase Series B Preferred stock. The holders of the Series B Preferred stock are entitled to participate in all matters and distributions on an equal basis with the holders of the Company's Common stock. The Series B Preferred stock issued pursuant to this Debt Restructuring represents approximately 99.9 percent of the voting and economic interests in the Company. The Series B Preferred stock is convertible into an equal number of shares of the Common stock at the election of the Company. Prior to the Debt Restructuring, the Company was a wholly owned subsidiary of Telex Communications Group, Inc. (the Former Parent), a holding company whose assets consisted primarily of its investment in the Company.

Liquidity and Financing

     The Company is highly leveraged and debt service obligations represent significant liquidity requirements for the Company.

     In connection with the Debt Restructuring, the lenders under the Company's Senior Secured Credit Facility and the holders of its Senior Secured Notes waived existing defaults, including defaults that existed at September 30, 2001, under the Senior Secured Credit Facility and the Senior Secured Notes and agreed to the modification of certain covenants.

     In 2002, the Company's debt service obligations will decline due to the Debt Restructuring and the Company expects an improvement in the operating performance due to the benefits from the 2001 restructurings (see Note 3), most of which will be fully implemented in early 2002. While the Company believes these actions will provide adequate cash flow to meet its debt service obligations, capital expenditure needs and working capital requirements in 2002, no assurance can be given in this regard. Additionally, the Company's future performance and its ability to service its obligations will also be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control.

Principles of Consolidation

     The Company's financial statements are prepared on a consolidated basis in accordance with accounting principles generally accepted in the United States. All significant intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Ultimate results could differ from those estimates.

Cash and Cash Equivalents

     All temporary investments with original maturities of three months or less at the time of purchase are considered cash equivalents. These investments are carried at cost, which approximates fair value.

Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market and include amounts for materials, labor and overhead.

Property, Plant and Equipment

     Property, plant and equipment are recorded at cost. The cost of property, plant and equipment retired or otherwise disposed of, and the accumulated depreciation thereon, are eliminated from the asset and related accumulated depreciation accounts, and any resulting gain or loss is reflected in operations. Depreciation of property, plant and equipment is computed principally by the straight-line method over the estimated useful lives of the assets as follows:

 Buildings and improvements....................................      5-31 years
 Machinery and equipment.......................................    1.5-12 years

     The Company capitalizes certain software implementation costs in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Direct internal and all external implementation costs and purchased software have been capitalized and depreciated using the straight-line method over the estimated useful lives, ranging from two to five years. As of December 31, 2001 and 2000, total accumulated software implementation costs of $9.7 million and $9.3 million, respectively, have been capitalized and are included in equipment and construction in progress. The Company expenses reengineering costs as incurred.

Deferred Financing Costs

     Deferred financing costs represent costs incurred to issue debt and related amendments. These costs are being amortized over the terms of the related debt.

Intangible Assets

     Intangible assets are amortized on a straight-line basis over their estimated useful lives, as follows:

     Patents and engineering drawings...........................      5-10 years
     Dealer and distributor lists...............................        15 years
     Goodwill...................................................        40 years
     Other intangibles..........................................       3-5 years

Long-Lived Assets

     The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Impairment losses are measured by comparing the fair value of the assets, as determined by discounting the future cash flows at a market rate of interest, to their carrying amount. See Notes 3 and 6 for additional disclosure.

Revenue Recognition

     Revenue from product sales is recognized at the time of shipment.

Shipping and Handling Costs

     The Company records shipping and handling costs billed to a customer in a sales transaction as revenue. The amount included in revenue was $2.2 million, $3.0 million and $2.4 million for the years ended December 31, 2001, 2000 and 1999, respectively. The costs associated with shipping and handling are included as a component of selling, general and administrative expenses. Shipping and handling costs for the years ended December 31, 2001, 2000 and 1999 were $5.0 million, $4.2 million and $3.9 million, respectively.

Warranty Costs

     The Company warrants certain of its products for workmanship and performance for periods of generally up to one year. Warranty costs are accrued at the time of sale and are based on expected average repair costs and return rates developed by the Company using historical data.

Product Development Costs

     Engineering costs associated with the development of new products and changes to existing products are charged to operations as incurred.

Advertising Costs

     Advertising costs are expensed when incurred. Advertising costs for the years ended December 31, 2001, 2000 and 1999 were $6.8 million, $6.4 million and $7.3 million, respectively.

Income Taxes

     The Company accounts for income taxes utilizing the liability method of accounting. Deferred income taxes are primarily recorded to reflect the tax consequences of differences between the tax and the financial reporting bases of assets and liabilities. The Company's tax provision is calculated on a separate company basis, and the Company's taxable income was included with the consolidated federal income tax return of its Former Parent through November 21, 2001. Pursuant to the Debt Restructuring (described above) the Company completed on November 21, 2001, the Former Parent is no longer the parent of the Company. Accordingly, for periods subsequent to November 21, 2001, the Company's income will not be consolidated with the Former Parent and the federal income tax return will be based only on the Company's income.

Foreign Currency

     Foreign subsidiaries' income statement accounts are translated at the average exchange rates in effect during the period, while assets and liabilities are translated at the rates of exchange at the balance sheet date. The resulting balance sheet translation adjustments are recorded directly to shareholders' deficit. Foreign exchange transaction gains and losses realized and those attributable to exchange rate movements on intercompany receivables and payables not deemed to be of a long-term investment nature are recorded in other income.

Concentrations, Risks and Uncertainties

     The Company is highly leveraged. The Company's high degree of leverage could have important consequences, including but not limited to the following:
(i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a portion of the Company's cash flow from operations must be dedicated to debt service, thereby reducing the funds available to the Company for other purposes; and (iii) the Company's flexibility to adjust to changing market conditions and the ability to withstand competitive pressures could be limited, and the Company may be more vulnerable to a downturn in general economic conditions or its business, or may be unable to carry out capital spending that is important to its growth strategy.

     Technological innovation and leadership are among the important factors in competing successfully in the professional sound and entertainment market. The Company's future results in this segment will depend, in part, upon its ability to make timely and cost-effective enhancements and additions to its technology and to introduce new products that meet customer demands, including products utilizing digital technology, which are increasingly being introduced in the professional audio industry. The success of current and new product offerings is dependent on several factors, including proper identification of customer needs, technological development, cost, timely completion and introduction, differentiation from offerings of the Company's competitors and market acceptance. Maintaining flexibility to respond to technological and market dynamics may require substantial expenditures. There can be no assurance that the Company will successfully identify and develop new products in a timely manner, that products or technologies developed by others will not render the Company's products obsolete or noncompetitive, or that constraints in the Company's financial resources will not adversely affect its ability to develop and implement technological advances.

     The Company has substantial assets located outside of the United States, and a substantial portion of the Company's sales and earnings are attributable to operations conducted abroad and to export sales, predominantly in Western Europe and Asia Pacific. The Company's international operations subject the Company to certain risks, including increased exposure to currency exchange rate fluctuations. The Company hedges a portion of its foreign currency exposure by incurring liabilities, including bank debt, denominated in the local currencies of those countries where its subsidiaries are located, and manages currency risk exposure to foreign currency-denominated intercompany balances through forward foreign exchange contracts. The Company's international operations also subject it to certain other risks, including adverse political or economic developments in the foreign countries in which it conducts business, foreign governmental regulation, dividend restrictions, tariffs and potential adverse tax consequences, including payment of taxes in jurisdictions that have higher tax rates than the United States.

     From time to time, the Company enters into forward exchange contracts primarily to hedge intercompany balances attributed to intercompany sales. It does not engage in currency speculation. The Company's foreign exchange contracts do not subject the Company to risk due to exchange rate movements because gains and losses on these contracts offset losses and gains on the inventory purchase commitments. These foreign exchange contracts typically have maturity dates which do not exceed one year and require the Company to exchange U.S. dollars for foreign currencies at maturity, at rates agreed to at the inception of the contracts. As of December 31, 2001, the Company had outstanding foreign currency forward exchange contracts with a notional amount of $3.7 million and with an average maturity of 60 days. The fair value of these contracts was not material at December 31, 2001.

     The Company offers a range of products to a diverse customer base throughout the world. Terms typically require payment within a short period of time; however, the Company periodically offers extended payment terms to certain qualified customers. As of December 31, 2001, the Company believes it has no significant customer or geographic concentration of accounts receivable that could expose the Company to an adverse, near-term severe financial impact.

Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on shareholders' deficit or net income (loss) as previously reported.

New Accounting Standards

     The Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended on January 1, 2001, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of transactions entered into for hedging purposes. The cumulative effect of adopting SFAS No. 133 was not material to the Company. The effect on net income was not significant, primarily because the hedges in place as of January 1, 2001 qualified for hedge accounting treatment and were deemed highly effective.

     In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill and other indefinite-lived intangible assets are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company is required to adopt SFAS No. 142 effective January 1, 2002. The Company will perform an impairment analysis of its goodwill in 2002 and annually thereafter. The Company is assessing SFAS No. 142 and has not yet made a determination of the impact the adoption will have on the Company's financial position and results of operations. Goodwill amortization for the years ended December 31, 2001, 2000 and 1999 was $2.2 million, $2.2 million and $2.8 million, respectively, excluding any one-time impairment charges.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes previous guidance for financial accounting and reporting for the impairment or disposal of long-lived assets and for segments of a business to be disposed of. SFAS No. 144 is effective for the Company beginning on January 1, 2002. The Company is currently assessing the impact of SFAS No. 144 on its results of operations and financial position.

2   DISPOSITIONS

     During the year ended December 31, 2001, the Company recognized a loss of $0.3 million associated with the closure of its Canadian sales subsidiary. The Company recognized a gain of $0.1 million on cash proceeds of approximately $0.3 million related to the sale of its engineering facility in Buchanan, Michigan.

     During the year ended December 31, 2000, the Company sold its sales subsidiary in Switzerland for approximately $1.0 million in cash. The Company recognized a loss of $0.4 million associated with this transaction. The Company also recognized a gain of $1.1 million on cash proceeds of approximately $2.7 million related to the sale of its Minnesota headquarters facility and the Altec Lansing trademark.

     During the year ended December 31, 1999, the Company sold the VEGA business and facility for approximately $3.2 million and recognized a loss of $1.1 million associated with this transaction. The Company recognized a gain of $0.8 million on cash proceeds of approximately $4.1 million related to the sales of certain vacated facilities and certain product lines.

3   RESTRUCTURING CHARGES

     During 2001, the Company recorded pretax restructuring charges of $11.5 million attributable to consolidation of certain of the Company's manufacturing operations in the United States, to the restructuring of operations in Hong Kong, Canada and Mexico, and to the discontinuation of its hearing aid products. The restructuring will result in a reduction of approximately 450 employees, primarily in manufacturing and distribution, with approximately 210 employees terminated as of December 31, 2001. Included in the restructuring charges are expected cash expenditures of $4.1 million, primarily for severance costs of which $1.1 million was paid as of December 31, 2001, with the remaining $7.4 million of the restructuring charges representing noncash charges associated with write-down of fixed assets.

     In 2000, the Company recorded pretax restructuring charges of $8.8 million attributable to the consolidation of certain of the Company's United States manufacturing, engineering, distribution, marketing, service and administrative operations to reduce costs, to better utilize available manufacturing and operating capacity, and to enhance competitiveness. The consolidation resulted in a reduction of approximately 500 employees, primarily in manufacturing and distribution, with all employees terminated as of December 31, 2001. Included in the restructuring charges are cash expenditures of $4.0 million, primarily for severance costs, with the remaining $4.8 million of the restructuring charges representing noncash charges associated with discontinued product lines. All cash expenditures have been made as of December 31, 2001.

     In 1999, the Company reversed $2.1 million of the reserve provided for a restructuring charge recorded in a previous period.

     The following table summarizes the restructuring charges recorded and the activity for the year ended December 31, 2001 (in thousands):

                                           Balance at                                 Write-      Balance at
                                           January 1,     Charged to       Cash        offs/     December 31,
                                              2001          income       payments    disposals       2001
                                           ----------    -----------    ---------- -----------    -----------

         Severance costs..............       $ 1,425       $ 3,540       $ 2,495      $    --      $ 2,470
         Other restructuring costs....           395           579           442           --          532
         Property, plant and equipment            --         7,356            --        7,356           --
                                             -------       -------       -------      -------      -------
                                             $ 1,820       $11,475       $ 2,937      $ 7,356      $ 3,002
                                             =======       =======       =======      =======      =======


4   INVENTORIES

     Inventories consist of the following as of December 31 (in thousands):

                                                             2001         2000
                                                          ---------    ---------
              Raw materials............................    $ 24,709     $ 27,488
              Work in progress.........................       8,295       11,004
              Finished goods...........................      17,781       21,365
                                                           --------     --------
                                                           $ 50,785     $ 59,857
                                                           ========     ========

5   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following as of December 31 (in thousands):

                                                           2001           2000
                                                         ---------    ----------
              Land...................................    $   1,620    $   1,677
              Buildings and improvements.............       23,322       22,141
              Machinery and equipment................       99,711       96,282
              Construction in progress...............          441        1,889
                                                          --------    ---------
                                                           125,094      121,989
     Less- Accumulated depreciation...................     (95,023)     (81,119)
                                                          --------    ---------
                                                          $ 30,071    $  40,870
                                                          ========    =========

6   INTANGIBLE ASSETS

     In the year ended December 31, 2000, the Company determined that the estimated future undiscounted cash flows for a certain product line were below the carrying value of related long-lived intangible assets primarily due to changed business conditions for the product line. Accordingly, the Company recorded a charge of $0.2 million attributed to the impairment of long-lived intangible assets.

     Included in restructuring charges for 2000, as described in Note 3, is a charge of $3.5 million for goodwill impairment and a charge of $0.8 million for write-off of fixed assets attributed to the discontinued products.

     In the year ended December 31, 1999, the Company recorded a $6.3 million charge attributable to the impairment of long-lived intangible assets, a $4.9 million charge for goodwill write-off (of which $2.0 million was charged against the proceeds, included in other income, from the sale of product lines) and a $0.5 million charge for write-off of fixed assets attributed to discontinued products.

     Intangible   assets  consist  of  the  following  as  of  December  31  (in thousands):

                                                             2001         2000
                                                         ---------    ----------
            Goodwill.................................    $  72,364    $  72,364
            Dealer and distributor lists.............        5,626        5,626
            Patents and engineering drawings.........        5,888        5,888
            Other intangibles........................        2,821        2,832
                                                         ---------    ---------
                                                            86,699       86,710
            Less- Accumulated amortization...........      (33,635)     (31,479)
                                                         ---------    ---------
                                                         $  53,064    $  55,231
                                                         =========    =========

     As of December 31, 2001, the patents and engineering drawings and other intangibles were fully amortized.

7   DEBT

Revolving Lines of Credit

     In May 1997, the Company entered into the Revolving Credit Facility (the Facility) as part of the Senior Secured Credit Facility. Under the Facility, the Company may borrow up to $25.0 million, subject to a borrowing base limitation. At December 31, 2001, the Company's borrowing base limited the Company's borrowing capacity under the Facility to $21.4 million. Interest on outstanding borrowings is calculated, at the Company's option, using the bank's prime rate or LIBOR plus specified margins. At December 31, 2001, the Company's borrowings under this Facility were at LIBOR plus five percentage points. The revolving line of credit expires on April 30, 2004. The Facility requires an annual commitment fee of 0.5% of the unused portion of the commitment. Borrowings are secured by substantially all accounts receivable and inventories. The Company had borrowings of $16.0 million and letters of credit outstanding of $0.6 million as of December 31, 2001.

     Certain foreign subsidiaries of the Company have entered into agreements with banks to provide for local working capital needs. Under these agreements, the Company may make aggregate borrowings of up to $7.2 million. At December 31, 2001, the Company had borrowings of $5.2 million and guarantees of $0.3 million under these facilities, reducing the amount available to $1.7 million. The interest rates in effect on these facilities, as of December 31, 2001, ranged from 5.10% to 7.95% and are generally subject to change based upon prevailing local prime rates. In certain instances, the facilities are secured by a lien on foreign real estate property, leaseholds or accounts receivable and inventories, or guaranteed by another subsidiary of the Company.

Long-Term Debt

     Long-term debt consists of the following as of December 31 (in thousands):

                                                                              2001         2000
                                                                           ---------    ---------

         Senior Subordinated Notes, due May 1, 2007, bearing interest
           of 10.5% payable semiannually, unsecured....................    $     500    $ 125,000
         Senior Subordinated Notes, due March 15, 2007, bearing
           interest of 11.0% payable semiannually, unsecured...........           50      100,000
         Senior Subordinated Discount Notes, due November 15, 2006,
           with an effective interest rate, exclusive of capitalized debt issuance costs, of 18.5%, accreting at 13.0% on the deemed issue price of $56,104, unsecured (net of
           unamortized discount of $60,710)............................       44,390           --
         Senior Secured Credit Facility (Term Loan Facility):
           Term Loan A, due in quarterly installments through April 30,
              2004, bearing interest at LIBOR plus 5 percentage points
              payable monthly, secured by substantially all
              assets of the Company....................................       18,084       26,000
           Term Loan B, due in quarterly installments through April
              30, 2004, bearing interest at LIBOR plus 5 percentage
              points payable monthly, secured by substantially all
              assets of the Company....................................       59,858       60,646
         Tranche A Senior Secured Notes, with step-up (18.0% to
           25.0%), pay-in-kind interest (effective interest rate of
           31.0% over the life of the note), due July 31, 2004,
           secured by substantially all assets of the Company (net of
           unamortized discount of $943)...............................       21,951           --
         Tranche B Senior Secured Notes, with step-up (19.5% to
           25.0%), pay-in-kind interest (effective interest rate
           of 26.2% over the life of the note), due July 31, 2004,
           secured by substantially all assets of the Company (net of
           unamortized discount of $576)...............................        9,647           --
         Interest-free loan, discounted at an effective interest rate of 10.5%, due in monthly installments beginning March 2002 through February 2010, secured by Morrilton, Arkansas
           building (net of unamortized discount of $573 and $684).....        1,127        1,016
                                                                           ---------    ---------
                                                                             155,607      312,662
         Less- Current portion.........................................       (8,177)     (33,476)
                                                                           ---------    ---------
                Total long-term debt...................................    $ 147,430    $ 279,186
                                                                           =========    =========


     In April 2001, the Company issued Tranche A Senior Secured Notes in the principal amount of $20.0 million (of which $9.8 million of the notes were purchased by a related party) to increase its liquidity. The net proceeds to the Company were $18.8 million after payment of commitment fees. The Tranche A Senior Secured Notes are junior to the Senior Secured Credit Facility, but senior to the Senior Subordinated Notes and the Senior Subordinated Discount Notes. Interest on the principal amount of the Tranche A Senior Secured Notes compounds quarterly at 18% per annum, increasing by 75 basis points each quarter until the applicable interest rate is 25% per annum, and is payable at maturity.

     On November 21, 2001, the Company completed a Debt Restructuring, pursuant to which $224.5 million, or 99.8% of the total of its then-existing Senior Subordinated Notes were exchanged for newly-issued Senior Subordinated Discount Notes at a deemed issue price of $56.1 million, 5.0 million shares of Series B Preferred stock and warrants to purchase 1.7 million shares of Series B Preferred stock. As part of this debt exchange, the Company recorded $115.9 million of extraordinary gain in the Consolidated Statement of Operations, and for the Senior Subordinated Notes exchanged by related parties, recorded the associated $52.7 million gain as contributed capital in the Consolidated Statement of Shareholders' Deficit and Comprehensive Income. At the date of the Debt Restructuring, the Company recorded the Series B Preferred stock, the Warrants and the Senior Subordinated Discount Notes at their estimated fair market values of $14.6 million, $4.9 million and $43.5 million, respectively.

     In connection with the Debt Restructuring, the Company issued Tranche B Senior Secured Notes in the principal amount of $10.0 million (of which $5.0 million of the notes were purchased by a related party) for net proceeds of $9.4 million after payment of commitment fees. The Tranche B Senior Secured Notes are identical to the Tranche A Senior Secured Notes, except that the initial interest rate at which interest accrues on the Tranche B Senior Secured Notes is 19.5% per annum. Further, the lenders under the Company's Senior Secured Credit Facility and the holders of its Tranche A Senior Secured Notes waived existing defaults, including defaults that existed at September 30, 2001, and agreed to the modification of certain covenants.

     The Senior Subordinated Notes, the Senior Subordinated Discount Notes, the Tranche A and B Senior Secured Notes, and the Senior Secured Credit Facility contain certain financial and nonfinancial restrictive covenants, including limitations on additional indebtedness, payment of dividends, certain investments, sale of assets, and consolidations, mergers and transfers of all or substantially all of the Company's assets and capital expenditures, subject to certain qualifications and exceptions. The Company was in compliance with all covenants related to all debt agreements at December 31, 2001.

     Aggregate annual payments for maturities of long-term debt are as follows for the years ended December 31 (in thousands):

    2002..........................................................    $   8,177
    2003..........................................................       10,213
    2004..........................................................      120,112
    2005..........................................................          213
    2006..........................................................      105,313
    Thereafter....................................................        1,223
                                                                      ---------
    Total at maturity value.......................................      245,251
    Less- unamortized discount and interest to be accrued.........      (89,644)
                                                                      ---------
                                                                      $ 155,607
                                                                      =========

8   INCOME TAXES

     The Company's pretax income (loss) before extraordinary item for U.S. and foreign subsidiaries was as follows for the years ended December 31 (in thousands):

                                                                               2001        2000         1999
                                                                            ---------   ---------    ---------

          United States.................................................    $ (60,477)  $ (20,923)   $ (20,903)
          Foreign.......................................................        8,255       5,117        2,547
                                                                            ---------   ---------    ---------
          Loss before income taxes......................................    $ (52,222)  $ (15,806)   $ (18,356)
                                                                            =========   =========    =========

     Significant components of the provision for income taxes are as follows for the years ended December 31 (in thousands):

                                                                              2001        2000         1999
                                                                            --------    --------     ------

          Current:
            Federal.....................................................    $    --     $    --      $ 2,000
            State.......................................................         12         105          116
            Foreign.....................................................      2,676       2,120        2,076
                                                                            -------     -------      -------
                                                                              2,688       2,225        4,192
          Deferred......................................................         (3)        (50)        (128)
                                                                            -------     -------      -------
                                                                            $ 2,685     $ 2,175      $ 4,064
                                                                            =======     =======      =======

     A reconciliation of the income taxes computed at the federal statutory rate to the Company's income tax provision is as follows for the years ended December 31 (in thousands):



                                                                               2001       2000         1999
                                                                            ---------   --------     ------

         Federal benefit at statutory rate.............................     $ (17,755)  $ (5,374)    $ (6,244)
         State benefit, net of federal tax.............................        (2,067)      (645)        (629)
         Nondeductible goodwill amortization...........................           532        532        2,271
         Change in deferred tax asset valuation allowance..............        16,095      6,751        4,882
         Nondeductible debt restructuring costs........................         4,374         --           --
         Foreign tax rate differences..................................           266        334        1,843
         Other.........................................................         1,240        577        1,941
                                                                            ---------   --------     --------
                                                                            $   2,685   $  2,175     $  4,064
                                                                            =========   ========     ========


     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows as of December 31 (in thousands):

                                                                               2001        2000
                                                                            ---------   ---------
         Deferred tax liabilities:
           Tax over book depreciation..................................     $     306   $     318
           Tax over book amortization..................................         2,121       2,006
           Section 481(a) adjustment...................................         1,747       2,329
                                                                            ---------   ---------
                Total deferred tax liabilities.........................         4,174       4,653
                                                                            ---------   ---------
         Deferred tax assets:
           Compensation accruals.......................................         4,142       4,194
           Pension accrual.............................................         1,544       1,167
           Inventory reserves..........................................         2,561       2,344
           Vacation accrual............................................           728         899
           Warranty reserves...........................................         1,062         993
           Restructuring reserves......................................         2,432         867
           Tax loss carryforward.......................................        32,241      18,915
           Other.......................................................         4,034       3,734
                                                                            ---------   ---------
                Total deferred tax assets..............................        48,744      33,113
         Valuation allowance...........................................       (44,505)    (28,410)
                                                                            ---------   ---------
                Deferred tax assets, net of valuation allowance........         4,239       4,703
                                                                            ---------   ---------
         Net deferred tax assets.......................................     $      65   $      50
                                                                            =========   =========


     The total current deferred tax asset of $380,000 and $359,000 at December 31, 2001 and 2000, respectively, is included in other current assets. The total noncurrent deferred tax liability of $315,000 and $309,000 at December 31, 2001 and 2000, respectively, is included in other long-term liabilities.

     The Company has established a deferred tax valuation allowance of $44.5 million due to the uncertainty of the realization of future tax benefits. The realization of the future tax benefits related to the deferred tax asset is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the adequacy of the valuation allowance for financial reporting purposes.

     The Company will not recognize any taxable income on the extraordinary gain on early extinguishment of debt related to the Debt Restructuring completed on November 21, 2001 due to certain provisions of the United States Internal Revenue Code (the Code) for taxpayers deemed insolvent. Those same provisions also provide that any taxpayer not recognizing taxable income due to this insolvency provision will reduce all tax attributes, as defined under the Code, to the extent of the unrecognized gain. The Company's portion of net operating loss carryforwards that were generated in the United States is the only tax attribute applicable to this provision. As of December 31, 2001, the Company had a deferred tax asset related to net operating losses of $32.2 million, of which $31.0 million is related to the net operating losses generated in the United States and $1.2 million is related to the net operating losses generated by foreign subsidiaries. Therefore on January 1, 2002, the Company will be required to reduce to zero the $31.0 million of the deferred tax asset and the valuation allowance related to the net operating losses in the United States.

     The Company has foreign operating loss carryforwards of $3.9 million, of which $1.7 million expire between 2002 and 2011 and $2.2 million have no expiration date.

     As of December 31, 2001, the Company has a reserve of $5.7 million included in income taxes payable in accordance with a settlement with the Internal Revenue Service (IRS) for the expected liability, penalties and accrued interest related to a dispute for the period from 1990 to 1995. The Company has agreed with the IRS on the final amount of the tax liability to be paid and is making monthly payments to the IRS.

     Accumulated and current unremitted earnings of the Company's foreign subsidiaries are deemed to be reinvested in each country and are not expected to be remitted. As such, no U.S. taxes have been provided for such foreign earnings.

9   RELATED-PARTY TRANSACTIONS

     For each of the years ended December 31, 2001, 2000 and 1999, the Company recorded a charge to operations of $1.7 million in each year for management services provided by Greenwich Street Capital Partners, L.P., a related party. The services include, but are not limited to, developing and implementing corporate and business strategy, and providing other consulting and advisory services.

     Under the terms of the Senior Secured Credit Facility, the Company is prohibited from making any payment, in cash or other property, of the advisory fee until the repayment in full of the loans outstanding under the Senior Secured Credit Facility. The Company is accruing the advisory fee, together with a late fee, at the rate of 2 percent per month. The Company had a balance payable, inclusive of late fees, of $1.6 million at December 31, 2001.

     GSCP Recovery (US), LLC, a related party, purchased $9.8 million of the $20.0 million principal Tranche A Senior Secured Notes in April 2001 and $5.0 million of the $10.0 million principal Tranche B Senior Secured Notes in November 2001. Interest on the notes is payable at maturity (see Note 7).

     The Company recognized a gain of $52.7 million in November 2001 from the early retirement of debt held by related parties. The gain was recorded as contributed capital in the Company's Consolidated Statement of Shareholders' Deficit and Comprehensive Income.

     In 2001, the Former Parent made an equity contribution of $5.2 million to the Company.

     In 2000, the Company relocated its corporate headquarters to a facility leased from a limited liability corporation (the LLC) in which the Company has a 50% interest. The Company contributed cash of $0.6 million to the LLC and the investment is accounted for under the equity method. The Company's allocable share of the LLC income is included as a component of other income in the accompanying Consolidated Statements of Operations. The LLC financed the purchase of the facility with a mortgage secured by the facility. At December 31, 2001, the remaining balance on the mortgage was $6.7 million. The annual lease payments to the LLC are $1.1 million for years 1 to 5 and $1.2 million for years 6 to 10. The lease has been classified as an operating lease and the Company records the lease obligations as rent expense.

10  RETIREMENT PLANS

     The Company has one noncontributory defined benefit pension plan as a result of a merger in August 2000 of the company's union employee plan with its nonunion employee plan. Two benefit structures, union and nonunion, are maintained under the merged plan. On July 1, 1999, the nonunion pension plan was converted to a cash balance pension plan. Under the terms of the cash balance pension plan, accrued benefits are expressed as account balances for each participant. Each year the account balances are increased by an interest credit based on an interest rate indexed to the U.S. Treasury bills, with a minimum interest rate of 5%, as well as a benefit credit based on the participant's age, vesting service and covered remuneration. Pension costs are funded annually, subject to limitations.

     The following table presents the funded status of the plan as recognized in the consolidated financial statements as of and for the years ended December 31 (in thousands):


                                                                               2001        2000
                                                                            --------    --------
         Change in benefit obligation:
           Benefit obligation at beginning of period...................     $ 27,073    $ 24,620
           Service cost................................................        1,437       1,662
           Interest cost...............................................        1,921       1,943
           Actuarial loss (gain).......................................         (591)      2,033
           Benefits paid...............................................       (4,191)     (3,130)
           Amendments..................................................           23          --
           Effects of curtailment......................................          (36)        (55)
                                                                            --------    --------
         Benefit obligation at end of period...........................       25,636      27,073
                                                                            --------    --------
         Change in plan assets:
           Fair value of plan assets at beginning of period............       30,511      33,536
           Actual return on plan assets................................       (6,832)       (875)
           Employer contribution.......................................          138         980
           Benefits paid...............................................       (4,191)     (3,130)
                                                                            --------    --------
         Fair value of plan assets at end of period....................       19,626      30,511
                                                                            --------    --------
         Change in funded status:
           Funded status...............................................       (6,010)      3,438
           Unrecognized actuarial loss (gain)..........................        6,384      (2,858)
           Unrecognized net transition obligation......................           --           9
           Unrecognized prior service cost.............................       (3,335)     (3,841)
                                                                            --------    --------
         Net amount recognized.........................................     $ (2,961)   $ (3,252)
                                                                            ========    ========
         Amounts recognized in the consolidated balance sheets
           consist of:
           Accrued benefit liability...................................     $ (4,107)   $ (3,252)
           Accumulated other comprehensive loss........................        1,146          --
                                                                            --------    --------
         Net amount recognized.........................................     $ (2,961)   $ (3,252)
                                                                            ========    ========


                                                                               2001        2000          1999
                                                                            ---------   ---------     -------
         Weighted average assumptions:
           Discount rate...............................................          7.0%       7.25%         7.75%
           Expected return on plan assets..............................          9.0         9.0           9.0
           Rate of compensation increase...............................          4.5         4.5           4.5
         Components of net periodic benefit cost (income):
           Service cost................................................     $  1,437    $  1,662      $  1,771
           Interest cost...............................................        1,921       1,943         1,817
           Expected return on plan assets..............................       (2,821)     (2,740)       (2,243)
           Amortization of unrecognized net transition obligation......            9          40            40
           Amortization of prior service cost..........................         (403)       (435)         (326)
           Recognized actuarial loss (gain)............................         (215)       (275)           19
           Curtailment gain............................................          (81)       (340)           --
                                                                            --------    --------      --------
         Net periodic benefit cost (income)............................     $   (153)   $   (145)     $  1,078
                                                                            ========    ========      ========


     Plan assets consist primarily of equity and debt securities and cash equivalents.

     The Company provides a 401(k) savings plan for U.S. employees. Employee contributions of up to 6% of eligible compensation are matched 50% by the Company. The Company's contributions amounted to $1.0 million, $1.1 million and $0.6 million for the years ended December 31, 2001, 2000 and 1999, respectively.

     The Company's Japanese subsidiary also has a retirement and termination plan (the Retirement Plan), which provides benefits to employees in Japan upon their termination of employment. The benefits are based upon a multiple of the employee's monthly salary, with the multiple determined based upon the employee's years of service. The multiple paid to employees who retire or are involuntarily terminated is greater than the multiple paid to those who voluntarily terminate their services. The Retirement Plan is unfunded, and the accompanying Consolidated Balance Sheet includes a liability of approximately $0.6 million at December 31, 2001, which represents the actuarially determined estimated present value of the Company's liability as of this date. In developing this estimate, the actuary used discount and compensation growth rates prevailing in Japan of 1.4% and 3.2%, respectively. For the years ended December 31, 2001, 2000 and 1999, the Company charged $0.3 million, $0.3 million and $0.4 million, respectively, to expense for this plan.

11  POST-RETIREMENT BENEFITS

     The Company is obligated to provide health and life insurance benefits to certain employees of its U.S. operations upon retirement. Contributions required to be paid by the employees toward the cost of such plans are a flat dollar amount per month in certain instances or a range from 25% to 100% of the cost of such plans in other instances.

     The following table presents the status of the above plans as recognized in the consolidated financial statements as of and for the years ended December 31 (in thousands):


                                                                               2001          2000
                                                                             --------      ------

          Change in benefit obligation:
            Benefit obligation at beginning of period...................     $  659        $  572
            Service cost................................................          8            17
            Interest cost...............................................         32            43
            Actuarial loss (gain).......................................       (176)          116
            Benefits paid...............................................        (59)          (27)
            Amendments..................................................          7           (62)
                                                                             ------        ------
          Benefit obligation at end of period...........................        471           659
                                                                             ------        ------
          Fair value of plan assets at end of period....................         --            --
                                                                             ------        ------
          Change in funded status:
            Funded status...............................................       (471)         (659)
            Unrecognized actuarial loss (gain)..........................         (3)          173
            Unrecognized prior service cost.............................        (43)          (56)
                                                                             ------        ------
          Net amount recognized.........................................     $ (517)       $ (542)
                                                                             ======        ======
          Weighted average assumptions:
            Discount rate...............................................        7.0%         7.25%


     The assumed healthcare cost trend rate and ultimate rate used in measuring the benefit obligation is 9.25% and 5.50%, respectively, for the year ended December 31, 2001.

     The net periodic benefit cost included the following components for the years ended December 31 (in thousands):



                                                                              2001          2000          1999
                                                                             ---------     ---------     -----

          Components of net periodic benefit cost:
            Service cost................................................     $   8         $  17         $  30
            Interest cost...............................................        32            43            40
            Amortization of unrecognized net actuarial loss.............        --             4             5
            Amortization of unrecognized prior service cost.............        (6)           (6)           --
                                                                             -----         -----         -----
          Net periodic benefit cost.....................................     $  34         $  58         $  75
                                                                             =====         =====         =====


     A one percentage point change in assumed healthcare cost trend rates would have an immaterial effect on service and interest cost components.

12   COMMITMENTS AND CONTINGENCIES

Litigation

     From time to time the Company is a party to various legal actions in the normal course of business. The Company believes that it is not currently a party in any litigation which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of the Company.

Environmental Matters

     The Company and its operations are subject to extensive and changing U.S. federal, state, local and foreign environmental laws and regulations, including, but not limited to, laws and regulations that impose liability on responsible parties to remediate, or contribute to the costs of remediating, currently or formerly owned or leased sites or other sites where solid or hazardous wastes or substances were disposed of or released into the environment. These remediation requirements may be imposed without regard to fault or legality at the time of the disposal or release. Although management believes that its current manufacturing operations comply in all material respects with applicable environmental laws and regulations, environmental legislation has been enacted and may in the future be enacted or interpreted to create environmental liability with respect to the Company's facilities or operations.

     The Company (or, for certain sites, Mark IV Industries, Inc. (Mark IV) on behalf of the Company) has undertaken or is currently undertaking remediation of contamination at certain of its currently or formerly owned sites (some of which are unrelated to the audio business), and the Company has agreed that it is a de minimis responsible party at a number of other such sites, which have been designated as Superfund sites under U.S. environmental laws. The Company has had Phase I Environmental Site Assessments and Compliance Reviews conducted by a third-party environmental consultant at all of its manufacturing sites and is aware of environmental conditions at certain of such sites that require or may require remediation or continued monitoring. In particular, the Company's site in Buchanan, Michigan, has been designated a Superfund site under U.S. environmental laws. Mark IV has agreed to indemnify the Company fully for environmental liabilities resulting from the Buchanan, Michigan, Superfund site and certain of the other sites at which the environmental consultant indicated monitoring or remediation was necessary.

     The Company is party to a 1988 consent decree with the predecessor to the Nebraska Department of Environmental Quality (NDEQ) relating to the cleanup of hazardous waste at the Company's Lincoln, Nebraska, facility. In connection with ongoing monitoring and cleanup activities at the site and on adjacent property, the Company has received from the NDEQ notices of noncompliance. The Company is in discussions with the NDEQ regarding future actions, but it does not believe that the costs related to its responsibilities at the site will result in a material adverse effect on the Company's results of operations or financial condition. In December 1997, the Company entered into an Administrative Order on Consent with the U.S. Environmental Protection Agency under the Resource Conservation and Recovery Act to further investigate and remediate the Lincoln facility and an adjoining property. The Company is not able at this time to determine the amount of additional expenses, if any, that may be incurred by the Company as a result of these actions.

     Through December 31, 2001, the Company had accrued approximately $1.9 million over the life of the project for anticipated costs to be incurred for the Lincoln facility cleanup activities, of which approximately $1.6 million had been paid.

     The  Company's  environmentally  related  expenditures  for the years ended
December 31, 2001, 2000 and 1999 were not material. The Company incurs approximately $30,000 to $50,000 per year of expenses associated with the disposal of hazardous materials generated in connection with its manufacturing processes.

     There can be no assurance that the Company's estimated environmental expenditures, which it believes to be reasonable, will cover in full the actual amounts of environmental obligations the Company does incur, that Mark IV will pay in full the indemnified environmental liabilities when they are incurred, that new or existing environmental laws will not affect the Company in currently unforeseen ways, or that present or future activities undertaken by the Company will not result in additional environmentally related expenditures. However, the Company believes that compliance with federal, state and local environmental protection laws and provisions should have no material adverse effect on its results of operations or financial condition.

Employment Contracts

     The Company has employment contracts with certain key executives that require the Company to make payments for up to 12 months' salary in the event such executives are terminated without cause.

     The chief executive officer (CEO) entered into an employment arrangement with the Company on November 20, 2001, ending on December 31, 2002, pursuant to which the CEO will receive (i) a base salary of $380,000 for 2002; and (ii) a guaranteed bonus of $380,000 payable on January 3, 2003. The chairman of the board (Chairman) is authorized to extend the employment of the CEO for six months after December 31, 2002 at a base salary rate of $190,000. The Chairman may also determine to employ the CEO for an additional six months at a base salary rate of $95,000.

Lease Commitments

     At December 31, 2001, the Company had various noncancelable operating leases for corporate headquarters, manufacturing, distribution and office buildings, warehouse space and equipment. Rental expense charged to operations was $3.4 million, $2.9 million and $2.4 million for the years ended December 31, 2001, 2000 and 1999, respectively.

     Approximate future minimum rental commitments under all noncancelable operating leases are as follows for the years ended December 31 (in thousands):

           2002...................................................    $  2,532
           2003...................................................       2,369
           2004...................................................       2,102
           2005...................................................       1,960
           2006...................................................       1,377
           2007 and thereafter....................................       4,645
                                                                      --------
           Total minimum lease commitments........................    $ 14,985
                                                                      ========

13  SEGMENT INFORMATION

     The   Company   has  two   business   segments:   Professional   Sound  and
Entertainment, and Multimedia/ Audio Communications.

Professional Sound and Entertainment

     Professional Sound and Entertainment consists of five lines of business within the overall professional audio market, including: (i) permanently installed sound systems; (ii) sound products used by musicians and sold principally through retail channels; (iii) sound professional concerts, recording projects and radio and television broadcast; (iv) advanced digital matrix intercoms used by broadcasters, including all major television networks, to control production communications; and intercoms, headsets and wireless communications systems used by professional, college and high school football teams and stadiums and other professional and high school sports teams; and (v) wired and wireless microphones used in the education, sports, broadcast, music and religious markets.

Multimedia/Audio Communications

     Multimedia/Audio Communications segment targets seven principal product markets including: (i) microphones, headphones and headsets to the computer industry; (ii) cassette duplicators and copiers to copy the spoken word and serving two principal markets: religious and training programs/seminars; (iii) aviation communications headsets, intercoms and microphones to major commercial and commuter airlines and pilots and to airframe manufacturers and private pilots; (iv) wireless local area networks and satellite-based mobile phone antennas systems, supplying mobile phone manufacturers, corporations, retailers, warehouses and distribution centers; (v) Talking Book Players, a unique cassette player for the blind and physically handicapped; (vi) Wireless Communications, wireless communications products such as headsets, microphones, antennas and rotors for three primary markets: public safety, law enforcement groups and commercial truck drivers; and (vii) wireless assistive listening systems, products such as auditory trainers and personal assistive listening devices for the hearing impaired focusing on the educational market where many schools use the Company's products.

     The  following   tables  provide   information  by  business   segment  (in
thousands):


                                                       Professional        Multimedia/
                                                         Sound and            Audio
                                                       Entertainment     Communications      Corporate    Consolidated
                                                       -------------     --------------      ---------    ------------
         Net sales:
           2001...................................       $196,844           $ 87,615         $     --       $284,459
           2000...................................        212,564            116,291               --        328,855
           1999...................................        212,332            133,725               --        346,057

         Operating profit (loss):
           2001...................................          3,423              9,538          (28,121)       (15,160)
           2000...................................         14,575             16,824          (21,230)        10,169
           1999...................................         16,033             13,376          (17,750)        11,659

         Depreciation expense:
           2001...................................          5,463                960            2,581          9,004
           2000...................................          4,620              2,662            3,950         11,232
           1999...................................          2,158              2,364            5,526         10,048

         Capital expenditures:
           2001...................................          4,600                927              594          6,121
           2000...................................          7,533              1,063            2,957         11,553
           1999...................................          3,752              2,882            1,807          8,441

         Total assets:
           2001...................................         95,528             32,649           59,424        187,601
           2000...................................        113,564             40,373           69,793        223,730
           1999...................................        112,529             61,588           87,881        261,998


     Corporate operating expenses include unallocated corporate engineering, selling, general and administrative costs, corporate charges, amortization of goodwill and other intangibles, and restructuring charges. Corporate identifiable assets relate principally to the Company's investment in information systems and corporate facilities, as well as cost in excess of net assets acquired included in intangible assets and deferred financing costs.

     The Company's net sales into each of its principal geographic regions were as follows for the years ended December 31 (in thousands):


                                                                              2001         2000         1999
                                                                           ---------    ---------    -------

         United States.................................................    $ 164,508    $ 192,649    $ 202,327
         Germany.......................................................       22,431       28,055       34,815
         Japan.........................................................       15,101       20,627       19,212
         United Kingdom................................................       11,191        8,911       10,385
         China.........................................................        8,712       12,956       14,369
         Other foreign countries.......................................       62,516       65,657       64,949
                                                                           ---------    ---------    ---------
                                                                           $ 284,459    $ 328,855    $ 346,057
                                                                           =========    =========    =========

     It is not practical for the Company to accurately disclose revenue by product or service grouping for financial reporting purposes as the Company's systems do not reliably compile this information.

     Long-lived assets of the Company's U.S. and international operations were as follows for the years ended December 31 (in thousands):

                                               2001          2000         1999
                                             --------     ---------    ---------
  United States..........................    $ 79,841     $  97,590    $ 108,047
  International..........................       9,305         9,374       10,036
                                             --------     ---------    ---------
  Consolidated...........................    $ 89,146     $ 106,964    $ 118,083
                                             ========     =========    =========

14  EQUITY

Preferred Stock

     In the fourth quarter of 2001, prior to the Debt Restructuring, the Company was authorized to issue 900 shares of Series A Preferred stock, par value of $0.01 per share and 5 million shares of Series B Preferred stock, par value of $0.01 per share.

     Holders of Series A and Series B Preferred stock are entitled to receive dividends and distributions that may be declared by the Board of Directors from time to time. No dividends were declared in 2001.

     Holders of Series A and Series B Preferred stock have the same voting rights as holders of the Common stock. The holders of Series A and Series B Preferred stock have no preemptive, conversion, redemption, subscription or similar rights and the Preferred stock can be converted into Common stock at the election of the Company.

Common Stock

     In the fourth quarter of 2001, prior to the Debt Restructuring, the Company's authorized shares of common stock were increased from 1,000 shares to 25 million shares.

Warrants

     Warrants entitling the holders to purchase up to 1,666,155 shares (subject to certain antidilution adjustments) of the Series B Preferred stock (or Common stock if the Series B Preferred stock is converted) were issued pursuant to the Company's Debt Restructuring (see Note 7) completed in November 2001. The warrants are exercisable at $0.01 per share and will expire on the later of March 30, 2007 or 15 days after the Company shall have either furnished to the holders of the Warrants its audited annual financial statements for the fiscal year ended December 31, 2006 or shall have filed an annual report on Form 10-K with respect to such fiscal year.

     The number of Warrants exercisable is subject to the Company satisfying certain financial performance targets. There were no Warrants exercisable at December 31, 2001.

15  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, foreign currency forward contracts and the revolving line of
credit   approximates  fair  value  because  of  the  short  maturity  of  these instruments.

     The carrying amount of the Company's long-term debt approximates fair value because of the variability of the interest cost associated with these instruments. The fair value of the Company's Senior Subordinated Notes for 2000 is estimated based on quoted market values for the notes. No quotes were available for 2001.

     The carrying amount of the Company's Senior Subordinated Discount Notes approximates fair value because of the recent issuance, November 2001, of the notes.

     The estimated fair values of the Company's financial instruments are as follows as of December 31 (in thousands):

                                                                        2001                        2000
                                                              -----------------------     ----------------------
                                                               Carrying                   Carrying
                                                                amount      Fair value     amount      Fair value
                                                               --------     ----------    --------     ----------
         Cash and cash equivalents.....................        $  3,026      $  3,026     $  2,701      $  2,701
         Accounts receivable...........................          40,765        40,765       46,522        46,522
         Accounts payable..............................          13,901        13,901       13,100        13,100
         Foreign currency forward contracts............              28            28            5             5
         Revolving lines of credit.....................          21,159        21,159       27,539        27,539
         Long-term debt, excluding Senior Subordinated Notes
           and Senior Subordinated Discount Notes......         110,667       110,667       87,662        87,662
         Senior Subordinated Notes.....................             550           550      225,000       124,000
         Senior Subordinated Discount Notes............          44,390        44,390           --            --


16  QUARTERLY FINANCIAL DATA

         The following table shows the unaudited quarterly financial data for the years ended December 31, 2001 and 2000 (in thousands):

                                               First         Second           Third        Fourth
                                              quarter       quarter         quarter        quarter        Total
                                              -------       -------         -------        -------        -----
                  2001
Net sales.............................       $ 72,317      $ 76,127        $ 72,595       $ 63,420    $ 284,459
Operating profit (loss)...............            (39)        2,719          (4,259)       (13,581)     (15,160)
Net income (loss).....................         (9,754)       (7,679)        (15,289)        93,712       60,990

                  2000
Net sales.............................       $ 83,299      $ 85,278        $ 85,949       $ 74,329    $ 328,855
Operating profit (loss)...............          7,075        (2,734)          5,936           (108)      10,169
Net income (loss).....................          3,976        (8,515)         (4,279)        (9,163)     (17,981)

     In second quarter 2001, the Company recorded restructuring charges of $0.9 million.

     In third quarter 2001, the Company recorded a special charge of $2.8 million to provide a reserve for bad debts and a special charge of $4.2 million to provide a reserve for impaired inventories.

     In fourth quarter 2001, the Company recorded restructuring charges of $11.5 million and recorded an extraordinary gain of $115.9 million on the early extinguishment of debt.

     In second quarter 2000, the Company recorded restructuring charges of $9.7 million, of which $0.9 million was reversed in fourth quarter 2000.


                                                                                                 SCHEDULE II

                                          TELEX COMMUNICATIONS, INC.

                                      VALUATION AND QUALIFYING ACCOUNTS

                             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                         Column A                             Column B      Column C   Column D    Column E
                         --------                            ----------   ----------- ----------  ---------
                                                             Balance at     Additions Deductions  Balance at
                                                              Beginning    Charged to    From       End of
Description                                                    of Year       Income    Reserves      Year
                                                             ----------   ----------- ----------  ----------
Year Ended December 31, 1999
Allowance for doubtful accounts........................        $2,925       $   858   $  1,605(a)   $2,178
                                                               ======       =======   ========      ======
Restructuring accrual..................................        $3,036       $(2,124)  $    822(b)   $   90
                                                               ======       =======   ========      ======
Year Ended December 31, 2000
Allowance for doubtful accounts........................        $2,178       $ 1,700   $  1,100(a)   $2,778
                                                               ======       =======   ========      ======
Restructuring accrual..................................        $   90       $ 8,812   $  7,013(b)   $1,889
                                                               ======       =======   ========      ======
Year Ended December 31, 2001
Allowance for doubtful accounts........................        $2,778       $ 4,509   $  2,314(a)   $4,973
                                                               ======       =======   ========      ======
Restructuring accrual..................................        $1,889       $11,475   $ 10,362(b)   $3,002
                                                               ======       =======   ========      ======

(a)  Uncollectible accounts written off and adjustments to the allowance.
(b) Adjustments to the accrual account reflect payments or non-cash charges associated with the accrual.

================================================================================








         Until August 29, 2002 (90 days after the date of this prospectus), all dealers effecting transactions in the New Notes, whether or not participating in the Exchange Offer, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                  $105,100,502

                           TELEX COMMUNICATIONS, INC.
                                OFFER TO EXCHANGE
           13% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006, SERIES A,
                               FOR ALL OUTSTANDING
                 13% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006



                                   ----------
                                   PROSPECTUS
                                   ----------




                                  May 31, 2002









================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the General Corporate Law of the State of Delaware, Telex Communications, Inc. (the "Company") has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the
"Securities Act"). The Company's bylaws (Exhibits 3.2(a) and 3.2(b)) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

     The Company's certificate of incorporation (Exhibits 3.1(a), 3.1(b) and 3.1(c)) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Company maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 21.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits
     --------

             Exhibit
             Number                           Description
             -------                          -----------

             3.1(a) Restated Certificate of Incorporation of Telex Communications, Inc. (the "Company"), dated November 20, 2001 (incorporated by reference to Exhibit 3.1(a) to the Company's Report on Form 10-Q/A for the quarter ended September 30, 2001), filed on March 20, 2002 (the "September 2001 10-Q/A")).

             3.1(b) Amendment to Restated Certificate of Incorporation of the Company, dated November 20, 2001 (incorporated by
                       reference  to  Exhibit   3.1(b)  to  the  September  2001
                       10-Q/A).

             3.1(c) Amendment to Restated Certificate of Incorporation of the Company, dated November 21, 2001 (incorporated by
                       reference  to  Exhibit   3.1(c)  to  the  September  2001
                       10-Q/A).

             3.2(a)    Amended  and  Restated   By-Laws  of  the  Company  dated
                       December 26, 1997 (incorporated by reference to Exhibit 3.2(a) to the September 2001 10-Q/A).

             3.2(b) Amendments to Amended and Restated By-Laws dated November 20, 2001 (incorporated by reference to Exhibit 3.2(b) to the September 2001 10-Q/A).

             4.1(a) Indenture ("EVI Indenture"), dated as of March 24, 1997, between EV International, Inc. and The Bank of New York, as original Trustee, with Bank One Trust Company as successor Trustee (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-4, filed on July 30, 1997, SEC No. 333-27341 ("Form S-4")).

             4.1(b) First Supplemental Indenture, dated as of April 11, 2001, to the EVI Indenture (incorporated by reference to
                       Exhibit 4.1(b) to the Company's Report on Form 8-K dated April 12, 2001, filed on April 12, 2001 ("April 2001 8-K")).

             4.1(c) Second Supplemental Indenture, dated as of November 21, 2001, to the EVI Indenture (incorporated by reference to Exhibit 4.1(c) to the September 2001 10-Q/A).

             4.2(a) Indenture (the "Telex Indenture"), dated as of May 6, 1997, among Old Telex and Manufacturers and Traders Trust Company (incorporated by reference to Exhibit 4(a) to Old Telex's Registration Statement on Form S-4, filed on July 2, 1997, SEC No. 333-30679 ("Old Telex Registration Statement").

             4.2(b) First Supplemental Indenture, dated as of May 6, 1997, to the Telex Indenture (incorporated by reference to Exhibit 4(b) to Old Telex Registration Statement).

             4.2(c) Second Supplemental Indenture, dated as of February 2, 1998, to the Telex Indenture (incorporated by reference to Exhibit 2 to Old Telex's Report on Form 10-Q for the quarter ended December 31, 1997, filed on February 17, 1998 ("Old Telex 10-Q")).

             4.2(d) Third Supplemental Indenture, dated as of April 11, 2001, to the Telex Indenture (incorporated by reference to Exhibit 4.2(d) to the April 2001 8-K).

             4.2(e) Fourth Supplemental Indenture, dated as of November 21, 2001, to the Telex Indenture (incorporated by reference to Exhibit 4.2(e) of the September 2001 10-Q/A).

             4.3(a) Credit Agreement, dated as of May 6, 1997 (as amended, the "Credit Agreement"), among Old Telex, the lenders named on the signature pages thereof (the "Senior Lenders"), and The Chase Manhattan Bank ("Chase"), as administrative agent for such Senior Lenders ("Administrative Agent") (incorporated by reference to Exhibit 4(d) to Old Telex Registration Statement).

             4.3(b) Amendment No. 1, dated as of January 29, 1998, to the Credit Agreement (incorporated by reference to Exhibit 10 to old Telex 10-Q).

             4.3(c) Amendment No. 2, dated as of December 23, 1998, to the Credit Agreement (incorporated by reference to Exhibit 10(a) to the Company's Report on Form 8-K dated December 28, 1998, filed on January 15, 1999).

             4.3(d) Amendment No. 3, dated as of October 29, 1999, to the Credit Agreement (incorporated by reference to Exhibit 10(b) to the Company's Report on Form 10-Q for the quarter ended September 30, 1999, filed on November 15,
                       1999).

             4.3(e) Waiver, Amendment No. 4, Agreement and Consent, dated as of April 11, 2001, to the Credit Agreement (incorporated by reference to Exhibit 4.3(h) to the April 2001 8-K).

             4.3(f) Waiver, Amendment No. 5, Agreement and Consent, dated as of November 21, 2001, to the Credit Agreement
                       (incorporated by reference to Exhibit 4.3(n) of the 10-Q/A).

             4.3(g) Assignment and Assumption Agreement, dated May 6, 1997, made by Old Telex and Telex Communications Group, Inc. ("Former Parent") in favor of the Administrative Agent (incorporated by reference to Exhibit 4(e) to Old Telex Registration Statement).

             4.3(h) Guarantee and Collateral Agreement, dated as of May 6, 1997, made by Old Telex and Former Parent in favor of the Administrative Agent and certain other secured parties (the "Bank Guarantee and Collateral Agreement") (incorporated by reference to Exhibit 4(f) to Old Telex Registration Statement).

             4.3(i) Amendment No. 1, dated as of April 11, 2001, to the Bank Guarantee and Collateral Agreement (incorporated by reference to Exhibit 4.3(j) to the Report on Form 10-Q for the quarter ended March 31, 2001 (the "March 2001 10-Q")).

             4.3(j) Guarantee and Collateral Amendment and Confirmation, dated as of November 21, 2001, to the Bank Guarantee and Collateral Agreement (incorporated by reference to
                       Exhibit 4.3(p) to the September 2001 10-Q/A).

             4.3(k) Patent and Trademark Security Agreement, dated as of May 6, 1997, made by Old Telex in favor of the Administrative Agent (the "Bank Patent and Trademark Security Agreement") (incorporated by reference to Exhibit 4(g) to Old Telex Registration Statement).

             4.3(l) Amendment No. 1, dated as of April 11, 2001, to the Bank Patent and Trademark Security Agreement (incorporated by reference to Exhibit 4.3(k) to the March 2001 10-Q).

             4.4(a) Note Purchase Agreement, dated as of April 11, 2001, among the Company, TCI Investments LLC and GoldenTree, each as Co-Agent, and the Purchasers parties thereto (incorporated by reference to Exhibit 4.4(a) to the April 2001 8-K).

             4.4(b) Amended and Restated Note Purchase Agreement, dated as of November 21, 2001, for the purchase of $30 million adjusted interest PIK senior secured notes, among the Company, GSCP Recovery (US), LLC and GoldenTree, each as Co-Agent, and the purchasers parties thereto ("Purchasers") (Exhibits B, C, and E to this Agreement are filed as Exhibits 4.4(d), 4.4(f), and 4.5(b), respectively.) (incorporated by reference to Exhibit 4.4(d) of the September 2001 10-Q/A).

             4.4(c) Guarantee and Collateral Agreement, dated as of April 11, 2001, made by the Company, Former Parent and Telex Communications International, Ltd. (the "Grantors"), in favor of TCI Investments LLC and GoldenTree, ("Co-Agents for the Purchasers") (incorporated by reference to
                       Exhibit 4.3(h) to the March 2001 10-Q).

             4.4(d) Amended and Restated Guarantee and Collateral Agreement, dated as of November 21, 2001, made by the Grantors. In favor of the Co-Agents for the Purchasers (Exhibit A to this Agreement is filed as Exhibit 4.5(b), (incorporated by reference to Exhibit 4.4(e) of the September 2001 10-Q/A).

             4.4(e) Patent and Trademark Security Agreement, dated as of April 11, 2001, made by the Company in favor of the Co-Agents for the Purchasers (incorporated by reference to Exhibit 4.3(m) to the March 2001 10-Q).

             4.4(f) Amended and Restated Patent and Trademark Security Agreement, dated as of November 21, 2001, made by the Company in favor of the Co-Agents for the Purchasers (incorporated by reference to Exhibit 4.4(f) of the September 2001 10-Q/A).

             4.5(a) Intercreditor Agreement, dated as of April 11, 2001 (the "Intercreditor Agreement"), among Chase, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Senior Agent") under the Credit Agreement, TCI Investments LLC and GoldenTree High Yield Opportunities I, L.P. ("GoldenTree"), as co-agents (in such capacity, together with their successors and assigns, the "Junior Agents"), and the Company (incorporated by reference to Exhibit 4.3(i) to the April 2001 8-K).

             4.5(b) Intercreditor Amendment, dated as of November 21, 2001, to the Intercreditor Agreement, among Chase, the Senior Agent, the Junior Agents, Telex Communications International, Ltd., and the Company (incorporated by reference to Exhibit 4.3(o) to the September 2001 10-Q/A).

             4.6 Indenture, dated as of November 21, 2001, between the Company and BNY Midwest Trust Company, as Trustee, with respect to 13% Senior Subordinated Discount Notes due 2006, and, when and if issued, the 13% Senior
                       Subordinated Discount Notes due 2006, Series A (incorporated by reference to Exhibit 4.5 to the September 2001 10- Q/A).

             4.7 Warrant Agreement, dated as of November 21, 2001, by and between the Company and BNY Midwest Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.6 to the September 2001 10-Q/A).


       **    4.8(a)    Exchange and  Registration  Rights  Agreement dated as of
                       November 21, 2001 of the Company for the benefit of the holders of the 13% Senior Subordinated Discount Notes due
                       2006.

       **    4.8(b)    Registration  Rights  Agreement  dated as of November 21,
                       2001 of the Company for the benefit of the holders of the Series B Preferred Stock, par value $0.01 per share.

       **    4.8(c)    Registration  Rights  Agreement  dated as of November 21,
                       2001 of the Company for the benefit of the holders of the Warrants to purchase shares of the Common Stock of the Company.


       **    5.1       Opinion of Dechert

      ***   10.1       Stockholders and Registration Rights Agreement,  dated as
                       of March 4, 1997, amended and restated as of May 6, 1997 among Former Parent, G-II and the Stockholders set forth on Schedule A thereto (incorporated by reference to Exhibit 10(a) to Old Telex Registration Statement).

      ***  10.2(a)     Consulting  Agreement,  dated as of May 6, 1997,  between
                       Greenwich Street Capital Partners, Inc. ("GSCP Inc".) and
                       Former Parent (incorporated by reference to Exhibit 10(c) to Old Telex Registration Statement).

      *** 10.2(b)      Form of Amendment,  dated May 1, 1998, to the  Consulting
                       Agreement,  dated May 6,  1997,  between  GSCP  Inc.  and
                       Former Parent (incorporated by reference to Exhibit 10(e) to the Company's Report on Form 10-K for the fiscal year ended February 28, 1998, filed May 29, 1998, SEC No.
                       333-27341 ('1998 10-K')).

      ***  10.3        Indemnification  Agreement,  dated  as of  May  6,  1997,
                       between GSCP Inc. and Former Parent (incorporated by reference to Exhibit 10(d) to Old Telex Registration
                       Statement).

      ***  10.4        Incentive Compensation  Agreement,  dated as of March 15,
                       2000   between   Ned  C.   Jackson   and  Former   Parent
                       (incorporated by reference to Exhibit 10.5(b) to the Company's Report on Form 10-K for the fiscal year ended
                       December  31,  1999,  filed  on  March  30,  2000  ("1999
                       10-K")).

      ***  10.5        1997  Telex   Communications   Group,  Inc.  Amended  and
                       Restated Stock Option Plan  (incorporated by reference to
                       Exhibit 10(h) to the Company's Report on Form 10-Q for the quarter ended June 30, 1999, filed on August 16, 1999
                       ('June 1999 10-Q')).

      ***  10.6        Amended and  Restated  1998 Telex  Communications  Group,
                       Inc. Performance Stock Option Plan (incorporated by reference to Exhibit 10(ee) to June 1999 10-Q).

      ***  10.7        Telex   Communications   Group,   Inc.  Cash  Bonus  Plan
                       (incorporated by reference to Exhibits 10(h), 10(i) and 10(j) to Old Telex Registration Statement).

      ***  10.8        Telex   Communications   Group,   Inc.   Management  Cash
                       Compensation Plan  (incorporated by reference to Exhibits
                       10(f),   10(g)  and  10(h)  to  Old  Telex   Registration
                       Statement).

      ***  10.9        Warrant,  dated April 7, 1998, issued by Former Parent to
                       Christopher  Forester,  and  form  of  amendment  thereto
                       (incorporated  by reference to Exhibit  10(r) to the 1998
                       10-K).

      *** 10.10        Warrant,  dated April 7, 1998, issued by Former Parent to
                       Edgar S.  Woolard,  Jr.,  and form of  amendment  thereto
                       (incorporated  by reference to Exhibit  10(s) to the 1998
                       10-K).

      *** 10.11        Warrant, dated March 14, 2000, issued by Former Parent to
                       Edgar S.  Woolard,  Jr.  (incorporated  by  reference  to
                       Exhibit 10.11(b) to the 1999 10-K).

          10.12 Software License Agreement, dated as of February 10, 1997, between Gulton Industries, Inc. and Mark IV Industries, Inc. (incorporated by reference to Exhibit 10(g) to the Form S-4).

          10.13(a) Member Control Agreement of DRF 12000 Portland LLC, dated as of March 16, 2000, by and between the Company and DRF TEL LLC (incorporated by reference to Exhibit 10.16(a) to the 1999 10-K).

          10.13(b) Lease, dated March 16, 2000, by and between the Company and DRF 12000 Portland LLC for the property located at 12000 Portland Avenue South, Burnsville, Minnesota (incorporated by reference to Exhibit 10.16(b) to the 1999 10-K).

        *  12.1        Computation of Ratios of Earnings to Fixed Charges

           21 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the 2001 10-K).


       **  23.1        Consent of Arthur Andersen LLP


           23.2        Consent of Dechert (to be included in Exhibit 5.1)

           24 Power of Attorney (set forth on the signature page to this registration statement).

       **  25          Statement of Eligibility of Trustee

           99.1 Letter to Securities and Exchange Commission, Pursuant to Temporary Note 3T, dated March 25, 2002 (incorporated by reference to Exhibit 99.1 to the 2001 10-K).

       **  99.2        Form of Letter of Transmittal


       **  99.2        Form of Notice of Guaranteed Delivery


-------------------


*   Filed with this registration statement filed on May 17, 2002.
**  Filed with this Amendment No. 1 to the registration statement.

*** Denotes management contract or compensatory plan or agreement.

(b)      Financial Statement Schedules

         Schedule II - Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) to include any prospectus required by Section 10(a)(3)
                of the Securities Act of 1933;

                      (ii) to  reflect  in the  prospectus  any  facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) to include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (d) The undersigned registrants hereby undertake to supply by means of a post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnsville, Minnesota, on the May 30, 2002


                                            Telex Communications, Inc.

                                            By:     /s/ Ned C. Jackson
                                                 ------------------------------
                                                    Ned C. Jackson
                                                    Chief Executive Officer





     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                          Title                                   Date
/s/ Ned C. Jackson                      Chief Executive Officer and Director               May 30, 2002
-------------------------------------
     Ned C. Jackson

/s/ Gregory W. Richter                  Vice President and Chief Financial                 May 30, 2002
-------------------------------------   Officer
     Gregory W. Richter

/s/ Mahedi Jiwani                       Vice President, Finance (principal                 May 30, 2002
-------------------------------------   accounting officer)
     Mahedi Jiwani

/s/ Edgar S. Woolard, Jr.*              Chairman of the Board of Directors                 May 30, 2002
--------------------------------------
     Edgar S. Woolard, Jr.

/s/ Keith W. Abell*                     Director                                           May 30, 2002
--------------------------------------
     Keith W. Abell





                                      viii

/s/ Brian Friedman                      Director                                           May 30, 2002
-------------------------------------
     Brian Friedman

/s/ Patrick Halloran*                   Director                                           May 30, 2002
-------------------------------------
     Patrick Halloran


*By:  /s/ Ned C. Jackson                Director                                           May 30, 2002
     --------------------------------
     Ned C. Jackson
     Attorney-in-fact



                                                                                                             Exhibit 12.1

                                                 Telex Communications, Inc.
                                      Computation of Ratio of Earnings to Fixed Charges

                                                    (dollars in millions)

                                  Fiscal Year     Nine Months
                                    Ended          Ended
                                  March 31,      December 31,
                                     1998           1998             Fiscal Year Ended December 31,
                                  -----------    -----------   --------------------------------------------
                                                                                                                 Three
                                                                                                     Pro      Months Ended
                                                                                                    Forma      March 31,
                                                                1999         2000        2001       2001*         2002
                                                               --------    ---------   ---------   --------   -------------
  Earnings

     Pretax income (loss)......   $   (30.2)     $    (3.8)    $  (18.4)   $ (15.8)    $ (52.2)    $ (35.3)   $    1.4
     Add back: fixed charges as
        disclosed below........        38.6           27.8         37.5       37.0        39.2        22.3         6.4

           Earnings (loss) as
           adjusted............        8.4            24.0         19.1       21.2       (13.0)      (13.0)        7.8

  Computation of fixed charges

     Interest expense..........       37.9            27.3         36.7       36.0        38.1        21.2         6.1

     Portion of rent expense
     representative of interest
     factor....................        0.7             0.5          0.8        1.0         1.1         1.1         0.3

        Total fixed charges....       38.6            27.8         37.5       37.0        39.2        22.3         6.4

  Earnings (deficiency) to
     fixed charges.............   $  (30.2)     $     (3.8)    $  (18.4)   $ (15.8)    $ (52.2)    $ (35.3)   $    1.4

  Ratio of earnings to fixed
     charges...................        --             --           --        --          --            --          1.22x


*    The pro  forma  statement  of  operations  for the  fiscal  year  ended  December  31,  2001  gives  effect to the debt restructuring  as though it had  occurred  as of January  1, 2001.  The pro forma  information  does not  purport to be indicative  of the  financial  conditions  or the  results  that  would  have  actually  been  obtained  had such  debt restructuring  been  consummated at the beginning of the fiscal year, nor is it indicative of the results of operations or financial condition for any future period or date.


                                                                    Exhibit 23.1

Consent of independent public accountants

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Andersen LLP


Minneapolis, Minnesota
May 30, 2002